Exhibit 10.1

Execution Version

AMENDMENT AGREEMENT NO. 7

AMENDMENT AGREEMENT NO. 7, dated as of August 29, 2022 (this “Amendment”), by and among AVIENT CORPORATION (formerly known as PolyOne Corporation), an Ohio corporation (the “Borrower”), the other Loan Parties party hereto, CITIBANK, N.A. as Administrative Agent (in such capacity, the “Administrative Agent”), and the Term B-6 Lenders (as defined below) party hereto.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of November 12, 2015 (as amended by Amendment Agreement No. 1, dated as of June 15, 2016, Amendment Agreement No. 2, dated as of August 3, 2016, Amendment Agreement No. 3, dated as of January 24, 2017 and Amendment Agreement No. 4, dated as of August 15, 2017, Amendment Agreement No. 5, dated as of April 11, 2018, Amendment Agreement No. 6, dated as of November 9, 2018, and as the same may be otherwise amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”; the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”), by and among the Borrower, the Lenders from time to time party thereto and the Administrative Agent under the Credit Agreement (capitalized terms used in this Amendment but not defined herein shall have the meaning assigned to such terms in the Amended Credit Agreement);

WHEREAS, on June 23, 2022, the Borrower entered into a Sale and Purchase Agreement (the “Acquisition Agreement”) with Koninklijke DSM N.V., a public limited liability company incorporated under the laws of the Netherlands (the “Seller” or “Royal DSM”), pursuant to which the Borrower has agreed to, among other things, acquire from the Seller (a) all of the equity of DSM Protective Materials International B.V., a private limited liability company organized under the laws of the Netherlands, DSM Protective Materials B.V., a private limited liability company organized under the laws of the Netherlands, and DSM Protective Materials LLC, a Delaware limited liability company, and (b) certain other assets related to the Seller’s protective materials business (including the Dyneema© Brand) (such equity and assets together, the “Dyneema Business”) (such acquisition of the Dyneema Business, the “Dyneema Acquisition”);

WHEREAS, the Borrower has requested that each Person identified on Schedule 1 hereto (each such Person, in such capacity, a “Term B-6 Lender”) provide Term B-6 Loans (as defined in the Amended Credit Agreement) on the Amendment No. 7 Effective Date (as defined below) in the amount set forth under the heading “Term B-6 Commitment” on Schedule 1 hereto pursuant to Section 2.14 of the Credit Agreement;

WHEREAS, each Term B-6 Lender has agreed, subject to the terms and conditions set forth herein and in the Credit Agreement, to make Term B-6 Loans in the amount set forth opposite such Term B-6 Lender’s name on Schedule 1 hereto to the Borrower on the Amendment No. 7 Effective Date;

WHEREAS, on the date hereof, the Borrower, the Administrative Agent and the Lenders party hereto desire to amend the Credit Agreement pursuant to amendments authorized by Section 2.14 to create the Term B-6 Loans, the proceeds of which will be used, together with the proceeds of approximately $725.0 million aggregate principal amount of senior unsecured notes due 2030 to be issued on or prior to the date hereof (the “New Notes”), (i) to finance, directly or indirectly, the Dyneema Acquisition and (ii) to pay fees and expenses incurred in connection with the foregoing and the transactions reflected thereto (each of the transactions described above, collectively, the “Amendment No. 7 Transactions”);

WHEREAS, the Lenders party to this this Amendment, immediately upon the funding of the Term B-6 Loans, hereby consent to the amendments and consents set forth in this Amendment, including without limitation, (x) the amendments and consents set forth in the Amended Credit Agreement attached hereto as Exhibit A and (y) the Additional Amendments (as defined below) attached hereto as Exhibit B;

1

WHEREAS, (x) Morgan Stanley Senior Funding, Inc. and JPMorgan Chase Bank, N.A. are acting as joint lead arrangers and joint bookrunning managers for this Amendment (in such capacities, the “Amendment No. 7 Lead Arrangers”) and (y) Deutsche Bank Securities Inc., Goldman Sachs Bank USA, PNC Bank, National Association, U.S. Bank National Association and BNP Paribas Securities Corp. are acting as co-managers for this Amendment (in such capacities, the “Amendment No. 7 Co-Managers” and, together with the Amendment No. 7 Lead Arrangers, the “Amendment No. 7 Arrangers”); and

NOW, THEREFORE, in consideration of the premises, agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Incremental Amendment. Effective on the Amendment No. 7 Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ ) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the amendments in this Section 1, the “Incremental Amendment”).

Section 2. Additional Amendments. Subject to the occurrence of the Additional Amendments Effective Date, the Amended Credit Agreement shall be further amended to reflect any or all of the deletions (indicated textually in the same manner as the following example: ~~stricken text~~ ) or additions (indicated textually in the same manner as the following example: underlined text) set forth in the pages of the Credit Agreement attached as Exhibit B hereto (the “Additional Amendments”). Each of the Loan Parties, the Administrative Agent and each Term B-6 Lender hereby consents to any or all of the Additional Amendments (it being understood and agreed that such consent shall be binding on such Term B-6 Lender’s successors and assigns and such successors and assigns shall in turn be deemed to have consented to such amendments). Each Term B-6 Loan (whether held by a Term B-6 Lender or any of its successors or assigns) shall at all times be deemed for purposes of the Amended Credit Agreement (as such agreement may be further amended, supplemented, amended and restated or otherwise modified from time to time) to be held by a Lender that has consented to the Additional Amendments. The “Additional Amendments Effective Date,” with respect to any of the amendments set forth in Exhibit B, shall mean the date upon which the Required Lenders, the Borrower and the Administrative Agent shall have consented to such amendment, it being understood and agreed that (i) the Term B-6 Loans shall count towards such Required Lender vote and (ii) any portion of the Additional Amendments shall become effective once the Additional Amendment Effective Date has been achieved with respect to such portion of the Additional Amendments without it being necessary that each of the other Additional Amendments also become effective at such time. For the avoidance of doubt, the Additional Amendments Effective Date has not yet been achieved as of the Amendment No. 7 Effective Date.

Section 3. Credit Agreement Governs. Except as set forth in this Amendment, the Term B-6 Loans shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, of the Credit Agreement and the other Loan Documents and, from and after the Amendment No. 7 Effective Date, each reference to a “Loan” or “Loans” in the Credit Agreement, as in effect on the Amendment No. 7 Effective Date, shall be deemed to include the Term B-6 Loans, each reference to a “Commitment” shall be deemed to include the “Term B-6 Commitment” and each reference to a “Lender” or “Lenders” in the Credit Agreement shall be deemed to include the Term B-6 Lenders, and other related terms will have correlative meanings mutatis mutandis.

Section 4. Conditions to Effectiveness of the Incremental Amendment. The Incremental Amendment described in Section 1 hereof and the obligations of the Term B-6 Lenders to make the Term B-6 Loans shall become effective on the first Business Day on which the following conditions are satisfied or waived (the “Amendment No. 7 Effective Date”):

(i) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (A) each Term B-6 Lender, (B) the Administrative Agent, (C) the Borrower and (D) each Guarantor;

(ii) the Administrative Agent shall have received a notice of Borrowing for the Term B-6 Loans (whether in writing or by telephone) in accordance with the Credit Agreement;

(iii) the Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified:

(A) a favorable opinion of Jones Day, counsel for the Loan Parties, in a form and substance reasonably satisfactory to the Administrative Agent;

(B) a certificate from a Responsible Officer of each Loan Party dated as of the Amendment No. 7 Effective Date and attaching the documents referred to in clause (C) below;

(C) (1) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing (a) the execution, delivery and performance of the Amendment (and any agreements relating thereto) to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder, certified as of the Amendment No. 7 Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (2) a good standing certificate as of a recent date from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation; and

(D) an Officer’s Certificate from a Responsible Officer of the Borrower certifying as to compliance with clause (iv) and clause (v) below;

(iv) immediately before and immediately after giving effect to this Amendment and the Amendment No. 7 Transactions, (i) no Default or Event of Default shall exist and be continuing and (ii) no default or event of default under the 2023 Notes or the 2025 Notes shall exist and be continuing;

(v) as of the date hereof, (a) the Specified Acquisition Agreement Representations (as defined below) shall be true and correct in all material respects and (b) the Specified Representations (as defined below) shall be true and correct in all material respects (in each case, without duplication of any materiality qualifier therein). As used herein, (i) “Specified Acquisition Agreement Representations” shall mean such representations made by or with respect to the Dyneema Business and its subsidiaries in the Acquisition Agreement as are material to the interests of the Term B-6 Lenders, but only to the extent that the Borrower or any of its Affiliates party thereto has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations and (ii) “Specified Representations” shall mean the representations and warranties set forth in Section 5.01(a), Section 5.01(b)(ii), Section 5.02, Section 5.04, Section 5.14, Section 5.17, Section 5.18 and Section 5.19 of the Credit Agreement, in each case after giving effect to the Amendment No. 7 Transactions;

(vi) the fees in the amounts previously agreed in writing by the Amendment No. 7 Arrangers to be received on the Amendment No. 7 Effective Date and all reasonable and documented or invoiced out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, as counsel to the Amendment No. 7 Arrangers and the Administrative Agent) incurred in connection with the transactions contemplated hereby for which invoices have been presented at least one (1) Business Day prior to the Amendment No. 7 Effective Date shall, upon the Borrowing of the Term B-6 Loans, have been, or will be substantially simultaneously, paid in full;

(vii) the Administrative Agent shall have received a certificate attesting to the Solvency of the Borrower and its Subsidiaries, taken as a whole, after giving effect to the Amendment No. 7 Transactions, from the Borrower’s chief financial officer or treasurer;

(viii) (x) each of the documents listed in Schedule 14 to the Acquisition Agreement that are capable of being delivered in escrow prior to the Completion Date (as defined in the Acquisition Agreement) shall have been exchanged in escrow as among the Borrower, the Seller, the Notary (as defined in the Acquisition Agreement) and/or their respective representatives, as applicable and (y) the Term B-6 Lender shall have received a copy of the transmittal letter noting the delivery in escrow of fully executed counterparts of each of the documents listed below in connection with the Dyneema Acquisition by the Borrower and its applicable Affiliates to Clifford Chance LLP in its capacity as Notary (as defined in the Acquisition Agreement) and such documents shall be automatically deemed delivered and released from escrow upon occurrence of the Completion Date (as defined in the Acquisition Agreement):

(A) the Business Transfer Agreement – China;

(B) the Business Transfer Agreement – Other;

(C) the Borrower Power of Attorney;

(D) the Fiber-Line Power of Attorney; and

(E) the U.S. Membership Interests Transfer Agreement; and

(ix) the Amendment No. 7 Arrangers and Term B-6 Lenders shall have received (i) at least three (3) Business Days prior to the Amendment No. 7 Effective Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent such information is requested at least ten (10) days prior to the Amendment No. 7 Effective Date and (ii) at least three (3) Business Days prior to the Amendment No. 7 Effective Date, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.

Section 5. Representations and Warranties. By its execution of this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and the Term B-6 Lenders that the Specified Representations are, immediately after giving effect to the Amendment No. 7 Transactions, true and correct in all material respects (or in all respects where qualified by materiality or material adverse effect) on and as of the Amendment No. 7 Effective Date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects where qualified by materiality or material adverse effect) as of such earlier date).

Section 6. Amendments to ABL Intercreditor Agreement. Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, each Term B-6 Lender hereby agrees and acknowledges that the Administrative Agent may, without the consent of the Term B-6 Lenders or the Required Lenders, enter into amendments or modifications to the ABL Intercreditor Agreement in order to make the following modifications:

(a) replace the definition of “Revolving Loan Cap” with the following:

““Revolving Loan Cap” means (a) the greater of (i) the sum of (A) $450,000,000 and (B) the Incremental Cap and (ii) the sum of (A) 50% of the book value of the inventory of the Borrower and its Restricted Subsidiaries (as defined in the Term Loan Agreement) and (B) 75% of the accounts receivable of the Borrower and its Restricted Subsidiaries, minus (b) any amounts Incurred (as defined in the Term Loan Agreement) and outstanding pursuant to a Qualified Receivables Transaction (as defined in the Term Loan Agreement on the Amendment No. 6 Effective Date (as defined in the Term Loan Agreement)) permitted under Section 7.02(b)(xvi) of the Term Loan Agreement as in effect on the Amendment No. 6 Effective Date (as defined in the Term Loan Agreement).”;

(b) replace the definition of “Term Loan Cap” with the following:

““Term Loan Cap” shall mean, on any date of determination, 110% of the sum of (a) $632,617,132.97 plus (b) the amount able to be incurred under the Incremental Cap (as defined in the Term Loan Agreement on the Amendment No. 6 Effective Date (as defined in the Term Loan Agreement)).”; and

(c) such other changes as the Administrative Agent reasonably deems appropriate in order to implement or otherwise effectuate the foregoing.

Section 7. Acknowledgments and Affirmations of the Loan Parties. Each Loan Party hereby expressly acknowledges the terms of this Amendment and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and thereby, (ii) its guarantee of the Guaranteed Obligations (including, without limitation, the Term B-6 Loans) under the Guaranty and (iii) its grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Term B-6 Loans) pursuant to the Collateral Documents; provided that, on and after the effectiveness of this Amendment, each reference in the Guaranty and in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment. Without limiting the generality of the foregoing, the Collateral Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to secure, payment of all of the Obligations.

Section 8. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 10.01 of the Credit Agreement.

Section 9. Effectiveness of This Amendment. The provisions of this Amendment shall be subject to the satisfaction or waiver of the conditions to effectiveness set forth in Section 4 of this Amendment.

Section 10. Liens Unimpaired. After giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document. This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents.

Section 11. ABL Intercreditor Agreement. Each Lender party hereto hereby agrees to and acknowledges the terms of the ABL Intercreditor Agreement, as amended, restated, or otherwise modified prior to the Amendment No. 7 Effective Date, and in connection with the terms of this Amendment, and confirms it is bound thereby.

Section 12. Other.

(a) This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended by this Amendment and that this Amendment constitutes a “Loan Document” for all purposes of the Credit Agreement and other Loan Documents.

(b) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 10.13 AND 10.14 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY MUTATIS MUTANDIS HERETO. SECTION 10.07 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY MUTATIS MUTANDIS HERETO AND BE BINDING UPON THE AMENDMENT NO. 7 ARRANGERS.

(c) Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

(d) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” and words of like import in this Amendment, shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

AVIENT CORPORATION

BY:	/s/ Giuseppe Di Salvo
Name: Giuseppe Di Salvo
Title: Treasurer and Vice President, Investor Relations

AVIENT COLORANTS USA LLC GLASFORMS, INC. PLASTICOMP, INC.

BY:	/s/ Theresa M. Kuharich
Name: Theresa M. Kuharich
Title: Assistant Treasurer

AVIENT INTERNATIONAL REAL ESTATE CORPORATION FIBER-LINE MANAGEMENT INC.

BY:	/s/ Theresa M. Kuharich
Name: Theresa M. Kuharich
Title: Treasurer

CHROMATICS, INC.

COLORMATRIX GROUP, INC.

COLORMATRIX HOLDINGS, INC.

FIBER-LINE, LLC

GSDI SPECIALTY DISPERSIONS, INC.

NEU SPECIALTY ENGINEERED MATERIALS, LLC

RUTLAND HOLDING COMPANY

RUTLAND INTERMEDIATE HOLDING COMPANY

SILCOTEC, INC.

THE COLORMATRIX CORPORATION

BY:	/s/ Giuseppe Di Salvo
Name: Giuseppe Di Salvo
Title: Treasurer

Avient Corporation

Amendment Agreement No. 7

Signature Page

Consented to by:

CITIBANK, N.A., as Administrative Agent

By:	/s/ Bradley Allworth
Name: Bradley Allworth
Title: Director & Vice President

Avient Corporation

Amendment Agreement No. 7

Signature Page

Consented to by:

MORGAN STANLEY BANK, N.A., as a Term B-6 Lender

By:	/s/ Jake Cohan
Name: Jake Cohan
Title: Authorized Signatory

Avient Corporation

Amendment Agreement No. 7

Signature Page

SCHEDULE 1

TERM B-6 COMMITMENTS

Term B-6 Lender	Term B-6 Commitment
Morgan Stanley Bank, N.A.	$575,000,000.00
Total	$575,000,000.00

EXHIBIT A

AMENDED CREDIT AGREEMENT

[To be Attached]

EXHIBIT ~~B~~A TO AMENDMENT NO. ~~6~~7

Published CUSIP Number: 73179YAK3

CREDIT AGREEMENT

Dated as of November 12, 2015

(as amended by Amendment Agreement No. 1, dated as of June 15, 2016, Amendment Agreement No. 2, dated as of August 3, 2016, Amendment Agreement No. 3, dated as of January 24, 2017, Amendment Agreement No. 4, dated as of August 15, 2017, Amendment Agreement No. 5, dated as of April 11, 2018, Amendment Agreement No.  6, dated as of November 9, 2018, and Amendment Agreement No.  ~~6,~~7, dated as of ~~November 9, 2018~~August 29, 2022)

among

AVIENT CORPORATION (f/k/a POLYONE CORPORATION),

as the Borrower,

CITIBANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

CITIGROUP GLOBAL MARKETS INC.

WELLS FARGO SECURITIES LLC

GOLDMAN SACHS BANK USA

HSBC SECURITIES (USA) INC.

MORGAN STANLEY & CO. LLC,

as Joint-Lead Arrangers and Joint-Book Managers

JEFFERIES FINANCE LLC

KEYBANC CAPITAL MARKETS INC.

SUNTRUST ROBINSON HUMPHREY, INC.,

as Co-Managers

TABLE OF CONTENTS
Section Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~47~~52
1.03	Accounting Terms	~~48~~53
1.04	Rounding	~~48~~53
1.05	Times of Day	~~49~~53
1.06	Currency Equivalents Generally	~~49~~53
1.07	Rates	~~49~~54

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~49~~54

2.01	The Loans	~~49~~54
2.02	Borrowings, Conversions and Continuations of Loans	~~50~~56
2.03	Prepayments	~~51~~57
2.04	Termination or Reduction of Commitments	~~53~~59
2.05	Repayment of Loans	~~54~~59
2.06	Interest	~~54~~60
2.07	Fees	~~54~~61
2.08	Computation of Interest and Fees	~~55~~60
2.09	Evidence of Debt	~~55~~61
2.10	Payments Generally; Administrative Agent’s Clawback	~~55~~61
2.11	Sharing of Payments by Lenders	~~57~~63
2.12	Defaulting Lenders	~~58~~64
2.13	Extensions of Loans	~~59~~65
2.14	Increase in Commitments	~~60~~67
2.15	Refinancing Term Loans	~~63~~69

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~66~~72

3.01	Taxes	~~66~~72
3.02	Illegality	~~69~~75
3.03	Inability to Determine Rates	~~69~~76
3.04	Increased Costs	~~71~~78
3.05	Compensation for Losses	~~72~~79

-i-

Section		Page

3.06	Mitigation Obligations; Replacement of Lenders; Designation of a Different Lending Office	~~72~~80
3.07	Benchmark Replacement Setting.	80
3.08	Survival	~~73~~82

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSION		~~73~~82

4.01	Conditions of Credit Extension	~~73~~82

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~76~~85

5.01	Existence, Qualification and Power	~~76~~85
5.02	Authorization; No Conflict	~~76~~85
5.03	Governmental Authorization; Other Consents	~~77~~86
5.04	Binding Effect	~~77~~86
5.05	Financial Statements; No Material Adverse Effect	~~77~~86
5.06	Litigation	~~78~~87
5.07	No Default	~~78~~87
5.08	Ownership of Property	~~78~~87
5.09	Environmental Compliance	~~78~~87
5.10	Insurance	~~79~~88
5.11	Taxes	~~79~~88
5.12	ERISA Compliance	~~79~~88
5.13	Subsidiaries; Equity Interests; Loan Parties	~~80~~89
5.14	Margin Regulations; Investment Company Act	~~80~~89
5.15	Disclosure	~~80~~89
5.16	Compliance with Laws	~~81~~90
5.17	Solvency	~~81~~90
5.18	Patriot Act; Anti-Corruption Laws	~~81~~90
5.19	OFAC and Other Sanctions	~~81~~90

ARTICLE VI AFFIRMATIVE COVENANTS		~~82~~91

6.01	Financial Statements	~~82~~91
6.02	Certificates; Other Information	~~82~~92
6.03	Notices	~~84~~93
6.04	Payment of Obligations	~~84~~93
6.05	Preservation of Existence, Etc	~~84~~93
6.06	Maintenance of Properties	~~84~~93
6.07	Maintenance of Insurance	~~84~~93

-ii-

Section		Page

6.08	Compliance with Laws	~~85~~94
6.09	Books and Records	~~85~~94
6.10	Inspection Rights	~~85~~94
6.11	Use of Proceeds	~~85~~94
6.12	Compliance with Environmental Laws	~~85~~95
6.13	Covenant to Guarantee Obligations and Give Security	~~85~~95
6.14	[Reserved]	~~87~~96
6.15	Further Assurances	~~87~~96
6.16	Designation as Senior Debt	~~87~~97
6.17	Rated Credit Facility; Corporate Ratings	~~87~~97
6.18	Post-Closing Matters	~~88~~97

ARTICLE VII NEGATIVE COVENANTS		~~88~~97

7.01	Liens	~~88~~97
7.02	Debt	~~91~~101
7.03	[Reserved]	~~94~~104
7.04	Fundamental Changes	~~94~~104
7.05	Limitation on Asset Sales	~~95~~105
7.06	Restricted Payments	~~96~~106
7.07	Change in Nature of Business	~~100~~110
7.08	Transactions with Affiliates	~~100~~110
7.09	Burdensome Agreements	~~102~~111
7.10	Use of Proceeds	~~104~~113
7.11	[Reserved]	~~104~~113
7.12	Limitation on Sale and Leaseback Transactions	~~104~~113
7.13	Amendments of Certain Documents	~~104~~114
7.14	Accounting Changes	~~104~~114

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~104~~114

8.01	Events of Default	~~104~~114
8.02	Remedies upon Event of Default	~~107~~116
8.03	Application of Funds	~~107~~117

ARTICLE IX ADMINISTRATIVE AGENT		~~108~~117

9.01	Appointment and Authority	~~108~~117
9.02	Rights as a Lender	~~108~~118

-iii-

Section		Page

9.03	Exculpatory Provisions	~~108~~118
9.04	Reliance by Administrative Agent	~~109~~119
9.05	Delegation of Duties	~~110~~119
9.06	Resignation of Administrative Agent	~~110~~120
9.07	Non-Reliance on Administrative Agent and Other Lenders	~~110~~120
9.08	No Other Duties, Etc	~~111~~120
9.09	Administrative Agent May File Proofs of Claim	~~111~~120
9.10	Collateral and Guaranty Matters	~~111~~121
9.11	Withholding Tax	~~112~~122
9.12	Erroneous Payments	122

ARTICLE X MISCELLANEOUS		~~112~~125

10.01	Amendments, Etc	~~112~~125
10.02	Notices; Effectiveness; Electronic Communications	~~114~~127
10.03	No Waiver; Cumulative Remedies; Enforcement	~~116~~128
10.04	Expenses; Indemnity; Damage Waiver	~~116~~129
10.05	Payments Set Aside	~~118~~131
10.06	Successors and Assigns	~~119~~131
10.07	Treatment of Certain Information; Confidentiality	~~123~~135
10.08	Right of Setoff	~~123~~136
10.09	Interest Rate Limitation	~~124~~137
10.10	Counterparts; Integration; Effectiveness	~~124~~137
10.11	Survival of Representations and Warranties	~~124~~137
10.12	Severability	~~124~~137
10.13	Governing Law; Jurisdiction; Etc	~~125~~137
10.14	Waiver of Jury Trial	~~125~~138
10.15	No Advisory or Fiduciary Responsibility	~~126~~139
10.16	Electronic Execution of Assignments and Certain Other Documents	~~126~~139
10.17	USA PATRIOT Act	~~126~~139
10.18	Judgment Currency	~~127~~140
10.19	Intercreditor Agreements and the Acknowledgment	~~127~~140
10.20	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	~~127~~141
10.21	ERISA Matters	~~128~~141

~~SIGNATURES~~		~~S-1~~

-iv-

Section		Page

10.22	ORIGINAL ISSUE DISCOUNT LEGEND	141

SCHEDULES

1.01(a)	Closing Date Guarantors
1.01(b)	Mortgaged Properties
2.01	Commitments and Applicable Percentages
5.09	Environmental
5.13	Subsidiaries and Other Equity Investments; Loan Parties
6.18	Post-Closing Matters
7.01(a)	Existing Liens
7.06	Existing Investments
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Term Note
C	Compliance Certificate
D	Assignment and Assumption
E	Perfection Certificate
F-1	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For
U.S. Federal Income Tax Purposes)
F-2	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)
F-3	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For
U.S. Federal Income Tax Purposes)
F-4	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For
U.S. Federal Income Tax Purposes)

-v-

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of November 12, 2015, among ~~POLYONE~~AVIENT CORPORATION (formerly known as PolyOne Corporation), an Ohio corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and CITIBANK, N.A., as Administrative Agent.

PRELIMINARY STATEMENTS:

The Borrower has requested that the Lenders extend credit to the Borrower in the form of Initial Loans (as defined below) on the Closing Date (as defined below), the proceeds of which will be used to, among other things, finance an offer (the “Offer”) to purchase for cash any and all of the 2020 Notes (as defined below) and the redemption of any remaining 2020 Notes, to redeem the 2015 Notes (as defined below), to repay certain indebtedness under the ABL Credit Agreement (as defined below), to pay related fees and expenses incurred in connection with the foregoing and for general corporate purposes, and the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2015 Notes” means the 7.50% Debentures due 2015 issued by the Borrower.

“2020 Notes” means the 7.375% Senior Notes due 2020 issued by the Borrower.

“2023 Notes” means the 5.25% Senior Notes due 2023 issued by the Borrower.

“ABL Agent” means the administrative agent under the ABL Facility.

“ABL Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of ~~December 21, 2011~~June 28, 2019, among the Borrower, ~~PolyOne Canada Inc., a federally incorporated Canadian corporation, the~~Avient Canada ULC, formerly known as PolyOne Canada ULC, a British Columbia unlimited liability company, PolyOne S.a.r.l., a Luxembourg entity, NEU SpecialtyEngineered Materials, LLC, an Ohio limited liability company, certain Subsidiaries of the Borrower from time to time party thereto, Wells Fargo Capital Finance, LLC, as administrative agent thereunder, and the other agents and lenders party thereto as it may be amended, restated, amended and restated, supplemented, modified, renewed, replaced or refinanced on or prior to the date hereof and thereafter, in accordance with the terms of the ABL Intercreditor Agreement.

“ABL Facility” means the commitments, secured loans made and letters of credit issued under the ABL Loan Documents.

“ABL Intercreditor Agreement” means the Intercreditor Agreement dated as of November 12, 2015 between the Administrative Agent and the ABL Agent and acknowledged by the Borrower, as amended, restated, modified, supplemented or replaced from time to time in accordance with this Agreement and the terms of such ABL Intercreditor Agreement.

“ABL Lender” means a lender under the ABL Credit Agreement.

“ABL Loan Documents” means the “Loan Documents” (as defined in the ABL Credit Agreement).

“Acquired Debt” means Debt of a Restricted Subsidiary acquired after the Closing Date and Debt assumed in connection with the acquisition of assets, in each case pursuant to a Permitted Acquisition, which Debt existed at the time of such Permitted Acquisition and was not created in contemplation of such event.

“Acquisition” has the meaning specified in the definition of “Permitted Acquisition.”

“Additional Commitments” has the meaning specified in Section 2.14(a).

“Additional Commitments Effective Date” has the meaning specified in Section 2.14(b).

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent in consultation with Borrower, be in the form of an amendment and restatement of this Agreement) providing for any Extension pursuant to Section 2.13, Additional Commitments pursuant to Section 2.14 and/or Refinancing Term Loans pursuant to Section 2.15, which shall be consistent with the applicable provisions of this Agreement and otherwise reasonably satisfactory to the parties thereto; provided that at no time shall there be more than five different Classes of Loans outstanding at any time. Each Additional Credit Extension Amendment shall be executed by Administrative Agent, Borrower and the other parties specified in the applicable Section of this Agreement (but not any other Lender not specified in the applicable Section of this Agreement), but shall not effect any amendments that would require the consent of each affected Lender or all Lenders pursuant to the proviso in Section 10.01.

Any Additional Credit Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 4.01 and certificates confirming the satisfaction of any applicable conditions precedent, all to the extent reasonably requested by Administrative Agent or the other parties to such Additional Credit Extension Amendment. In addition, any Additional Credit Extension Amendment with respect to any Additional Commitments pursuant to Section 2.14 and/or Refinancing Term Loans pursuant to Section 2.15 shall require the satisfaction of each of the following conditions prior to the establishment of such Additional Commitments or the Incurrence of such Refinancing Term Loans:

(a) (i) no Default or Event of Default then exists or would result therefrom and (ii) all of the representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), in the case of each of clauses (i) and (ii), assuming the relevant Additional Term Loans or Refinancing Term Loans in an aggregate principal amount equal to the full amount of Additional Commitments or Refinancing Term Loan Commitments, as applicable, then provided had been incurred and after giving effect to the use of proceeds thereof; provided that, with respect to any Additional Term Loans and Additional Commitments that are established to finance a Permitted Acquisition that is not subject to a financing condition, (x) no Default or Event of Default exists or would result therefrom as of the time of the signing of the definitive documentation relating to such Permitted Acquisition and no Event of Default under Section 8.01(a) or (f) or (g) shall have occurred and be continuing at the time of Incurrence of such Additional Term Loans and (y) clause (ii) above may, at the option of the Borrower and the Lenders providing such Additional Commitments, be subject to customary “SunGard” limitations;

(b) the delivery by the Borrower to the Administrative Agent of an Officer’s Certificate certifying as to compliance with the preceding clause (a);

(c) if requested by the Administrative Agent, the delivery by the Borrower to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Guarantor (which may be included as part of the Additional Credit Extension Amendment), acknowledging that such Additional Commitments and Additional Term Loans or Refinancing Term Loan Commitment and Refinancing Term Loans, as the case may be, shall constitute (and be included in the definition of) “Guaranteed Obligations” under the Guaranty;

(d) if requested by the Administrative Agent, the delivery by the Borrower to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Closing Date pursuant to Section 4.01 as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; and

(e) the delivery by the Borrower and the other Loan Party to the Administrative Agent of such other Officer’s Certificates, board of director resolutions and evidence of good standing as the Administrative Agent shall reasonably request.

“Additional Term B-1 Commitment” means, with respect to the Additional Term B-1 Lender, the commitment of such Additional Term B-1 Lender to make Additional Term B-1 Loans on the Amendment No. 1 Effective Date, in an amount equal to $32,348,925.01.

“Additional Term B-1 Lender” means Citibank, N.A., in its capacity as a Lender of Additional Term B-1 Loans.

“Additional Term B-1 Loan” means a Term Loan that is made pursuant to Section 2.01(b)(ii) on the Amendment No. 1 Effective Date.

“Additional Term B-2 Commitment” means, with respect to the Additional Term B-2 Lender, the commitment of such Additional Term B-2 Lender to make Additional Term B-2 Loans on the Amendment No. 3 Effective Date, in an amount equal to $51,178,425.21.

“Additional Term B-2 Lender” means Citibank, N.A., in its capacity as a Lender of Additional Term B-2 Loans.

“Additional Term B-2 Loan” means a Term Loan that is made pursuant to Section 2.01(c)(ii) on the Amendment No. 3 Effective Date.

“Additional Term B-3 Commitment” means, with respect to the Additional Term B-3 Lender, the commitment of such Additional Term B-3 Lender to make Additional Term B-3 Loans on the Amendment No. 4 Effective Date, in an amount equal to $21,886,678.

“Additional Term B-3 Lender” means Citibank, N.A., in its capacity as a Lender of Additional Term B-3 Loans.

“Additional Term B-3 Loan” means a Term Loan that is made pursuant to Section 2.01(d)(ii) on the Amendment No. 4 Effective Date.

“Additional Term B-4 Commitment” means, with respect to the Additional Term B-4 Lender, the commitment of such Additional Term B-4 Lender to make Additional Term B-4 Loans on the Amendment No. 5 Effective Date, in an amount equal to $25,018,458.96.

“Additional Term B-4 Lender” means SunTrust Bank, in its capacity as a Lender of Additional Term B-4 Loans.

“Additional Term B-4 Loan” means a Term Loan that is made pursuant to Section 2.01(e)(ii) on the Amendment No. 5 Effective Date.

“Additional Term B-5 Commitment” means, with respect to the Additional Term B-5 Lender, the commitment of such Additional Term B-5 Lender to make Additional Term B-5 Loans on the Amendment No. 6 Effective Date, in an amount equal to $175,441,063.84.

“Additional Term B-5 Lender” means Wells Fargo Bank, National Association, in its capacity as a Lender of Additional Term B-5 Loans. “Additional Term B-5 Loan” means a Term Loan that is made pursuant to Section 2.01(f)(ii) on the Amendment No. 6 Effective Date.

“Additional Term Loans” has the meaning specified in Section 2.14(a).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Citibank, N.A. in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire to be completed by each Lender in such form as approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Transaction” has the meaning specified in Section 7.08.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.18.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of June 15, 2016.

“Amendment No. 1 Effective Date” means June 15, 2016, which is the first Business Day on which all of the conditions precedent set forth in Section 4 of Amendment No. 1 have been satisfied or waived and the Term B-1 Loans are funded or deemed funded through a cashless settlement pursuant to Section 2.01(b)(i), as applicable.

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of January 24, 2017.

“Amendment No. 3 Cashless Option Lender” means each Lender that has executed and delivered an Amendment No. 3 Consent indicating the “Cashless Settlement Option.”

“Amendment No. 3 Consent” means a consent to Amendment No. 3 substantially in the form of Exhibit A attached thereto.

“Amendment No. 3 Effective Date” means January 24, 2017, which is the first Business Day on which all of the conditions precedent set forth in Section 4 of Amendment No. 3 have been satisfied or waived and the Term B-2 Loans are funded or deemed funded through a cashless settlement pursuant to Section 2.01(c)(i), as applicable.

“Amendment No. 3 Non-Exchanging Lender” means each Lender holding Term B-1 Loans on the Amendment No. 3 Effective Date that (i) did not execute and deliver an Amendment No. 3 Consent on or prior to the Amendment No. 3 Effective Date or (ii) is an Amendment No. 3 Post-Closing Option Lender.

“Amendment No. 3 Post-Closing Option Lender” means each Lender that executed and delivered an Amendment No. 3 Consent indicating the “Post- Closing Settlement Option.”

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of August 15, 2017.

“Amendment No. 4 Cashless Option Lender” means each Lender that has executed and delivered an Amendment No. 4 Consent indicating the “Cashless Settlement Option.”

“Amendment No. 4 Consent” means a consent to Amendment No. 4 substantially in the form of Exhibit A attached thereto.

“Amendment No. 4 Effective Date” means August 15, 2017, which is the first Business Day on which all of the conditions precedent set forth in Section 4 of Amendment No. 4 have been satisfied or waived and the Term B-3 Loans are funded or deemed funded through a cashless settlement pursuant to Section 2.01(d)(i), as applicable.

“Amendment No. 4 Non-Exchanging Lender” means each Lender holding Term B-2 Loans on the Amendment No. 4 Effective Date that (i) did not execute and deliver an Amendment No. 4 Consent on or prior to the Amendment No. 4 Effective Date or (ii) is an Amendment No. 4 Post-Closing Option Lender.

“Amendment No. 4 Post-Closing Option Lender” means each Lender that executed and delivered an Amendment No. 4 Consent indicating the “Post-Closing Settlement Option.”

“Amendment No. 5” means Amendment No. 5 to this Agreement, dated as of April 11, 2018.

“Amendment No. 5 Arrangers” means SunTrust Robinson Humphrey, Inc., Citibank, N.A. and Goldman Sachs Lending Partners LLC, in their capacity as the joint lead arrangers and joint bookrunning managers for Amendment No. 5.

“Amendment No. 5 Cashless Option Lender” means each Lender that has executed and delivered an Amendment No. 5 Consent indicating the “Cashless Settlement Option.”

“Amendment No. 5 Consent” means a consent to Amendment No. 5 substantially in the form of Exhibit A attached thereto.

“Amendment No. 5 Effective Date” means April 11, 2018, which is the first Business Day on which all of the conditions precedent set forth in Section 4 of Amendment No. 5 have been satisfied or waived and the Term B-4 Loans are funded or deemed funded through a cashless settlement pursuant to Section 2.01(e)(i), as applicable.

“Amendment No. 5 Non-Exchanging Lender” means each Lender holding Term B-3 Loans on the Amendment No. 5 Effective Date that (i) did not execute and deliver an Amendment No. 5 Consent on or prior to the Amendment No. 5 Effective Date or (ii) is an Amendment No. 5 Post-Closing Option Lender.

“Amendment No. 5 Post-Closing Option Lender” means each Lender that executed and delivered an Amendment No. 5 Consent indicating the “Post-Closing Settlement Option.”

“Amendment No. 6” means Amendment Agreement No. 6 to this Agreement, dated as of November 9, 2018.

“Amendment No. 6 Arrangers” means Wells Fargo Securities, LLC and Citibank, N.A., in their respective capacities as the joint lead arrangers and joint bookrunners for Amendment No. 6.

“Amendment No. 6 Cashless Option Lender” means each Lender that has executed and delivered an Amendment No. 6 Consent indicating the “Cashless Settlement Option.”

“Amendment No. 6 Consent” means a consent to Amendment No. 6 substantially in the form of Exhibit A attached thereto.

“Amendment No. 6 Effective Date” means November 9, 2018, which is the first Business Day on which all of the conditions precedent set forth in Section 4 of Amendment No. 6 have been satisfied or waived and the Term B-5 Loans are funded or deemed funded through a cashless settlement pursuant to Section 2.01(f)(i), as applicable.

“Amendment No. 6 Non-Exchanging Lender” means each Lender holding Term B-4 Loans on the Amendment No. 6 Effective Date that (i) did not execute and deliver an Amendment No. 6 Consent on or prior to the Amendment No. 6 Effective Date or (ii) is an Amendment No. 6 Post-Closing Option Lender.

“Amendment No. 6 Post-Closing Option Lender” means each Lender that executed and delivered an Amendment No. 6 Consent indicating the “Post-Closing Settlement Option.”

“Amendment No. 7” means Amendment Agreement No. 7 to this Agreement, dated as of August 29, 2022.

“Amendment No. 7 Arrangers” has the meaning specified in Amendment No. 7.

“Amendment No. 7 Effective Date” means August 29, 2022, which is the day on which all of the conditions precedent set forth in Section 4 of Amendment No. 7 have been satisfied or waived; provided, that if such day is not a Business Day, such date shall be the first Business Day after such date.

“Applicable Percentage” means with respect to any Lender at any time, (x) with respect to the Facility, the percentage (carried out to the ninth decimal place) of the Facility represented by (i) on or prior to the Closing Date, such Lender’s Commitment at such time and (ii) thereafter, the principal amount of such Lenders’ Loans at such time and (y) with respect to any Class of Loans, the percentage (carried out to the ninth decimal place) of such Class represented by (i) on or prior to the Closing Date, such Lender’s Commitment at such time in respect of such Class and (ii) thereafter, the principal amount of such Lenders’ Loans of such Class at such time. The initial Applicable Percentage of each Lender in respect of the Facility and the Initial Loans is set forth opposite the name of such Lender on Schedule 2.01 and such Applicable Percentage shall be modified by the Applicable Percentage set forth in the Assignment and Assumption pursuant to which such Lender becomes a party hereto.

“Applicable Rate” means (x) with respect to the Term B-5 Loans, ~~0.75~~2.06% per annum for Base Rate Loans and ~~1.75~~3.06% per annum for Eurodollar Rate Loans ~~and (y~~, (y) with respect to the Term B-6 Loans, 2.25% per annum for Base Rate Loans and 3.25% per annum for SOFR Loans and (z) with respect to any Additional Term Loans, the Extended Term Loans and any additional Refinancing Term Loans, the applicable rates set forth in the Additional Credit Extension Amendment establishing such Additional Term Loans, the Extended Term Loans and the additional Refinancing Term Loans.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means the Lead Arrangers and the Co-Managers, collectively.

“Asset Acquisition” means:

(a) an Investment by the Borrower or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Borrower or any Restricted Subsidiary; or

(b) the acquisition by the Borrower or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation, merger or division) by the Borrower or any of its Restricted Subsidiaries to any Person (other than to the Borrower or one or more of its Restricted Subsidiaries) in any single transaction or series of related transactions of:

(i) Equity Interests in a Restricted Subsidiary (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment);

provided, however, that the term “Asset Sale” shall exclude:

(a) any asset disposition permitted by Section 7.04 that constitutes a disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole;

(b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $20.0 million;

(c) sales or other dispositions of cash or Cash Equivalents;

(d) sales of interests in or assets of Unrestricted Subsidiaries;

(e) the sale and leaseback of any assets within 90 days of the acquisition thereof;

(f) the disposition of assets that, in the good faith judgment of the Borrower, are no longer used or useful in the business of such entity;

(g) a Restricted Payment or Permitted Investment that is otherwise permitted by this Agreement;

(h) any trade-in of equipment in exchange for other equipment; provided that, in the good faith judgment of the Borrower, the Borrower or such Restricted Subsidiary receives equipment having a Fair Market Value equal to or greater than the equipment being traded in;

(i) the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets between the Borrower or any of its Restricted Subsidiaries and another Person to the extent that the Related Business Assets received by the Borrower or its Restricted Subsidiaries are of equivalent or greater Fair Market Value than the Related Business Assets transferred;

(j) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(k) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of this Agreement;

(l) any disposition by a Subsidiary to the Borrower or by the Borrower or a Subsidiary to a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is a Permitted Investment or is otherwise permitted under Section 7.05;

(m) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;

(n) licensing or sublicensing of intellectual property or other general intangibles in accordance with industry practice in the ordinary course of business;

(o) any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction;

(p) any release of any intangible claims or rights in connection with a lawsuit, dispute or other controversy;

(q) sales of accounts receivable to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof; including cash or other financial accommodation, such as the provision of letters of credit by such Receivable Subsidiary on behalf of or for the benefit of the transferor of such accounts receivable (for the purposes of this clause (q), Purchase Money Notes will be deemed to be cash); or

(r) foreclosures on assets to the extent they would not otherwise result in a Default or Event of Default.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.07(d).

“ Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product” means any one or more of the following financial products or accommodations extended to any Loan Party by a Bank Product Provider: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.

“Bank Product Obligations” means all obligations of any Loan Party pursuant to any Bank Product.

“Bank Product Provider” means any Person that is the Administrative Agent, any Lender or any of their respective Affiliates in its capacity as a party to any Bank Product or Hedge Agreement.

“Base Rate” shall mean, at any time, the highest of (i) the Prime Lending Rate at such time, (ii) 1/2 of 1% per annum in excess of the overnight Federal Funds Rate at such time and (iii) (x) in the case of Term B-5 Loans, the Eurodollar Rate for a Eurodollar Rate Loan denominated in dollars with a one-month interest period commencing on such day plus 1.00% per annum and (y) in the case of Term B-6 Loans, Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; provided that, notwithstanding the foregoing, (x) in the case of Term B-5 Loans, the “Base Rate” shall in no event be less than zero and (y) in the case of Term B-6 Loans, the “Base Rate” shall in no event be less than 1.50%. For purposes of this definition, the Eurodollar Rate shall be determined using the Eurodollar Rate as otherwise determined by the Administrative Agent in accordance with the definition of “Eurodollar Rate”, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two (2) Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurodollar Rate for such day shall be the rate determined by the Administrative Agent pursuant to the preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate, Adjusted Term SOFR or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate, Adjusted Term SOFR or such Eurodollar Rate, respectively.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.07(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement (as so determined and after giving effect to any applicable spread adjustments) would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)  in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)  in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a ‘‘Benchmark Transition Event’’ will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

‘‘Benchmark Transition Start Date’’ means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

‘‘Benchmark Unavailability Period’’ means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07.

‘‘Beneficial Ownership Certification’’ means any certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

‘‘Beneficial Ownership Regulation’’ means 31 CFR § 1010.230.

‘‘Benefit Plan’’ means any of (a) an ‘‘employee benefit plan’’ (as defined in ERISA) that is subject to Title I of ERISA, (b) a ‘‘plan’’ as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such ‘‘employee benefit plan’’ or ‘‘plan’’.

‘‘Board of Directors’’ means (i) with respect to the Borrower or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof. ‘‘Borrower’’ has the meaning specified in the introductory paragraph hereto. ‘‘Borrower Materials’’ has the meaning specified in Section 6.02.

‘‘Borrowing’’ means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans or SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

‘‘Business Day’’ means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

‘‘Capital Lease Obligations’’ means any obligation of a Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP.

‘‘Cash Equivalents’’ means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Weighted Average Life to Maturity of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Borrower and other than structured investment vehicles, provided that such Investments have one of the two highest ratings obtainable from either S&P or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in U.S. dollars, Euros or any other foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Borrower. ‘‘Eligible Bank’’ means a Lender or any Affiliate of a Lender or such other bank or trust company that (i) is licensed, chartered or organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least ‘‘A-2’’ by Moody’s or at least ‘‘A’’ by S&P.

‘‘Cashless Option Lender’’ means each Lender that has executed and delivered a Consent to Amendment No. 1 indicating the ‘‘Cashless Settlement Option.’’

‘‘CERCLA’’ means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

‘‘CFC’’ means a Person that is a controlled foreign corporation under Section 957 of the Code.

‘‘CFC Holdco’’ means any Subsidiary that holds no material assets other than capital stock of one or more Subsidiaries that are CFCs or other CFC Holdcos.

‘‘Change in Law’’ means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a ‘‘Change in Law,’’ regardless of the date enacted, adopted or issued.

“Change of Control” means:

(1) the Borrower becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Interests in the Borrower, or

(2) the Borrower sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than a Restricted Subsidiary of the Borrower, other than a merger or consolidation where (A) the Voting Interests of the Borrower outstanding immediately prior to such transaction are converted into or exchanged for Voting Interests of the surviving or transferee Person constituting a majority of the outstanding Voting Interests of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the beneficial owner of 50% or more of the voting power of the Voting Interests of the surviving or transferee Person.

‘‘Citi’’ means Citibank, N.A. and its successors.

‘‘Class’’ means (i) with respect to any Commitment, its character as a commitment to make or otherwise fund Initial Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans, Term B-4 Loans, Term B-5 Loans, Term B-6 Loans, Additional Term Loans, Extended Term Loans and/or additional Refinancing Term Loans (whether established by way of new Commitments or by way of conversion or extension of existing Commitments or Loans) designated as a “Class” in an Additional Credit Extension Amendment and (ii) with respect to any Loans, its character as Initial Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans, Term B-4 Loans, Term B-5 Loans, Term B-6 Loans, Additional Term Loans, Extended Term Loans and/or additional Refinancing Term Loans (whether made pursuant to new Commitments or by way of conversion or extension of existing Loans) designated as a “Class” in an Additional Credit Extension Amendment. Commitments or Loans that have different Maturity Dates, pricing (other than upfront fees) or other terms shall be designated separate Classes; provided that at no time shall there be more than five different Classes of Loans outstanding at any time.

‘‘Closing Date’’ means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

‘‘Co-Managers’’ means Jefferies Finance LLC, KeyBank Capital Markets Inc. and SunTrust Robinson Humphrey, Inc., in their capacity as co-managers.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Collateral’’ means all of the ‘‘Collateral’’ and ‘‘Mortgaged Property’’ referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

‘‘Collateral Documents’’ means, collectively, the Security Agreement, the Intellectual Property Security Agreement, Security Agreement Supplements, the Mortgages, any Intercreditor Agreement, each of the mortgages, collateral assignments, intellectual property security agreement supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

‘‘Commitment’’ means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 or Section 2.13 through 2.15 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption ‘‘Commitment’’ or opposite such caption in the Assignment and Assumption or Additional Credit Extension Amendment pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

‘‘Common Interests’’ of any Person means Equity Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Equity Interests of any other class in such Person.

‘‘Committed Loan Notice’’ means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans or SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

‘‘Compliance Certificate’’ means a certificate substantially in the form of Exhibit C.

‘‘Conforming Changes’’ means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of ‘‘Base Rate,’’ the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (in consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

‘‘Consent’’ means a consent to Amendment No. 1 substantially in the form of Exhibit A attached thereto.

‘‘Consolidated Cash Flow Available for Fixed Charges’’ means, with respect to any Person for any period:

(i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a) Consolidated Net Income;

(b) Consolidated Non-cash Charges;

(c) Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;

(d) Consolidated Income Tax Expense;

(e) any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Incurrence of Debt permitted to be made under this Agreement (whether or not successful) or related to the Transactions;

(f) the amount of any interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary to the extent deducted in such period in computing Consolidated Net Income;

(g) any net loss from discontinued operations; and

(h) any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Redeemable Equity Interests); less

(ii) (x) net income from discontinued operations and (y) non-cash items increasing Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (for purposes of this definition, the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges’’ and “Consolidated Fixed Charges” shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate, equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, Investments, mergers, consolidations, discontinued operations (as determined in accordance with GAAP) or designations of any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence or assumption of any such Acquired Debt), Investment, merger, consolidation, disposed operation or designation occurred on the first day of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, except that such pro forma calculations may also include operating expense reductions for such period resulting from the Asset Sale or other disposition or Asset Acquisition, investment, merger, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given (A) that have been realized or (B) for which steps have been taken or are reasonably expected to be taken within twelve (12) months of the date of such transaction and are supportable and quantifiable and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in either case, such adjustments are set forth in an Officer’s Certificate signed by the Borrower’s chief financial or similar officer that states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith belief of the Officer executing such Officer’s Certificate at the time of such execution.

Furthermore, in calculating ‘‘Consolidated Fixed Charges’’ for purposes of determining the denominator (but not the numerator) of this ‘‘Consolidated Fixed Charge Coverage Ratio’’:

(i) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date; and

(ii) if interest on any Debt actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt

‘‘Consolidated Fixed Charges’’ means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense; and

(ii) the product of (a) all cash dividends and other distributions paid or accrued during such period in respect of Redeemable Equity Interests of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Equity Interests), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.

‘‘Consolidated Income Tax Expense’’ means, with respect to any Person for any period the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income

‘‘Consolidated Interest Expense’’ means, with respect to any Person for any period, without duplication, the sum of:

(i) the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a) any amortization of debt discount;

(b) the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to Qualified Receivables Transactions (to the extent payable by the Borrower and its Restricted Subsidiaries to any Person other than the Borrower or a Restricted Subsidiary) and letters of credit and bankers’ acceptance financings; and

(e) all accrued interest;

(ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and

(iii) all capitalized interest of such Person and its Restricted Subsidiaries for such period; less interest income of such Person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (I) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses, (II) any expensing of interim loan commitment and other financing fees and (III) non-cash interest on any convertible or exchangeable notes that exists by virtue of the bifurcation of the debt and equity components of convertible or exchangeable notes and the application FSP APB 14-1 or any similar provision.

‘‘Consolidated Leverage Ratio’’ means, with respect to any Person, the ratio of the aggregate amount of all Debt less unrestricted cash and Cash Equivalents of such Person and its Restricted Subsidiaries at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction (for purposes of this definition, the ‘‘Transaction Date’’) giving rise to the need to calculate the Consolidated Leverage Ratio to the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the Transaction Date (such four full fiscal quarter period being referred to herein as the ‘‘Four Quarter Period’’).

‘‘Consolidated Net Income’’ means, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(A) excluding, without duplication

(i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;

(ii) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(iii) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

(v) solely for purposes of determining the amount available for Restricted Payments under Section 7.06(a)(iii), the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vii) any fees and expenses paid in connection with the Transactions;

(viii) non-cash compensation expense Incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(ix) any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;

(x) any non-cash impairment charges or asset write-off or write-down resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141 or any related subsequent Statement of Financial Accounting Standards or Accounting Standards Codification;

(xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 or any related subsequent Statement of Financial Accounting Standards or Accounting Standards Codification;

(xii) accruals and reserves that are established within twelve (12) months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP not to exceed $10.0 million in any calendar year;

(xiii) any fees, expenses, charges or Integration Costs Incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, Incurrence or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument, and including, in each case, any such transaction undertaken but not completed, and any charges or non-recurring merger or acquisition costs Incurred during such period as a result of any such transaction, in each case whether or not successful;

(xiv) any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses related to currency remeasurements of Debt (including any net gain or loss resulting from obligations under Hedging Obligations for currency exchange risk) and any foreign currency translation gains or losses;

(xv) any accruals and reserves that are established for expenses and losses, in respect of equity-based awards compensation expense (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(xvi) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and

(xvii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption; and

(A) including, without duplication, dividends and distributions from joint ventures actually received in cash by the Borrower.

‘‘Consolidated Non-cash Charges’’ means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

‘‘Consolidated Secured Leverage Ratio’’ means, with respect to any Person, the ratio of the aggregate amount of all Debt secured by Liens less unrestricted cash and Cash Equivalents of such Person and its Restricted Subsidiaries at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction (for purposes of this definition, the ‘‘Transaction Date’’) giving rise to the need to calculate the Consolidated Secured Leverage Ratio to the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the Transaction Date (such four full fiscal quarter period being referred to herein as the ‘‘Four Quarter Period’’). In addition to and without limitation of the foregoing, this ratio shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate, equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, Investments, mergers, consolidations, discontinued operations (as determined in accordance with GAAP) or designations of any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence or assumption of any such Acquired Debt), Investment, merger, consolidation, disposed operation or designation occurred on the first day of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, except that such pro forma calculations may also include operating expense reductions for such period resulting from the Asset Sale or other disposition or Asset Acquisition, investment, merger, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given (A) that have been realized or (B) for which steps have been taken or are reasonably expected to be taken within twelve (12) months of the date of such transaction and are supportable and quantifiable and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in either case, such adjustments are set forth in an Officer’s Certificate signed by the Borrower’s chief financial or similar officer that states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith belief of the Officers executing such Officer’s Certificate at the time of such execution.

‘‘Consolidated Total Assets’’ of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries as of the most recent fiscal quarter end for which an internal consolidated balance sheet of such Person and its Subsidiaries is available, all calculated on a consolidated basis in accordance with GAAP.

‘‘Control’’ means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. ‘‘Controlling’’ and ‘‘Controlled’’ have meanings correlative thereto.

‘‘Credit Date’’ means the date of a Credit Extension.

‘‘Credit Extension’’ means a Borrowing.

‘‘Customary Term A Loans” means any term loans that are syndicated primarily to Persons regulated as banks in the primary syndication thereof, that, when made, have scheduled amortization of at least 2.5% per year prior to maturity, and that contain other provisions customary for ‘‘term A loans,’’ as reasonably determined by the Borrower in consultation with the Administrative Agent.

‘‘ Debt’’ means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding (A) any trade payables or other current liabilities incurred in the normal course of business and (B) earnouts or similar obligations unless and until such amounts are earned; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Cash Equivalents), bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided that such obligations shall not constitute Debt except to the extent drawn and not repaid within five Business Days; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person; (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Equity Interests in such Person at the time of determination; (vii) any Swap Contracts and Hedging Obligations of such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Equity Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Equity Interests as if such Redeemable Equity Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Agreement; provided, however, that, if such Redeemable Equity Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Equity Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount shall be the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c)

the amount of any Debt described in clause (vii) is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (e) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (f) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt. For purposes of determining any particular amount of Debt, Guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included.

Notwithstanding the foregoing, the term “Debt” will exclude (a) any endorsements for collection or deposits in the ordinary course of business, (b) any realization of a Permitted Lien, (c) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Debt, and (d) in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the amount of Debt of such Person shall give effect to the Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt.

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the Borrower’s non-credit-enhanced, senior unsecured long-term debt.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan or a SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans within one Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower, or the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within one Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail ~~in~~-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disposition” means any (x) Asset Sale or (y) Involuntary Disposition.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date.

“Disqualified Lenders” means (i) competitors of the Borrower and its Subsidiaries that have been specified in writing to the Administrative Agent from time to time by the Borrower and (ii) any of their Affiliates (other than in the case of clause (i), Affiliates that are bona fide debt funds) that are identified in writing from time to time to the Administrative Agent by the Borrower; provided that no such updates to the list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Dyneema Acquisition” has the meaning ascribed to such term in Amendment No. 7.

“Dyneema Acquisition Agreement” has the meaning ascribed to the term “Acquisition Agreement” in Amendment No. 7.

“ EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Engagement Letter” means the letter agreement, dated October 27, 2015, among the Borrower, the Administrative Agent and the Arrangers.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, natural land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign Laws relating to pollution and the protection of the Environment or the Release or threatened Release of any Hazardous Materials into the Environment, including those related to exposure to Hazardous Materials, or related to air emissions and discharges to waste water or public sewer systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification to the Borrower or any ERISA Affiliate that a Multiemployer Plan is insolvent or in reorganization (within the meaning of Title IV of ERISA); (d) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430 or 432 of the Code or Sections 303 or 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Erroneous Payment” has the meaning specified in Section 9.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.12(d)(i).

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.12(d)(i).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.12(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.12(e).

“ EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, (i) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person which takes over the administration of that rate) for deposits in Dollars by reference to the Reuters Screen LIBOR01 for deposits in Dollars (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates; provided that to the extent a comparable or successor rate or successor source is selected by the Administrative Agent, the approved rate will be applied in a manner consistent with market practice) for a period equal to such Interest Period; provided further that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum (rounded upwards to the next 1/100th of 1.00%) determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D; provided that, notwithstanding the foregoing, in all cases, the “Eurodollar Rate” shall in no event be less than zero.

Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.03(~~b~~a)(ii), in the event that a Replacement Rate with respect to the Eurodollar Rate is implemented then all references herein to Eurodollar Rate shall be deemed references to such Replacement Rate.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means (a) any Subsidiary that is a CFC or CFC Holdco, (b) any Subsidiary of a Subsidiary that is a CFC, and (c) each Immaterial Subsidiary.

“Excluded Swap Obligation” has the meaning assigned to such term in the Guaranty.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) taxes imposed on or measured, by such recipient’s net income (however denominated) and franchise taxes imposed on it in lieu of net income taxes, by any jurisdiction (or any political subdivision thereof) as a result of such recipient being organized or having its principal office located in or, in the case of any Foreign Lender, having its principal Lending Office located in such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) any branch profits taxes imposed under Section 884(a) of the Code, or any other branch profits tax, imposed on such recipient by any jurisdiction described in clause (a), (c) any U.S. federal backup withholding tax imposed under Section 3406 of the Code because such Lender has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Lender, any United States federal withholding tax that is imposed on amounts payable to such Lender pursuant to the Laws in force at the time such Lender becomes a party hereto or designates a new Lending Office, except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 3.01(a)(ii) or 3.01(c), (e) any U.S. federal withholding taxes imposed pursuant to FATCA, and (f) any withholding Tax that is attributable to such recipient’s failure to comply with Section 3.01(e).

“Extended Term Loans” has the meaning specified in Section 2.13(a).

“Extension” has the meaning specified in Section 2.13(a).

“Extension Offer” has the meaning specified in Section 2.13(a).

“Facility” means, at any time, (a) on or prior to the Closing Date, the Aggregate Commitments at such time and (b) thereafter, the aggregate principal amount of each Class of Loans and unused Commitments, if any, of all Lenders outstanding at such time.

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Borrower. In the case of a transaction between the Borrower or a Restricted Subsidiary, on the one hand, and a Receivable Subsidiary, on the other hand, if the Borrower determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Receivable Subsidiary and the Borrower or such Restricted Subsidiary during the course of such transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means current Sections 1471-1474 of the Code (and any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any regulations promulgated thereunder, published administrative guidance issued pursuant thereto, any agreement entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any applicable intergovernmental agreements implementing the foregoing.

‘‘FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citi on such day on such transactions as determined by the Administrative Agent.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a rate of interest equal to 0.50%.

“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Four Quarter Period” has the meaning specified in the definition of “Consolidated Secured Leverage Ratio.”

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Closing Date; provided, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing); provided, however, that the term “Guarantee” shall not include a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment.

“Guarantors” means, collectively, the Subsidiaries of the Borrower listed on Schedule 1.01(a) and each other Subsidiary of the Borrower that shall execute and deliver a guaranty or guaranty supplement pursuant to Section 6.13.

“Guaranty” means, collectively, the Guaranty made by the Guarantors in favor of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.13.

“Hazardous Materials” means all substances, materials or wastes of any nature regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, and infectious or medical wastes.

“Hedge Agreement” means any one or more of the following extended to any Loan Party by a Bank Product Provider: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; sometimes being collectively referred to herein as “Hedge Agreements.”

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement, excluding commodity agreements relating to raw materials used in the ordinary course of the Borrower’s business.

“Illegality Notice” has the meaning specified in Section 3.02(b).

“ Immaterial Subsidiary” means as of any date of determination, any Subsidiary that (i) did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of three percent (3%) of total assets or revenues representing in excess of three percent (3%) of total revenues of the Borrower and its Subsidiaries, in each case, on a consolidated basis as of such date and (ii) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of the Borrower most recently ended, did not have assets with a value in excess of seven and one-half percent (7.5%) of total assets or revenues representing in excess of seven and one-half percent (7.5%) of total revenues of the Borrower and its Subsidiaries, in each case, on a consolidated basis as of such date.

“Incremental Cap” means, at any date of determination and with respect to the proposed incurrence of any Incremental Debt, an amount equal to the sum of (i) the greater of (x) $400,000,000 and (y) an amount equal to 100% of Consolidated Cash Flow Available for Fixed Charges for the Four Quarter Period, in each case minus any Incremental Debt and any increase in the commitments under any Specified Credit Facilities previously Incurred in reliance on this clause (i) after the Amendment No. 6 Effective Date plus (ii) an amount such that on a pro forma basis, the Consolidated Secured Leverage Ratio as of the end of the most recent fiscal quarter of the Borrower for which financial statements have been or were required to have been delivered pursuant to Section 6.01 would be less than or equal to 3.25 to 1.00 (provided that for purposes of calculating the Consolidated Secured Leverage Ratio, (x) any Incremental Debt shall be treated as if it were secured, regardless of whether such Debt is actually secured and (y) the proceeds of such Incremental Debt shall not be netted from Debt), plus (iii) the amount of any voluntary prepayments of the Loans (excluding prepayments financed with the Incurrence of Debt); provided that for purposes of determining the ability to Incur Debt under the Incremental Cap (including Section 7.02(b) with respect to commitment increases after the Amendment No. 6 Effective Date under any Specified Credit Facility), any revolving commitments Incurred in reliance on the Incremental Cap shall be deemed fully drawn on the date of determination of the Incremental Cap.

“Incremental Debt” means any Additional Term Loans or Incremental Equivalent Debt.

“Incremental Equivalent Debt” means Debt issued in accordance with Section 2.14(d) consisting of one or more series of pari passu notes or pari passu loans, junior lien notes or junior lien loans, subordinated notes or subordinated loans or unsecured notes or unsecured loans, in each case, issued in a public offering, Rule 144A or other private placement transaction, a bridge facility in lieu of the foregoing, or secured or unsecured mezzanine Debt or debt securities, in each case, subject to the terms set forth in Section 2.14(e).

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Borrower shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Borrower. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Borrower or a Restricted Subsidiary of Debt Incurred by the Borrower or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) amortization of debt discount or accretion of principal with respect to a non-interest-bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Loans” has the meaning specified in Section 2.01.

“Integration Costs” means, with respect to any acquisition, all costs relating to the integration of the acquired business or operations into the Borrower’s, including labor costs, consulting fees, travel costs and any other expenses relating to the integration process.

“Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(v).

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement to be executed and delivered by each Subsidiary of the Borrower that is not a Loan Party.

“Intercreditor Agreement” means (i) the ABL Intercreditor Agreement or (ii) any other customary intercreditor agreement that is in form and substance reasonably satisfactory to, and entered into by, the Administrative Agent, in each case, as amended, restated, modified, supplemented or replaced from time to time in accordance with this Agreement and the terms of such intercreditor agreements.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; ~~and (b~~(b) as to any SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility; provided, however , that if any Interest Period for a SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (c) as to any Base Rate Loan the last Business Day of each March, June, September and December and the Maturity Date of the Facility.

“Interest Period” means, (x) as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders and (y) as to each SOFR Loan, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; ~~and~~

(c) no Interest Period shall extend beyond the Maturity Date; and

(d)  no tenor that has been removed from this definition pursuant to Section 3.07(d) shall be available for specification in such Committed Loan Notice.

“Investment” by any Person means any direct or indirect loan, advance, guarantee for the benefit of (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Equity Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Borrower’s customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits in the normal course of business.

“Involuntary Disposition” means any involuntary loss, damage or destruction of property, or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means any Person in which the Borrower or any Subsidiary owns any Equity Interests other than a Wholly Owned Subsidiary.

“Judgment Currency” has the meaning specified in Section 10.18.

“Junior Debt” means any unsecured or Subordinated Debt.

“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date of any then existing Loans.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lead Arrangers” mean Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc. and Morgan Stanley & Co. LLC, in their capacity as the joint lead arrangers and joint bookrunning managers.

“Lender” means at any time, (a) on or prior to the Closing Date, any Lender that has a Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Loans or Commitments at such time.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure Debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) any Intercreditor Agreement, (f) the Perfection Certificate, (g) the Intercompany Subordination Agreement, (h) Amendment No. 1, (i) Amendment No. 2 to this Agreement, dated as of August 3, 2016, (j) Amendment No. 3, (k) Amendment No. 4, (l) Amendment No. 5, ~~and~~ (m) Amendment No. ~~6.~~6 and (n) Amendment No. 7.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loans” means the Initial Loans, the Term B-1 Loans, the Term B-2 Loans, the Term B-3 Loans, the Term B-4 Loans, the Term B-5 Loans, the Term B-6 Loans, the Additional Term Loans, the Extended Term Loans and any additional Refinancing Term Loans.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning specified in the definition of “Swap Agreement.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, taken as a whole, or of the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Real Property” means fee owned real property with a fair market value in excess of $20,000,000 acquired after the Closing Date; provided that, for the avoidance of doubt, on and after the Amendment No. 6 Effective Date, the real property located at Avon Lake, County of Lorain, Ohio shall not constitute Material Real Property.

‘‘Maturity Date” means (i) November 12, 2022 with respect to the Initial Loans, (ii) the Term B-1 Maturity Date with respect to the Term B-1 Loans, (iii) the Term B-2 Maturity Date with respect to the Term B-2 Loans, (iv) the Term B-3 Maturity Date with respect to the Term B-3 Loans, (v) the Term B-4 Maturity Date with respect to the Term B-4 Loans, (vi) the Term B-5 Maturity Date with respect to the Term B-5 Loans, (vii) the Term B-6 Maturity Date with respect to the Term B-6 Loans and (vii) with respect to any other Loans, the date specified as the maturity date for such Loans in the Additional Credit Extension Amendment related to such Loans; provided, however, that, in any such case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

‘‘Maximum Rate” has the meaning specified in Section 10.09.

‘‘Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

‘‘Mortgage Policy” has the meaning specified in Schedule 6.18.

‘‘Mortgaged Property” means the real property that is owned by any Loan Party on the Closing Date listed on Schedule 1.01(b) and any Material Real Property acquired after the Closing Date.

‘‘Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt (as the same may be amended, amended and restated, supplemented, or otherwise modified from time to time), executed and delivered by the applicable Loan Party in favor of the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, that at any time encumber any Mortgaged Property.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Pension Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means, with respect to any Disposition or issuance of Debt of any Person, cash and Cash Equivalents received, net of (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such Disposition or issuance of Debt that are paid or required to be accrued as a liability under GAAP by such Person; (ii)(x) all payments made by such Person on any Debt that is secured by a Lien on any Collateral that is pari passu with the Liens on such Collateral securing the Obligations in accordance with the terms of any Lien upon or with respect to such Collateral (provided that such amount shall not exceed the product of (I) the amount of such Net Cash Proceeds multiplied by (II) a fraction, the numerator of which is the outstanding principal amount of such Debt secured by a Lien on the Collateral ranking pari passu to the Liens on such Collateral securing the Obligations (but without regard to control of remedies) and with respect to which such a requirement to make such payment and the denominator of which is the sum of the outstanding principal amount of such Debt and the outstanding principal amount of Loans) or that must, in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Borrower or a Restricted Subsidiary thereof) in connection with such Disposition or issuance of Debt, (y) all payments made by such Person on Revolving Loan Debt (as defined in the ABL Intercreditor Agreement (as in effect on the Closing Date)) from the proceeds of Revolving Loan Priority Collateral (as defined in the ABL Intercreditor Agreement (as in effect on the Closing Date)) or as otherwise set forth in the ABL Intercreditor Agreement (as in effect on the Closing Date) and (z) all other payments made by such

Person on any Debt that is secured by a Lien on any Collateral subject to a Disposition that was permitted to be incurred under Section 7.01 and that is senior to the Liens on such Collateral securing the Obligations if such payment is required in accordance with the terms of any such Lien upon or with respect to such Collateral; (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property disposed of in such Disposition and retained by the Borrower or any Restricted Subsidiary after such Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Disposition; and (v) payments of unassumed liabilities (not constituting Debt) relating to the property sold at the time of, or within 30 days after, the date of such sale; provided, however, that (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Disposition, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction subsequently converted to cash shall become Net Cash Proceeds only at such time as it is so converted.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Exchanging Lender” means each Lender holding Initial Loans on the Amendment No. 1 Effective Date that (i) did not execute and deliver a Consent on or prior to the Amendment No. 1 Effective Date or (ii) is a Post-Closing Option Lender.

“Non-Loan Party” means, any Subsidiary of the Borrower or any other Loan Party that is not a Loan Party.

“Non-Recourse Receivable Subsidiary Debt” has the meaning specified in clause (4) of the definition of “Receivable Subsidiary.”

“Note” means a promissory note made by the Borrower in favor of a Lender, evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) for purposes of this Agreement, all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Loan Party as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding ~~and~~, (b) for purposes of the Collateral Documents and each Guaranty, (x) all “Obligations” as defined in clause (a) above, (y) all Bank Product Obligations and (z) all Secured Hedge Obligations and (c) obligations of the Loan Parties to pay, discharge and satisfy the Erroneous Payment Subrogation Rights. Notwithstanding anything herein to the contrary, in no circumstances shall Excluded Swap Obligations constitute Obligations of any Guarantor described in the definition thereof.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Officer” means, with respect to any Person, the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice president of such Person.

“Officer’s Certificate” means a certificate signed by the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice president of the Borrower.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp, recording or documentary Taxes or any other excise or property Taxes, similar charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, registration or enforcement of, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means, on any date, the aggregate outstanding principal amount of Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Participant” has the meaning specified in Section 10.06(d).

“Patriot Act” has the meaning specified in Section 5.18.

“Payment Recipient” has the meaning specified in Section 9.12(a).

“ PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a Multiple Employer Plan but excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the Pension Funding Rules.

“Perfection Certificate” shall mean that certain perfection certificate dated November 12, 2015, substantially in the form of Exhibit E hereto, executed and delivered by each Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be substantially in the form of the Perfection Certificate with such modifications as are reasonably satisfactory to the Borrower and the Administrative Agent) executed and delivered by the applicable Loan

Party in favor of the Administrative Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Security Agreement Supplement executed in accordance with Section 3.5 of the Security Agreement, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“ Permitted Acquisitions” means the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person (other than a Subsidiary), or the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all (other than directors’ qualifying shares) of the Equity Interests of any other Person (other than a Subsidiary) (any such transaction an “Acquisition”); provided that:

(a) as of the date of any such Acquisition after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, provided that, with respect to any Permitted Acquisition that is not subject to a financing condition, such condition shall be satisfied if (x) no Default or Event of Default exists or would result therefrom as of the time of the signing of the definitive documentation relating to such Acquisition and (y) no Event of Default under Section 8.01(a) or (f) or (g) shall have occurred and be continuing at the time of consummation of such Acquisition,

(b) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.13 within the time periods set forth therein (including after giving effect to any extensions granted by the Administrative Agent as set forth therein),

(c) in the case of any Acquisition that involves aggregate consideration in excess of $50,000,000, the Administrative Agent shall have received not less than five Business Days prior to the anticipated closing date of the proposed Acquisition (or such shorter period as the Administrative Agent may agree in its sole discretion) prior written notice of the proposed Acquisition, and including the (i) parties to such Acquisition, (ii) the proposed date and amount of the Acquisition, (iii) description of the assets or shares to be acquired and (iv) the total purchase price for the assets to be purchased and the terms of payment of such purchase price), and

(d) in the case of any Acquisition involving cash consideration in excess of $50,000,000, the Borrower shall have delivered to the Administrative Agent on or prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition of Permitted Acquisition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition.

“Permitted Business” means any business similar in nature to any business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date, in each case, as determined in good faith by the Borrower.

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Investments” means:

(a) Investments in existence on the Closing Date and any extensions or replacements thereof on terms no less favorable and in amounts no greater than exist on the Closing Date; provided that any Investments in existence on the Closing Date by any Loan Party in any Person that is not a Loan Party in excess of $20,000,000 shall be set forth on Schedule 7.06;

(b) Investments in cash and Cash Equivalents;

(c) Investments in property and other assets in the ordinary course of business, that are owned or used by the Borrower or any Restricted Subsidiary in the normal course of business;

(d) prepaid expenses, negotiable instruments held for collection, lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(e) Investments by the Borrower or any of its Restricted Subsidiaries in the Borrower or any Restricted Subsidiary;

(f) Permitted Acquisitions;

(g) Swap Contracts and Hedging Obligations;

(h) receivables owing to the Borrower or any of its Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(i) Investments received in settlement of obligations owed to the Borrower or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Borrower or any Restricted Subsidiary;

(j) Investments by the Borrower or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed the greater of (x) $150.0 million and (y) 6.0% of Consolidated Total Assets at any one time outstanding;

(k) loans (and Guarantees of third-party loans) and advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $10.0 million in the aggregate at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(l) Investments the payment for which consists solely of Equity Interests of the Borrower;

(m) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 7.05 or any other disposition of property not constituting an Asset Sale;

(n) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(o) Guarantees by the Borrower or any Restricted Subsidiary of Debt of the Borrower or a Guarantor of Debt otherwise permitted by Section 7.02;

(p) any Investment by the Borrower or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Equity Interests;

(q) loans or advances to customers or suppliers in the ordinary course of business; and

(r) Investments in any Person made in exchange for, out of the net cash proceeds of the substantially concurrent sale of, Equity Interests of the Borrower (other than Redeemable Equity Interests).

“Permitted Junior Secured Refinancing Debt” has the meaning specified in Section 2.15(c).

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Pari Passu Secured Refinancing Debt” has the meaning specified in Section 2.15(c).

“Permitted Unsecured Refinancing Debt” has the meaning specified in Section 2.15(c).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan but excluding a Multiple Employer Plan or a Multiemployer Plan), maintained for employees of the Borrower or any ERISA Affiliate and to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” mean all Intercompany Notes from time to time owed to a Pledgor (as such term is defined in the Security Agreement) that are required to be delivered to the Administrative Agent pursuant to the terms of the Security Agreement.

“Pledged Securities” has the meaning specified in the Security Agreement.

“Post-Closing Option Lender” means each Lender that executed and delivered a Consent to Amendment No. 1 indicating the “Post-Closing Settlement Option”.

“Preferred Interests,” as applied to the Equity Interests in any Person, means Equity Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Prime Lending Rate” shall mean the rate which the Administrative Agent publicly announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“pro forma basis” means, with respect to compliance with any test or covenant hereunder, that all Specified Transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant, and giving effect to any cost savings, expenses and other items projected by the Borrower in good faith which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act of 1933, as amended, which are reasonably factually supportable and certified by a Responsible Officer.

“Pro Forma Financial Statements” has the meaning specified in Section 4.01(a)(ix).

“Projections” means the Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with the Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Purchase Money Debt” means Debt:

(i) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Equity Interests) of such Person or any Restricted Subsidiary; and

(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; and

in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Money Note” means a promissory note of a Receivable Subsidiary to the Borrower or any Restricted Subsidiary, which note must be repaid from cash available to the Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by the Borrower to be substantially consistent with market practice in connection with Qualified Receivables Transactions.

“Qualified Equity Interests” in any Person means a class of Equity Interests other than Redeemable Equity Interests.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Borrower or any of its Restricted Subsidiaries pursuant to which the Borrower or such Restricted Subsidiary transfers to (a) a Receivable Subsidiary (in the case of a transfer by the Borrower or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the

Borrower or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Borrower at the time the Borrower or such Restricted Subsidiary enters into such transaction.

“Quarterly Payment Date” means the last Business Day of each March, June, September and December.

“Receivable Subsidiary” means a Subsidiary of the Borrower:

(1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Borrower and/or its Restricted Subsidiaries; provided that “accounts receivable” includes providing letters of credit on behalf of or for the benefit of the Borrower and/or its Restricted Subsidiaries;

(2) that is designated by the Board of Directors as a Receivable Subsidiary pursuant to an Officer’s Certificate that is delivered to the Administrative Agent;

(3) that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary;

(4) no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by the Borrower or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Borrower or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Borrower or any other Restricted Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Debt”);

(5) with which neither the Borrower nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Borrower or such Restricted Subsidiary than those that might reasonably be expected to be obtained at the time from Persons that are not Affiliates of the Borrower in connection with a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Borrower, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Borrower and (c) any Purchase Money Note issued by such Receivable Subsidiary to the Borrower or a Restricted Subsidiary or any letters of credit provided by such Receivable Subsidiary on behalf of or for the benefit of the Borrower or any Restricted Subsidiary; and

(6) with respect to which neither the Borrower nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Redeemable Equity Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Latest Maturity Date of the Loans then outstanding; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Equity Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Equity Interests solely because the holders of the equity security have the right to require the Borrower to repurchase such equity security upon the occurrence of a Change of Control or an Asset Sale will not constitute Redeemable Equity Interests if the terms of such equity security provide that the Borrower may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 7.06. The amount of Redeemable Equity . Interests deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Equity Interests or portion thereof, exclusive of accrued dividends.

“Refinanced Term Loans” has the meaning specified in Section 2.15(c).

“Refinancing Debt” means Debt arising after the date hereof issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for other Debt to the extent permitted hereunder so long as:

(a) the Refinancing Debt shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Debt being extended, refinanced, replaced, or substituted for,

(b) the Refinancing Debt shall rank in right of payment no more senior than, and be at least as subordinated (if already subordinated) to, the Obligations as the Debt being extended, refinanced, replaced or substituted for,

(c) the Refinancing Debt will not have any obligors other than the Loan Parties who were not obligors in respect of the Debt being extended, refinanced, replaced or substituted for,

(d) such Debt shall be at rates and with fees or other charges that do not exceed the then applicable market rates, and

(e) the principal amount of such Refinancing Debt shall not exceed the principal amount of the Debt so extended, refinanced, replaced or substituted for plus any accrued interest, premiums, fees, costs and expenses related thereto (including any original issue discount or upfront fees).

“Refinancing Equivalent Debt” has the meaning specified in Section 2.15(c).

“Refinancing Term Effective Date” has the meaning specified in Section 2.15(b).

“Refinancing Term Lender” has the meaning specified in Section 2.15(b).

“Refinancing Term Loans” has the meaning specified in Section 2.15(a).

“Register” has the meaning specified in Section 10.06(c).

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person unless, upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Rate” has the meaning specified in Section  3.03(~~b~~a)(ii ).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Repricing Transaction” shall mean (i) the incurrence by the Borrower of any Debt (a) with a Weighted Average Yield that is less than the Weighted Average Yield for the Term B-~~5~~6 Loans being refinanced and (b) the proceeds of which are used substantially concurrently to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term B-~~5~~6 Loans, or (ii) any transaction, the primary purposes (as determined by the Borrower in good faith) of which is the effective reduction in the Weighted Average Yield for the Term B-~~5~~6 Loans. Any determination by the Administrative Agent with respect to Weighted Average Yield shall be conclusive and binding on all Lenders holding the Term B-~~5~~6 Loans.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (x) the Loans outstanding on such date on such date plus (y) the aggregate amount of unused Commitments outstanding on such date; provided that the portion of any Loans or Commitments held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any of the following:

(a) any dividend or other distribution declared and paid on the Equity Interests in the Borrower or on the Equity Interests in any Restricted Subsidiary of the Borrower that are held by, or declared and paid to, any Person other than the Borrower or a Restricted Subsidiary of the Borrower (other than (i) dividends, distributions or payments made solely in Qualified Equity Interests in the Borrower and (ii) dividends or distributions payable to the Borrower or a Restricted Subsidiary of the Borrower or to other holders of Equity Interests of a Restricted Subsidiary on a pro rata basis);

(b) any payment made by the Borrower or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Equity Interests in the Borrower (including the conversion into, or exchange for, Debt, of any Equity Interests) other than any such Equity Interests owned by the Borrower or any Restricted Subsidiary (other than a payment made solely in Qualified Equity Interests in the Borrower);

(c) any payment made by the Borrower or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Equity Interests in the Borrower) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Junior Debt of the Borrower or any Guarantor except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;

(d) any Investment by the Borrower or a Restricted Subsidiary in any Person, other than a Permitted Investment;

(e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

“Restricted Subsidiary” means each Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Loan Debt” shall have the meaning specified in the ABL Intercreditor Agreement.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Borrower or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Borrower or a Restricted Subsidiary.

“Sanctions” means any economic or trade sanctions (including without limitation any country or list based sanctions) imposed, administered or enforced from time to time by the United States government, including without limitation OFAC and the U.S. Department of State, the Canadian government, the United National Security Council, the European Union or the Hong Kong Monetary Authority.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by the United States government, including without limitation OFAC and the U.S. Department of State, the Canadian government, the United National Security Council, the European Union or the Hong Kong Monetary Authority.

“Sanctioned Person” means any person named on the list of Specially Designated Nationals or other lists of sanctioned persons maintained by OFAC or a person owned or controlled by one or more such persons, or any person named on any analogous list maintained by the U.S. Department of State, the Canadian government, the United National Security Council, the European Union or the Hong Kong Monetary Authority.

“S&P” means Standard & Poor’s Ratings Services LLC, a subsidiary of The McGraw- Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of any Loan Party arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Bank Product Providers.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Bank Product Providers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“SOFR ” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“ SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“ SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (iii)(y) of the definition of “Base Rate”.

“ Solvent” and “Solvency” mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spartech” means Spartech Corporation, a Delaware corporation, and its subsidiaries.

“Spartech Acquisition Date” means March 13, 2013.

“Specified Credit Facilities” means one or more credit facilities (including the ABL Facility) or commercial paper facilities, in each case with banks or other lenders or investors providing for revolving loans, the issuance of letters of credit or bankers’ acceptances, securitization financings or similar facilities; provided that the foregoing shall not include any term loans or similar credit facilities that are placed primarily with institutional lenders or any debt securities.

“Specified Transaction” means any Incurrence or repayment of Debt (other than for working capital purposes) or Investment that results in a Person becoming a Subsidiary or any Asset Sale that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Borrower, or any Investment constituting an Acquisition, in each case not in the ordinary course of business.

“Spot Rate” has the meaning specified in Section 1.06.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Borrower, including Guarantees by the Borrower or any Restricted Subsidiary of any of the foregoing obligations of the Borrower or a Restricted Subsidiary.

“Stated Maturity” means, with respect to any Debt, the date specified in such Debt as the fixed date on which the payment of principal of such Debt is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Debt at the option of the holder thereof upon the happening of any contingency).

“Subordinated Debt” means any Debt that is contractually subordinated in right of payment to the Obligations.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“SunBelt Guarantee” means the Guarantee by the Borrower of obligations under the Guaranteed Secured Senior Notes due 2017.

“SunBelt Guarantee Collateral Documents” means any security agreement and other “collateral document” that is executed by a Loan Party for the benefit of the holders of the SunBelt Notes solely ~~to the~~tothe extent required by and under the terms of the SunBelt Guarantee.

“SunBelt Guarantee Documents” means (x) the Guarantee dated December 22, 1997 by the Borrower, as in effect on the Closing Date, terminating on December 22, 2017 or satisfaction of such obligations, whichever is earlier, (y) the SunBelt Guarantee Collateral Documents and (z) the SunBelt Notes.

“SunBelt Notes” mean the Senior Secured Notes due 2017, Series G Notes issued by SunBelt Chlor Alkali Partnership pursuant to the terms of several note purchase agreements, each dated as of December 22, 1997.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, similar fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B-1 Commitment” means the Additional Term B-1 Commitment and the Term B-1 Exchange Commitments. After giving effect to Amendment No. 1, on the Amendment No. 1 Effective Date, the aggregate amount of the Term B-1 Commitments shall be $548,624,999.97.

“Term B-1 Exchange Commitment” means the agreement of a Lender to exchange its Initial Loans for an equal aggregate principal amount of Term B-1 Loans on the Amendment No. 1 Effective Date, as evidenced by such Lender executing and delivering its Consent and indicating the “Cashless Settlement Option.”

“Term B-1 Lender” means, collectively, (i) on the Term B-1 Effective Date, each Lender that executes and delivers a Consent and indicates the “Cashless Settlement Option” prior to the Amendment No. 1 Effective Date, (ii) on the Term B-1 Effective Date, the Additional Term B-1 Lender and (iii) thereafter, each Lender with an outstanding Term B-1 Loan.

“Term B-1 Loan” means, collectively, (i) Initial Loans exchanged for a like principal amount of Term B-1 Loans pursuant to Section 2.01(b)(i) and (ii) each Additional Term B-1 Loan made pursuant to Section 2.01(b)(ii), in each case on the Amendment No. 1 Effective Date.

“Term B-1 Maturity Date” means November 12, 2022; provided, however, that if such date is not a Business Day, the Term B-1 Maturity Date shall be the next preceding Business Day.

“Term B-2 Commitment” means the Additional Term B-2 Commitment and the Term B-2 Exchange Commitments. After giving effect to Amendment No. 3, on the Amendment No. 3 Effective Date, the aggregate amount of the Term B-2 Commitments shall be $644,000,925.

“Term B-2 Exchange Commitment” means the agreement of a Lender to exchange its Term B-1 Loans for an equal aggregate principal amount of Term B- 2 Loans on the Amendment No. 3 Effective Date, as evidenced by such Lender executing and delivering its Amendment No. 3 Consent and indicating the “Cashless Settlement Option.”

“Term B-2 Lender” means, collectively, (i) on the Amendment No. 3 Effective Date, each Lender that executes and delivers an Amendment No. 3 Consent and indicates the “Cashless Settlement Option” prior to the Amendment No. 3 Effective Date, (ii) on the Amendment No. 3 Effective Date, the Additional Term B-2 Lender and (iii) thereafter, each Lender with an outstanding Term B-2 Loan.

“Term B-2 Loan” means, collectively, (i) Term B-1 Loans exchanged for a like principal amount of Term B-2 Loans pursuant to Section 2.01(c)(i) and (ii) each Additional Term B-2 Loan made pursuant to Section 2.01(c)(ii), in each case on the Amendment No. 3 Effective Date.

“Term B-2 Maturity Date” means November 12, 2022; provided, however, that if such date is not a Business Day, the Term B-2 Maturity Date shall be the next preceding Business Day.

“Term B-3 Commitment” means the Additional Term B-3 Commitment and the Term B-3 Exchange Commitments. After giving effect to Amendment No. 4, on the Amendment No. 4 Effective Date, the aggregate amount of the Term B-3 Commitments shall be $640,748,413.

“Term B-3 Exchange Commitment” means the agreement of a Lender to exchange its Term B-2 Loans for an equal aggregate principal amount of Term B-3 Loans on the Amendment No. 4 Effective Date, as evidenced by such Lender executing and delivering its Amendment No. 4 Consent and indicating the “Cashless Settlement Option.”

“Term B-3 Lender” means, collectively, (i) on the Amendment No. 4 Effective Date, each Lender that executes and delivers an Amendment No. 4 Consent and indicates the “Cashless Settlement Option” prior to the Amendment No. 4 Effective Date, (ii) on the Amendment No. 4 Effective Date, the Additional Term B-3 Lender and (iii) thereafter, each Lender with an outstanding Term B-3 Loan.

“Term B-3 Loan” means, collectively, (i) Term B-2 Loans exchanged for a like principal amount of Term B-3 Loans pursuant to Section 2.01(d)(i) and (ii) each Additional Term B-3 Loan made pursuant to Section 2.01(d)(ii), in each case on the Amendment No. 4 Effective Date.

“Term B-3 Maturity Date” means November 12, 2022; provided, however, that if such date is not a Business Day, the Term B-3 Maturity Date shall be the next preceding Business Day.

“Term B-4 Commitment” means the Additional Term B-4 Commitment and the Term B-4 Exchange Commitments. After giving effect to Amendment No. 5, on the Amendment No. 5 Effective Date, the aggregate amount of the Term B-4 Commitments shall be $635,869,644.98.

“Term B-4 Exchange Commitment” means the agreement of a Lender to exchange its Term B-3 Loans for an equal aggregate principal amount of Term B-4 Loans on the Amendment No. 5 Effective Date, as evidenced by such Lender executing and delivering its Amendment No. 5 Consent and indicating the “Cashless Settlement Option.”

“Term B-4 Lender” means, collectively, (i) on the Amendment No. 5 Effective Date, each Lender that executes and delivers an Amendment No. 5 Consent and indicates the “Cashless Settlement Option” prior to the Amendment No. 5 Effective Date, (ii) on the Amendment No. 5 Effective Date, the Additional Term B-4 Lender and (iii) thereafter, each Lender with an outstanding Term B-4 Loan.

“Term B-4 Loan” means, collectively, (i) Term B-3 Loans exchanged for a like principal amount of Term B-4 Loans pursuant to Section 2.01(e)(i) and (ii) each Additional Term B-4 Loan made pursuant to Section 2.01(e)(ii), in each case on the Amendment No. 5 Effective Date.

“Term B-4 Maturity Date” means November 12, 2022; provided, however, that if such date is not a Business Day, the Term B-4 Maturity Date shall be the next preceding Business Day.

“Term B-5 Commitment” means the Additional Term B-5 Commitment and the Term B-5 Exchange Commitments. After giving effect to Amendment No. 6, on the Amendment No. 6 Effective Date, the aggregate amount of the Term B-5 Commitments shall be $632,617,132.97.

“Term B-5 Exchange Commitment” means the agreement of a Lender to exchange its Term B-4 Loans for an equal aggregate principal amount of Term B-5 Loans on the Amendment No. 6 Effective Date, as evidenced by such Lender executing and delivering its Amendment No. 6 Consent and indicating the “Cashless Settlement Option”.

“Term B-5 Lender” means, collectively, (i) on the Amendment No. 6 Effective Date, each Lender that executes and delivers an Amendment No. 6 Consent and indicates the “Cashless Settlement Option” prior to the Amendment No. 6 Effective Date, (ii) on the Amendment No. 6 Effective Date, the Additional Term B-5 Lender and (iii) thereafter, each Lender with an outstanding Term B-5 Loan.

“Term B-5 Loan” means, collectively, (i) Term B-4 Loans exchanged for a like principal amount of Term B-5 Loans pursuant to Section 2.01(f)(i) and (ii) each Additional Term B-5 Loan made pursuant to Section 2.01(f)(ii), in each case on the Amendment No. 6 Effective Date.

“Term B-5 Maturity Date” means January 30, 2026; provided, however, that if such date is not a Business Day, the Term B-5 Maturity Date shall be the next preceding Business Day.

“Term B-6 Commitment” each Term B-6 Loan made pursuant to Section 2.01(g) on the Amendment No. 7 Effective Date. After giving effect to Amendment No. 7, on the Amendment No. 7 Effective Date, the aggregate amount of the Term B-6 Commitments shall be $575,000,000.

“Term B-6 Lender” means (a) on the Amendment No. 7 Effective Date, any Lender that has a Term B-6 Commitment at such time and (b) at any time after the Amendment No. 7 Effective Date, any Lender that holds Term B-6 Loans or Term B-6 Commitments at such time.

“Term B-6 Loan” means each Term B-6 Loan made pursuant to Section 2.01(g) on the Amendment No. 7 Effective Date.

“ Term B-6 Maturity Date” means August 29, 2029; provided, however, that if such date is not a Business Day, the Term B-6 Maturity Date shall be the next preceding Business Day.

“ Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then

Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“ Term SOFR Adjustment” means a percentage equal to zero.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“ Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” means $40,000,000.

“Transaction Date” has the meaning specified in the definition of “Consolidated Fixed Charge Coverage Ratio,” “Consolidated Leverage Ratio” or “Consolidated Secured Leverage Ratio,” as the context may require.

“Transactions” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the funding of the Initial Loans, (c) the Offer and the redemption of the 2020 Notes, (d) the satisfaction and discharge of the 2015 Notes, (e) the repayment of indebtedness under the ABL Credit Agreement on the Closing Date and (f) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a SOFR Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Bribery Act” means the United Kingdom Bribery Act 2010, as amended.

“ Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means

(a) any Subsidiary designated as such by an Officer’s Certificate where neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt, but excluding in the case of a Receivable Subsidiary any Standard Securitization Undertakings and further excluding other Debt under which the lender has recourse to the Borrower or any Restricted Subsidiary or to any of their assets that does not exceed $15.0 million in the aggregate), provided that the Borrower or any Restricted Subsidiary may pledge Equity Interests or property of any Unrestricted Subsidiary on a non-recourse basis as long as the pledgee has no claim whatsoever against the Borrower or any Restricted Subsidiary other than to obtain that pledged Equity Interests or property, or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary (except in the case of a Receivable Subsidiary any Standard Securitization Undertakings); provided further, in each case of (i) and (ii), that immediately after giving effect to such designation, either (I) the Subsidiary would have total assets of $1,000 or less or (II) the Borrower could make a Restricted Payment at the time of designation in an amount equal to the Fair Market Value of such Subsidiary pursuant to Section 7.06 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder, and

(b) any Subsidiary of an Unrestricted Subsidiary.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary for purposes of this agreement if (i) all the Debt of such Unrestricted Subsidiary could be Incurred pursuant to Section 7.02 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 7.01.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“ Voting Interests” means, with respect to any Person, securities of any class or classes of Equity Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

“Weighted Average Yield” means with respect to any Loan, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Loan; provided, that “Weighted Average Yield” shall not include arrangement fees, structuring fees, underwriting fees or similar fees paid to arrangers for such Loan.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Borrower.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law, rule or regulation and any reference to any law or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided that, for the avoidance of doubt, all liabilities related to operating leases, as defined by FASB ASC 842 (or any successor provision), are excluded from the definition of Debt and payments related to operating leases are not included in Consolidated Interest Expense in part or in whole.

(b) Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(c) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio, covenant or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. No consent or amendment fee shall be required to be paid to any Lender in connection with an amendment contemplated by this Section 1.03(c).

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.06, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the Spot Rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such Spot Rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

1.07 Rates~~. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate”.~~. With respect to Term B-5 Loans, the Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate”. With respect to Term B-6 Loans, the Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans.

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make available to the Borrower a Borrowing of Loans on the Closing Date (the “Initial Loans”) in an amount not to exceed such Lender’s Commitment. The Borrowing shall consist of Initial Loans made simultaneously by the Lenders in accordance with their respective Commitments. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Initial Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.

(b) (i) each Cashless Option Lender agrees to exchange its Initial Loans for a like principal amount of Term B-1 Loans on the Amendment No. 1 Effective Date, (ii) the Additional Term B-1 Lender agrees to make Additional Term B-1 Loans to the Borrower on the Amendment No. 1 Effective Date in a principal amount not to exceed its Additional Term B-1 Commitment on the Amendment No. 1 Effective Date and the Borrower shall prepay all Initial Loans of Non-Exchanging Lenders with the gross proceeds of the Additional Term B-1 Loans, (iii) the Term B-1 Loans are established pursuant to Section 2.15 and Amendment No. 1 which, for the avoidance of doubt, constitutes an Additional Credit Extension Amendment and (iv) the initial Interest Period for the Term B-1 Loans shall be as set forth in Section 2 of Amendment No. 1.

(c) (i) each Amendment No. 3 Cashless Option Lender agrees to exchange its Term B-1 Loans for a like principal amount of Term B-2 Loans on the Amendment No. 3 Effective Date, (ii) the Additional Term B-2 Lender agrees to make Additional Term B-2 Loans to the Borrower on the Amendment No. 3 Effective Date in a principal amount not to exceed its Additional Term B-2 Commitment on the Amendment No. 3 Effective Date and the Borrower shall prepay all Term B-1 Loans of Amendment No. 3 Non-Exchanging Lenders with the gross proceeds of the Additional Term B-2 Loans, (iii) the Term B-2 Loans are established pursuant to Section 2.15 and Amendment No. 3 which, for the avoidance of doubt, constitutes an Additional Credit Extension Amendment and (iv) the initial Interest Period for the Term B-2 Loans shall be as set forth in Section 2 of Amendment No. 3.

(d) (i) each Amendment No. 4 Cashless Option Lender agrees to exchange its Term B-2 Loans for a like principal amount of Term B-3 Loans on the Amendment No. 4 Effective Date, (ii) the Additional Term B-3 Lender agrees to make Additional Term B-3 Loans to the Borrower on the Amendment No. 4 Effective Date in a principal amount not to exceed its Additional Term B-3 Commitment on the Amendment No. 4 Effective Date and the Borrower shall prepay all Term B-2 Loans of Amendment No. 4 Non-Exchanging Lenders with the gross proceeds of the Additional Term B-3 Loans and (iii) the Term B-3 Loans are established pursuant to Section 2.15 and Amendment No. 4 which, for the avoidance of doubt, constitutes an Additional Credit Extension Amendment.

(e) (i) each Amendment No. 5 Cashless Option Lender agrees to exchange its Term B-3 Loans for a like principal amount of Term B-4 Loans on the Amendment No. 5 Effective Date, (ii) the Additional Term B-4 Lender agrees to make Additional Term B-4 Loans to the Borrower on the Amendment No. 5 Effective Date in a principal amount not to exceed its Additional Term B-4 Commitment on the Amendment No. 5 Effective Date and the Borrower shall prepay all Term B-3 Loans of Amendment No. 5 Non-Exchanging Lenders with the gross proceeds of the Additional Term B-4 Loans and (iii) the Term B-4 Loans are established pursuant to Section 2.15 and Amendment No. 5 which, for the avoidance of doubt, constitutes an Additional Credit Extension Amendment.

(f) (i) each Amendment No. 6 Cashless Option Lender agrees to exchange its Term B-4 Loans for a like principal amount of Term B-5 Loans on the Amendment No. 6 Effective Date, (ii) the Additional Term B-5 Lender agrees to make Additional Term B-5 Loans to the Borrower on the Amendment No. 6 Effective Date in a principal amount not to exceed its Additional Term B-5 Commitment on the Amendment No. 6 Effective Date and the Borrower shall prepay all Term B-4 Loans of Amendment No. 6 Non-Exchanging Lenders with the gross proceeds of the Additional Term B-5 Loans and (iii) the Term B-5 Loans are established pursuant to Section 2.15 and Amendment No. 6 which, for the avoidance of doubt, constitutes an Additional Credit Extension Amendment.

(g)  (i) each Term B-6 Lender agrees to make Term B-6 Loans to the Borrower on the Amendment No. 7 Effective Date in a principal amount not to exceed its Term B-6 Commitment on the Amendment No. 7 Effective Date, (ii) the Term B-6 Loans are established pursuant to Section 2.14 and Amendment No. 7 which, for the avoidance of doubt, constitutes an Additional Credit Extension Amendment and (iii) Term B-6 Loans may be Base Rate Loans or SOFR Loans as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans or SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, ~~and (ii~~(ii) three U.S. Government Securities Business prior to the requested date of any Borrowing of, conversion to or continuation of SOFR Loans or of any conversion of SOFR Loans to Base Rate Loans and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans or SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans or SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loans in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the Loans shall be converted to a Base Rate Loan. Any such automatic conversion to Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans or SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans or SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to a Base Rate Loan described in Section 2.02(a). Each Lender shall make the amount of its Loans available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Citi with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan or a SOFR Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan or SOFR Loan. During the existence of a Default, no Loan may be converted to or continued as Eurodollar Rate Loans or SOFR Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans or SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Citi’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than (x) in the case of Eurodollar Rate Loans, ten Interest Periods in effect and (y) in the case of SOFR Loans, ten Interest Periods in effect.

2.03 Prepayments.

(a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty (subject to clause (ii) of this Section 2.03(a)); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans ~~and (2~~, (2) three U.S. Government Securities Business Days prior to any date of prepayment of SOFR Loans and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans or SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans or SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan or a SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Loans pursuant to this Section 2.03(a) shall be applied to the principal repayment installments thereof as directed by the Borrower, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages.

Notwithstanding the foregoing or anything in this Agreement to the contrary, each Term B-6 Lender hereby agrees that at any time after each other Lender has consented to the same, the Borrower and the Administrative Agent may make such technical changes to this Section 2.03 as may be necessary to allow for the Borrower to direct any voluntary prepayment to one or more particular Class or Classes of Loans without ratably prepaying each other Class of Loans. The consent set forth in the prior sentence shall be binding upon each Term B-6 Lender’s successors and assigns.

(ii) Notwithstanding the foregoing, in the event that, prior to the six-month anniversary of the Amendment No. ~~6~~7 Effective Date, the Borrower (i) makes any prepayment of Term B-~~5~~6 Loans in connection with any Repricing Transaction the primary purpose (as determined by the Borrower in good faith) of which is to decrease the Weighted Average Yield on such Term B-~~5~~6 Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose (as determined by the Borrower in good faith) of which is to decrease the Weighted Average Yield on the Term B-~~5~~6 Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of Term B-~~5~~6 Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), a premium equal to 1.00% of the aggregate principal amount of the applicable Term B-~~5~~6 Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

(b) Mandatory. Subject to the ABL Intercreditor Agreement:

(i) (A) if (x) the Borrower or any of its Restricted Subsidiaries consummate any Asset Sale or (y) any Involuntary Disposition occurs, which results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds in excess for all such Dispositions that have occurred subsequent to the immediately prior prepayment pursuant to this Section 2.03(b) (or, if there is no such prior prepayment, on or subsequent to the Closing Date) of $40,000,000, the Borrower shall cause to be prepaid on or prior to the date which is ten Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Loans in an amount equal to 100% of all Net Cash Proceeds received; provided that no such prepayment shall be required pursuant to this Section 2.03(b)(i)(A) if, on or prior to such date, the Borrower shall have given written notice to the Administrative Agent of its intention to reinvest or cause to be reinvested all or a portion of such Net Cash Proceeds in accordance with Section 2.03(b)(i)(B) (which election may only be made if no Event of Default has occurred and is then continuing).

(B) with respect to any Net Cash Proceeds realized or received with respect to any Disposition, at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower may use all or any portion of such Net Cash Proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful for its business (including for making Acquisitions) within (i) 365 days of the receipt of such Net Cash Proceeds or (ii) if the Borrower enters into a legally binding commitment to use such Net Cash Proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful for its business within 365 days after receipt of such Net Cash Proceeds, within 540 days after receipt of such Net Cash Proceeds; provided further that if any Net Cash Proceeds are not so used within the time period set forth above in this Section 2.03(b)(i)(B) or are no longer intended to be so used at any time after delivery of a notice of such election, an amount equal to any such Net Cash Proceeds shall be promptly applied to the prepayment of the Loans as set forth in this Section 2.03. In addition to the foregoing, any reinvestment of the type described in this Section 2.03(b)(i)(B), in each case made within 180 days prior to a Disposition, shall be deemed to satisfy this Section 2.03(b)(i)(B) with respect to the application of the Net Cash Proceeds from such Disposition.

(ii) Upon the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any (x) Refinancing Term Loans, (y) Refinancing Equivalent Debt or (z) any Debt that is not expressly permitted to be incurred or issued pursuant to Section 7.02, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary (such prepayments to be applied as set forth in clause (iii) below).

(iii) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.03(b) shall be applied ~~ratably~~ to the principal repayment installments thereof as directed by the Borrower; provided that each prepayment of Loans pursuant to this Section 2.03(b), other than those due to the incurrence or issuance of Refinancing Term Loans or Refinancing Equivalent Debt, shall be applied so that the aggregate amount of such prepayment is allocated among the Term B-5 Loans and the Term B-6 Loans pro rata based on the aggregate principal amount of outstanding Term B-5 Loans and Term B-6 Loans, if any.

(iv) Notwithstanding any other provision of Section 2.03 to the contrary, to the extent that all or any of the Net Proceeds giving rise to a mandatory prepayment pursuant to this Section 2.03(b) is attributable to a Disposition by a Foreign Subsidiary, such mandatory prepayment will be limited to the extent the repatriation of such Net Proceeds would, in the good faith judgment of the Borrower, result in material adverse tax consequences and shall be subject to permissibility under local law (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors). Notwithstanding the foregoing, any prepayments required to be made after application of the foregoing proviso shall be net of any costs, expenses or taxes incurred by the Borrower or any of its Restricted Subsidiaries arising as a result of the repatriation of such Net Proceeds.

(v) Any Lender may reject all of its share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Loans required to be made pursuant to Section 2.03(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided, however, in no event may the proceeds of any Refinancing Term Loans or Refinancing Equivalent Debt be rejected. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans. Any Declined Proceeds shall be retained by the Borrower (or the other applicable Loan Party or Restricted Subsidiary).

2.04 Termination or Reduction of Commitments. The Aggregate Commitments shall be automatically and permanently reduced to zero on the date of the Borrowing.

2.05 Repayment of Loans. On each Quarterly Payment Date, (A) in the case of the Term B-5 Loans, beginning with the Quarterly Payment Date in December 2018, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the principal amount of Term B-5 Loans then outstanding in an amount equal to $1,626,256.00 (which amount shall be reduced as a result of application of prepayments in accordance with the order of priority set forth in Sections 2.03(a) or (b), as applicable) and (B) in the case of the Term B-6 Loans, beginning with the Quarterly Payment Date in December 2022, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the principal amount of Term B-6 Loans then outstanding in an amount equal to 0.25% of the aggregate initial principal amount of all Term B-6 Loans borrowed by the Borrower pursuant to Section 2.01(g) (which amount shall be reduced as a result of application of prepayments in accordance with the order of priority set forth in Sections 2.03(a) or (b), as applicable). The remaining unpaid principal amount of the Term B-5 Loans and all other Obligations under or in respect of the Term B-5 Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term B-5 Loans outstanding on such date. The remaining unpaid principal amount of the Term B-6 Loans and all other Obligations under or in respect of the Term B-6 Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term B-6 Loans outstanding on such date.

2.06 Interest.

(a) Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Eurodollar Rate for such Interest Period plus (B) the Applicable Rate; ~~and (ii~~(ii) each SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) Adjusted Term SOFR for such Interest Period plus (B) the Applicable Rate and (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate.

(b) While any Event of Default set forth in Sections 8.01(a) and (f) exists, the Borrower shall pay interest on (i) the principal amount of all of its outstanding Loans hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate (ii) and all other outstanding amounts (other than principal) hereunder that are not paid when due at a fluctuating interest rate per annum at all times equal to the Default Rate. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand, and (iii) accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.07 Fees.

(a) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Engagement Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b) The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement on the Closing Date, an upfront payment in an amount equal to 0.50% of the stated principal amount of such Lender’s Initial Loan. Such payment shall be made to each Lender out of the proceeds of such Lender’s Initial Loan as and when funded on the Closing Date. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in amounts and at times separately agreed upon between the Borrower and the Administrative Agent.

2.08 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Citi’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.09 Evidence of Debt. Subject to Section 10.06(c), the Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent (including the Register described in Section 10.06(c)) shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a registered Note, payable to such Lender and its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.10 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans or SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans or SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date and time in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.11 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.12 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the committed Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.13 Extensions of Loans.

(a) The Borrower may from time to time, pursuant to the provisions of this Section 2.13, agree with one or more Lenders holding Loans to extend the maturity date, and otherwise modify the economic terms of any such Loans or any portion thereof (including, without limitation, by increasing the interest rate or fees payable and/or modifying the amortization schedule in respect of such Loans) or any portion thereof (each such modification an “Extension” and any Loans extended pursuant to an Extension, “Extended Term Loans”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by Borrower to all Lenders holding Loans of the applicable Class, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Loans of such Class of each Lender) and on the same terms to each such Lender. In connection with each Extension, Borrower will provide notification to Citi (for distribution to the Lenders holding Loans of such Class), no later than 30 days prior to the maturity of such Loans, of the requested new maturity date for the Extended Term Loans and the due date for Lender responses. In connection with any Extension, each Lender wishing to participate in such Extension shall, prior to such due date, provide Administrative Agent with a written notice thereof in a form reasonably satisfactory to Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. Extended Term Loans shall be deemed to be a separate Class of loans and shall cease to be a part of the Class they were a part of immediately prior to the Extension.

(b) Each Extension shall be subject to the following:

(i) no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension;

(ii) except as to interest rates, fees, scheduled amortization, final maturity date (which shall, subject to clause (iii) below, be determined by Borrower and set forth in the relevant Extension Offer), the Extended Term Loans shall have the same terms as the Class of Loans, subject to the related Extension Offer; provided that at no time shall there be more than five different Classes of Loans;

(iii) the final maturity date of any Extended Term Loans shall be later than the final maturity date of such Class of Loans so extended, and the Weighted Average Life to Maturity of any Loans of a Class to be extended pursuant to an Extension shall be no shorter than the Weighted Average Life to Maturity of such Class;

(iv) if the aggregate principal amount of Loans of a Class in respect of which Lenders shall have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans of such Class offered to be extended by Borrower pursuant to the relevant Extension Offer, then such Loans of such Class shall be extended ratably up to such maximum amount based on the relative principal amounts thereof (not to exceed any Lender’s actual holdings of record) with respect to which such Lenders accepted such Extension Offer;

(v) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by Borrower generally directed to the applicable Lenders under the applicable Class in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to Administrative Agent; and

(vi) no Extension shall become effective unless, on the proposed effective date of such Extension:

(A) the Administrative Agent shall have received a fully executed and delivered Committed Loan Notice;

(B) as of the date of such Extension, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of such date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

(C) as of the date of such Extension, no event shall have occurred and be continuing or would result from the consummation of such Extension that would constitute an Event of Default or a Default.

(c) For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.11 and Section 10.01 will not apply to Extensions of Loans, pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.13.

(d) The Lenders hereby irrevocably authorize Administrative Agent to enter into Additional Credit Extension Amendments as may be necessary in order establish new Classes of Extended Term Loans, in each case on terms consistent with this Section 2.13. Notwithstanding the foregoing, Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.13 and, if Administrative Agent seeks such advice or concurrence, Administrative Agent shall be permitted to enter into such amendments with Borrower in accordance with any instructions received from such Required Lenders and shall also be entitled to refrain from entering into such amendments with Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by Administrative Agent for any such advice or concurrence, all such Additional Credit Extension Amendments entered into with Borrower by Administrative Agent under this Section 2.13 shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extensions, the appropriate Loan Parties shall (at their expense) amend (and Administrative Agent is hereby directed to amend) any Mortgage (or any other Loan Document that Administrative Agent reasonably requests to be amended to reflect an Extension) that has a maturity date prior to the Latest Maturity Date after giving effect to such Extension so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to Administrative Agent).

(e) In connection with any Extension, Borrower shall provide Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, Administrative Agent to accomplish the purposes of this Section 2.13.

2.14 Increase in Commitments.

(a) The Borrower may by written notice to Administrative Agent elect to seek commitments (“Additional Commitments”) to increase the aggregate principal amount of any existing Class of Loans or to establish one or more new Classes of Loans (“Additional Term Loans”); provided that:

(i) the aggregate amount of all Additional Commitments shall not exceed the Incremental Cap;

(ii) any such increase or any new Class shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof; provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the preceding clause (i);

(iii) no existing Lender shall be required to provide any Additional Commitments;

(iv) each of the following conditions required to be set forth in the applicable Additional Credit Extension Amendment shall have been satisfied;

(v) the final maturity date of any Additional Term Loans shall be no earlier than the Maturity Date of the Term B-5 Loans and, other than with respect to Customary Term A Loans, revolving credit facilities or any customary bridge facility, the Term B-6 Loans;

(vi) the Additional Term Loans shall have a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Term B-5 Loans and, other than with respect to Customary Term A Loans, revolving credit facilities or any customary bridge facility, the Term B-6 Loans;

(vii) the interest margins for the Additional Term Loans shall be determined by Borrower and the Lenders of such Additional Term Loans; provided that (A) in the event that the Weighted Average Yield for any Additional Term Loans is greater than the Weighted Average Yield for the Term B-5 Loans by more than 50 basis points, then the Applicable Rate for the Term B-5 Loans shall be increased to the extent necessary so that the Weighted Average Yield for such Additional Term Loans is not more than 50 basis points higher than the Weighted Average Yield for the Term B-5 Loans and (B) in the event that the Weighted Average Yield for any floating rate, Dollar-denominated syndicated Additional Term Loans (other than with respect to Customary Term A Loans or revolving credit facilities) incurred within twenty-four (24) months after the Amendment No. 7 Effective Date (other than (x) any Additional Term Loans established for the primary purposes of financing a Permitted Acquisition or other Investment and (y) Additional Term Loans in an aggregate amount not to exceed the greater of (i) $725.0 million and (ii) an amount equal to 100% of Consolidated Cash Flow Available for Fixed Charges for the Four Quarter Period) is greater than the Weighted Average Yield for the Term B-6 Loans by more than 50 basis points, then the Applicable Rate for the Term B-6 Loans shall be increased to the extent necessary so that the Weighted Average Yield for such Additional Term Loans is not more than 50 basis points higher than the Weighted Average Yield for the Term B-6 Loans;

(viii) all other terms of the Additional Term Loans (other than as set forth in clauses (iv) through (vii) above), if more restrictive, taken as a whole, than the terms ~~of~~applicable to the Term B-5 Loans and Term B-6 Loans (as determined by the Borrower in its reasonable business judgment), such other terms shall be reasonably acceptable to the Borrower and the Administrative Agent;

(ix) the security interest and guaranties benefiting the Additional Term Loans (and advances of credit thereunder) will rank pari passu in right of payment and security with the existing credit facilities provided for herein; and

(x) any Additional Term Loans shall share on a pro rata basis in any voluntary and mandatory prepayments with the Term B-5 Loans and shall share on a pro rata basis in mandatory prepayments with the Term B-6 Loans or, if agreed to by the lenders of Additional Term Loans, on a less than pro rata basis (but in no event on a greater than pro rata basis).

(b) Each such notice shall specify (x) the date (each, an “Additional Commitments Effective Date”) on which Borrower proposes that the Additional Commitments shall be effective, which shall be a date reasonably acceptable to Administrative Agent and (y) the identity of the Persons (each of which shall be an Eligible Assignee (for this purpose treating a Lender of Additional Commitments as if it were an assignee)) whom Borrower proposes would provide the Additional Commitments and the portion of the Additional Commitment to be provided by each such Person. As a condition precedent to the effectiveness of any Additional Commitments, Borrower shall deliver to Administrative Agent a certificate dated as of the Additional Commitments Effective Date signed by an Authorized Officer of Borrower certifying that, before and after giving effect to the Additional Commitments (and assuming full utilization thereof), the condition set forth in Section 2.14(a)(iv) is satisfied.

(c) On each Additional Commitments Effective Date with respect to any Additional Commitment, each Person with an Additional Commitment shall make an Additional Term Loan to Borrower in a principal amount equal to such Person’s Additional Commitment.

(d) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may issue one or more series of Incremental Equivalent Debt in an aggregate principal amount not to exceed, as of the date of and after giving effect to the issuance of any such Incremental Equivalent Debt, the Incremental Cap.

(e) The issuance of any Incremental Equivalent Debt pursuant to this Section 2.14, shall (i) in all cases, be subject to the terms and conditions applicable to Additional Commitments set forth under Sections 2.14(a)(i), (a)(ii), (a)(iii), (a)(v), (a)(vi), (a)(vii) (if such Incremental Equivalent Debt is in the form of term loans secured on a pari passu basis with the Term B-5 Loans and Term B-6 Loans) and (a)(viii), as if set forth in this Section 2.14(e), mutatis mutandis (and, for the avoidance of doubt, the interest rate, upfront fees and original issue discount for any Incremental Equivalent Debt shall be as determined by the Borrower), (ii) the covenants, events of default, guarantees and other terms of such Incremental Equivalent Debt shall be customary for similar debt instruments in light of then-prevailing market conditions at the time of issuance and in any event not materially more restrictive, taken as a whole, to the Borrower and the other Restricted Subsidiaries than those set forth in this Agreement (other than with respect to interest rate and redemption provisions), except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of issuance, it being understood that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent prior to or at the incurrence of such Incremental Equivalent Debt, together with a reasonably detailed description of the material terms and conditions of such Incremental Equivalent Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions of the Incremental Equivalent Debt satisfy the requirement set forth in this clause (e), shall be conclusive evidence that such terms and conditions have been satisfied, (iii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (iv) in the case of Incremental Equivalent Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset the Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (v) if such Incremental Equivalent Debt is secured, such Incremental Equivalent Debt shall be subject to an applicable Intercreditor Agreement, and (vi) the terms of such Incremental Equivalent Debt do not provide for any scheduled amortization or mandatory repayment, mandatory redemption, mandatory offer to purchase or sinking fund obligation prior to the date that is 91 days after the Latest Maturity Date at the time of incurrence, issuance or obtainment of such Incremental Equivalent Debt, other than customary prepayments, repurchases or redemptions of or offers to prepay, redeem or repurchase upon a change of control, asset sale event or casualty or condemnation event, customary prepayments, redemptions or repurchases or offers to prepay, redeem or repurchase based on excess cash flow (in the case of loans) and customary acceleration rights upon an event of default.

(f) This Section 2.14 shall supersede any provisions in Section 3.06 or Section 10.01 to the contrary. The Additional Commitments shall be documented by an Additional Credit Extension Amendment executed by the Persons providing the Additional Commitments (and the other Persons specified in the definition of “Additional Credit Extension Amendment” but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.14.

2.15 Refinancing Term Loans.

(a) Borrower may at any time and from time to time, by written notice to Administrative Agent, request the establishment of one or more additional Classes of Loans under this Agreement or an increase to an existing Class of Loans under this Agreement the proceeds of which are used, concurrently or substantially concurrently with the incurrence thereof, solely to refinance all or any portion of any outstanding Loans (“Refinancing Term Loans”); provided that:

(i) each Class of Refinancing Term Loans shall be in an aggregate amount of no less than $10,000,000 (or such other amount necessary to repay any Class of outstanding Loans in full);

(ii) such Refinancing Term Loans shall be in an aggregate principal amount not greater than the aggregate principal amount outstanding of Loans to be refinanced plus any accrued interest, premiums, fees, costs and expenses related thereto (including any original issue discount or upfront fees);

(iii) the final maturity date of such Refinancing Term Loans shall be no earlier than the maturity date of the Loans being refinanced, and the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then remaining Weighted Average Life to Maturity of each Class of Loans being refinanced;

(iv) (A) the pricing, rate floors, discounts, fees and optional and mandatory prepayment or redemption provisions applicable to such Refinancing Term Loans shall be as agreed between Borrower and the Refinancing Term Lenders so long as, in the case of any mandatory prepayment or redemption provisions, such Refinancing Term Lenders do not participate on a greater than pro rata basis in any such prepayments as compared to Lenders and (B) the covenants and other terms applicable to such Refinancing Term Loans (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between Borrower and the lenders providing such Refinancing Term Loans, shall be substantially similar to, or, taken as a whole, not materially less favorable to the Borrower (as determined by the Borrower in its reasonable business judgment) than those applicable to any Class of Loans being refinanced, except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or are otherwise reasonably acceptable to the Administrative Agent;

(v) no existing Lender shall be required to provide any Refinancing Term Loans;

(vi) the Refinancing Term Loans shall rank pari passu in right of payment and/or of security with the existing Loans; and

~~(vii)~~ (vii) any Refinancing Term Loans (other than with respect to any of the Term B-6 Loans) shall be subject to the provisions set forth in Section 2.14(a)(vii) as if such Refinancing Term Loans were Additional Term Loans incurred under Section 2.14.

(b) Each such notice shall specify (x) the date (each, a “Refinancing Term Effective Date”) on which Borrower proposes that the Refinancing Term Loans be made, which shall be a date reasonably acceptable to the Administrative Agent and (y) the identity of the Persons (each of which shall be an Eligible Assignee (for this purpose treating a Lender of Refinancing Term Loans as if it were an assignee)) who Borrower proposes would provide the Refinancing Term Loans and the portion of the Refinancing Term Loans to be provided by each such Person. On each Refinancing Term Effective Date, each Person with a commitment for a Refinancing Term Loan (each such Person, a “Refinancing Term Lender”) shall make a Refinancing Term Loan to Borrower in a principal amount equal to such Person’s Commitment therefor.

(c) In lieu of Incurring any Refinancing Term Loans, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Closing Date issue, Incur or otherwise obtain (A) secured Debt in the form of one or more series of first lien senior secured notes (such notes, “Permitted Pari Passu Secured Refinancing Debt”), (B) secured Debt in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured term loans (such notes or term loans, “Permitted Junior Secured Refinancing Debt”) and (C) unsecured or subordinated Debt in the form of one or more series of unsecured or subordinated notes or term loans (such notes or term loans, “Permitted Unsecured Refinancing Debt” and together with Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt, and, in each case, any Permitted Refinancing thereof, “Refinancing Equivalent Debt”), in each case, in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any existing Class of Loans (such Loans, “Refinanced Term Loans”); provided that:

(i) the proceeds of such Refinancing Equivalent Debt shall be used, concurrently or substantially concurrently with the incurrence thereof, solely to refinance all or any portion of any outstanding Loans;

(ii) such Refinancing Equivalent Debt Loans shall be in an aggregate principal amount not greater than the aggregate principal amount outstanding of Loans to be refinanced plus any accrued interest, premiums, fees, costs and expenses related thereto (including any original issue discount or upfront fees);

(iii) if such Refinancing Equivalent Debt is in the form of loans, the final maturity date of such Refinancing Equivalent Debt shall be no earlier than the maturity date of the Loans being refinanced, and the Weighted Average Life to Maturity of such Refinancing Equivalent Debt shall be no shorter than the then remaining Weighted Average Life to Maturity of the Refinanced Term Loans;

(iv) if such Refinancing Equivalent Debt is in the form of notes, such Refinancing Equivalent Debt shall not have scheduled amortization or payments of principal and not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary “AHYDO catch-up payments,” offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the Maturity Date of the Refinanced Term Loans;

(v) such Refinancing Equivalent Debt shall not be guaranteed by Persons other than Guarantors;

(vi) if in the form of subordinated Permitted Unsecured Refinancing Debt, shall be subject to a subordination agreement to which a senior representative acting on behalf of the holders of such Permitted Unsecured Refinancing Debt shall have become a party or otherwise subject (or, alternatively, terms in the definitive documentation for such Refinancing Equivalent Debt shall contain subordination provisions reasonably acceptable to the Borrower and Administrative Agent);

(vii) (A) the pricing, rate floors, discounts, fees and optional and mandatory prepayment or redemption provisions applicable to such Refinancing Equivalent Debt shall be as agreed between Borrower and the parties providing such Refinancing Equivalent Debt so long as, in the case of any mandatory prepayment or redemption provisions, such Refinancing Equivalent Debt do not participate on a greater than pro rata basis in any such prepayments as compared to Lenders hereunder and (B) the covenants and other terms applicable to such Refinancing Equivalent Debt (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between Borrower and the parties providing such Refinancing Equivalent Debt, shall be substantially similar to, or, taken as a whole, not materially less favorable to the Borrower (as determined by the Borrower in its reasonable business judgment) than those applicable to any Class of Loans being refinanced, except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or are otherwise reasonably acceptable to the Administrative Agent;

(viii) if either in the form of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, such Refinancing Equivalent Debt shall be subject to security agreements relating to such Refinancing Equivalent Debt that are substantially the same as or more favorable to the Loan Parties than the Collateral Documents or otherwise reasonably satisfactory to the Administrative Agent;

(ix) if Permitted Pari Passu Secured Refinancing Debt, such Refinancing Equivalent Debt (x) shall be secured by the Collateral on a pari passu basis with the Obligations and shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral and (y) shall be subject to a customary intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent;

(x) if Permitted Junior Secured Refinancing Debt, such Refinancing Equivalent Debt (x) shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral and (y) shall be subject to a customary lien subordination or intercreditor arrangement in form and substance reasonably satisfactory to the Administrative Agent;

(xi) any Refinancing Equivalent Debt (other than with respect to any of the Term B-6 Loans) in the form of loans secured on a pari passu basis with the Loans shall be subject to the provisions set forth in Section 2.14(a)(vii) as if such Refinancing Equivalent Debt were Additional Term Loans incurred under Section 2.14; and

(xii) shall be Incurred solely to repay, repurchase, retire or refinance substantially concurrently the Refinanced Term Loans.

(d) This Section 2.15 shall supersede any provisions in Section 3.06 or Section 10.01 to the contrary. The Refinancing Term Loans shall be documented by an Additional Credit Extension Amendment executed by the Persons providing the Refinancing Term Loans (and the other Persons specified in the definition of “Additional Credit Extension Amendment” but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.15.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) All payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall, to the extent permitted by applicable Laws, be made free and clear of and without reduction or withholding for any Taxes.

(ii) If any applicable withholding agent shall be required by the Code or other applicable Laws to withhold or deduct any Taxes, including withholding Taxes, in respect of any such payment, then (A) the applicable withholding agent shall withhold or make such deductions as are determined by the applicable withholding agent to be required to be withheld or deducted, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code or other applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or deductions have been made (including withholding or deductions applicable to additional sums payable under this Section 3.01) each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c) Tax Indemnifications.Without limiting the provisions of subsection (a) or (b) above, the Borrower shall indemnify the Administrative Agent and each Lender and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent or such Lender, as the case may be, and any penalties and interest arising therefrom or with respect thereto (other than any penalties and interest attributable to the gross negligence or willful misconduct of the Administrative Agent or such Lender, as applicable, as determined in a final, non-appealable judgment by a court of competent jurisdiction), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at any time(s) reasonably requested by the Borrower or the Administrative Agent, such properly and duly completed and executed forms and other documentation prescribed by applicable Laws and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Loan Parties pursuant to this Agreement or under any other Loan Document or otherwise to establish such Lender’s status for withholding Tax purposes in the applicable jurisdiction. Each Lender agrees that if any documentation it previously delivered pursuant to this Section 3.01(e) expires or becomes obsolete or inaccurate in any respect, it promptly shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(ii) Without limiting the generality of the foregoing

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Person becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Lender is legally entitled to do so) two duly executed originals of Internal Revenue Service Form W-9 or such other documentation or information reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to U.S. federal backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under applicable Law to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) two duly executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) two duly executed originals of Internal Revenue Service Form W-8ECI,

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and that no interest payments under any Loan Documents are effectively connected with such Foreign Lender’s conduct of a United States trade or business (a “US Tax Compliance Certificate”) and (y) two duly executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E,

(IV) in the case of a Foreign Lender that is not the beneficial owner (e.g., where the Lender is a partnership or a participating Lender), two duly executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a US Tax Compliance Certificate, substantially in the form of Exhibit F-2, Exhibit F-3 or Exhibit F-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of such direct and indirect partner(s), or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding Tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(C) If a payment made to a Foreign Lender would be subject to United States federal withholding Tax imposed by FATCA if such Foreign Lender fails to comply with the applicable reporting requirements of FATCA, such Foreign Lender shall deliver to the Administrative Agent and the Borrower on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally eligible to do so), any documentation required under any applicable Law or reasonably requested by the Administrative

Agent or the Borrower sufficient for the Administrative Agent or the Borrower to comply with their obligations under FATCA and to determine that such Foreign Lender has complied with such applicable reporting requirements. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Notwithstanding anything to the contrary in this Section, no Lender shall be required to deliver any documentation that it is not legally eligible to deliver.

(iv) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender pursuant to this Section 3.01(e).

(f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes and any loss or gain realized in the conversion of such funds from or to another currency) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.02 Illegality. ~~If~~

(a)  In the case of Term B-5 Loans, if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(b) In the case of Term B-6 Loans, if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii)(y) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii)(y) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03 Inability to Determine Rates.

(a)  With respect to the Term B-5 Loans:

(i)  ~~(a)~~ Unless and until a Replacement Rate is implemented in accordance with clause (b) below, if the Required Lenders determine that for any reason in connection with a request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (~~i~~1) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (~~ii~~2) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (~~iii~~3) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(ii)  ~~(b)~~ Notwithstanding anything to the contrary in Section 3.03(a)(i) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (~~i~~1) the circumstances described in Section 3.03(a)(i)(1) or (a)(~~ii~~i)(2) have arisen and that such circumstances are unlikely to be temporary, (~~ii~~2) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (~~iii~~3) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 3.03(a)(i)(1), (a)(~~ii), (b)(~~i)~~, (b)(ii~~(2), (a)(ii)(2), (a)(ii)(2) or (~~b~~a)(~~iii~~ii)(3) occurs with respect to the Replacement Rate or (B) the Required Lenders (either directly or through the Administrative Agent) notify the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.03(~~b~~a)(ii). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 10.02), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (~~b~~a)(ii), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders)~~.~~

(b) With respect to the Term B-6 Loans, subject to Section 3.07, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i)  the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05. Subject to Section 3.07, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii)(y) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement);

(ii) subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan or SOFR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes indemnifiable under Section 3.01 and any Excluded Taxes); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans or SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan or SOFR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); ~~or~~

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.06(b);

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders; Designation of a Different Lending Office.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 or Section 3.05) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any amounts under Section  2.03(a)(~~ii~~iii ));

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

3.07 Benchmark Replacement Setting.

(a)  Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark

Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.07(a)(i) will occur prior to the applicable Benchmark Transition Start Date;

(ii)  No swap agreement shall be deemed to be a “Loan Document” for purposes of this Section 3.07).

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.07(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.07.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, as of the Amendment No. 7 Effective Date, this Section 3.07 shall apply solely to the Term B-6 Loans and Term B-6 Commitments and the Term B-6 Lenders thereunder.

3.08 ~~3.07~~ Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSION

4.01 Conditions of Credit Extension. The obligation of each Lender to make its Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a duly authorized Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement and the Guaranty;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note at least two Business Days prior to the Closing Date;

(iii) a security agreement (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.13, in each case as amended, the “Security Agreement”), duly executed by each Loan Party, together with:

(A) certificates representing the Pledged Securities referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B) proper financing statements, duly prepared for filing under the Uniform Commercial Code or other applicable Law in all jurisdictions necessary in order to perfect and protect the Liens created under the Security Agreements (in the circumstances and to the extent required under such Security Agreements), covering the Collateral described in the Security Agreement,

(C) the Perfection Certificate and certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, completed requests for information, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

(D) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary in order to perfect the Liens created thereby (or evidence that such actions, recordings and filings shall be completed concurrently with the initial borrowing under the Facility), and

(E) evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken (or shall be taken concurrently with the initial borrowing under the Facility) (including receipt of duly executed payoff letters, UCC-3 termination statements and consent agreements);

(iv) intellectual property security agreements (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered pursuant to Section 6.13 or the Security Agreement, in each case as amended, the “Intellectual Property Security Agreement”), duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken (or evidence that such actions, recordings and filings shall be completed concurrently with the initial borrowing under the Facility);

(v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in such Loan Party’s jurisdiction of organization or formation;

(vii) a favorable opinion of Jones Day, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(viii) a favorable opinion of (A) Lewis Brisbois Bisgaard & Smith LLP, local counsel to the Loan Parties in Nevada and (B) Verrill Dana LLP, local counsel to the Loan Parties in Connecticut, in each case, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(ix) the Lead Arrangers shall have received pro forma balance sheet and related statement of operations of the Borrower for fiscal year 2014 and for the latest four-quarter period ending with the latest fiscal quarter covered by the latest quarterly financial statements of the Borrower filed with the SEC in each case after giving effect to the Transaction (the “Pro Forma Financial Statements”);

(x) forecasts prepared by management of income statements for each month for the twelve months following the Closing Date and balance sheets, income statements and cash flow statements for each year on an annual basis commencing with the first fiscal year following the Closing Date through fiscal year 2020;

(xi) certificates attesting to the Solvency of the Borrower and its Subsidiaries, taken as a whole, after giving effect to the Transaction, from the Borrower’s chief financial officer or treasurer;

(xii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance and endorsements, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or mortgagee and loss payee, as the case may be and as required under the Loan Documents, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral; and

(xiii) a Committed Loan Notice relating to the Borrowing. (b) (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid (or, in each case, shall be paid concurrently with the initial borrowing under the Facility).

(c) the Borrower shall have paid (or shall be paid concurrently with the borrowing of the Initial Loans on the Closing Date) the reasonable fees and expenses of the Administrative Agent, the Arrangers and the Lenders (including, without limitation, fees and reasonable out-of-pocket expenses of counsel to the Administrative Agent and the Arrangers).

(d) the Administrative Agent shall have received, at least five days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent such information is requested by the Administrative Agent at least ten days prior to the Closing Date.

(e) the accuracy in all material respects (or in all respects where qualified by materiality or material adverse effect), with respect to the Borrower and its subsidiaries, of the representations and warranties contained herein and in the other Loan Documents (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(f) the ABL Intercreditor Agreement shall have been duly executed and delivered by each party thereto, and shall be in full force and effect.

(g) the Intercompany Subordination Agreement shall have been duly executed and delivered by each Domestic Subsidiary that is not a Loan Party, and shall be in full force and effect.

(h) no event shall have occurred and be continuing or would result from the consummation of the Credit Extension of the Closing Date and the other Transactions that would constitute an Event of Default or a Default.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower makes the following representations and warranties to the Administrative Agent and the Lenders which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the Closing Date and such representations and warranties shall survive the execution and delivery of this Agreement:

5.01 Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transactions contemplated hereby, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Conflict.

(a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or organizational action on the part of such Loan Party.

(b) Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the Transactions contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in (a) any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other Organization Documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Restricted Subsidiaries is a party or by which it or any of its Restricted Subsidiaries is bound or to which it is subject, except where such conflict or default would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (b) the creation or enforcement of any Lien upon any property (now or hereafter acquired) of any Loan Party or any of its Restricted Subsidiaries (other than Liens granted under the Loan Documents or permitted under Section 7.01).

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or for the consummation of the transactions contemplated thereby, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, or (c) the perfection of the Liens created under the Collateral Documents (including the first priority nature thereof to the extent required by the Loan Documents) except (i) for those registrations, exemptions, orders, authorizations, consents, approvals, notices or other actions that have been made, obtained, given or taken, (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent for filing and/or recordation, or (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

5.04 Binding Effect.

(a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) The Liens in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents constitute, to the extent required by the Collateral Documents, first priority Liens, subject to Permitted Encumbrances, Permitted Liens or other Liens permitted by the Loan Documents. Except for filings contemplated on the Closing Date or such later date as is contemplated by this Agreement and the Collateral Documents, no filings are required to perfect such Liens.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (B) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (C) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Debt, in each case to the extent required by GAAP.

(b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated September 30, 2015, and the related consolidated statements of operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d) The Pro Forma Financial Statements fairly present in all material respects the consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries that (i) as of the Closing Date, purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction or (ii) has or, if adversely determined, would reasonably be expected to have, a Material Adverse Effect.

5.07 No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. 5.08 Ownership of Property. Each of the Loan Parties and its Restricted Subsidiaries has (i) with respect to interests in owned real property, good record and marketable legal and insurable fee simple title, subject only to Permitted Encumbrances, Liens permitted by the Loan Documents and other Liens acceptable to Administrative Agent, (ii) with respect to leasehold interests in real or personal property, valid leasehold interests, subject only to Permitted Encumbrances, Liens permitted by the Loan Documents and other Liens acceptable to Administrative Agent, and (iii) with respect to all other property, good and marketable title to such assets except for minor defects in title that do not materially interfere with such Loan Party’s or Subsidiary’s ability to conduct its business and to utilize such assets for their intended purposes and except where the failure to have such title or other property interests described above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.09 Environmental Compliance. Except as otherwise set forth in Schedule 5.09 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Borrower and its respective Subsidiaries, including their respective operations and properties, are in compliance with all Environmental Laws and possess and are in compliance with all Environmental Permits;(ii) neither the Borrower nor any of its Subsidiaries has received any written notices or claims relating to any Environmental Liability of the Borrower or any of its Restricted Subsidiaries; (iii) there are no and have never been any underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Loan Parties, on any property formerly owned or operated by the Borrower or any of its Restricted Subsidiaries in a condition that requires remedial or response action under any Environmental Law; (iii) there is no asbestos or asbestos-containing material in a condition that violates any Environmental Law on any property currently owned or operated by any Loan Party or any of its Restricted Subsidiaries; (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of any Loan Party, formerly owned or operated by the Borrower or any of its Restricted Subsidiaries in a condition that requires remedial or response action under any Environmental Law; (v) neither the Borrower nor any of its Restricted Subsidiaries is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; (vi) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by the Borrower or any of its Restricted Subsidiaries have been disposed of in a manner that would not reasonably expected to result in liability to any Loan Party and (viii) to the knowledge of any Loan Party, there are no facts, circumstances, conditions or occurrences which are expected to result in any Environmental Liability of the Borrower or any of its Subsidiaries.

5.10 Insurance. The properties of the Loan Parties are insured with financially sound insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11 Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Restricted Subsidiary of each Loan Party have been filed (or extensions have been obtained), and payment or adequate reserves, if any, as shall be required by GAAP have been made for the payment of all Taxes, fees, assessments and other governmental charges which have or may become due (including in the capacity of a withholding agent), except to the extent that such Taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves, if any, as shall be required by GAAP shall have been made.

5.12 ERISA Compliance.

(a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws, except where any failure to so comply would not reasonably be expected to result in a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax qualified status except where any such occurrence would not reasonably be expected to have a Material Adverse Effect.

(b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained in respect of any Pension Plan; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except, with respect to subsections (i) through (iii) above, as could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.13 Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and as of the Closing Date all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable (in each case, to the extent such concept is applicable under applicable law) and are owned by the Borrower or such Subsidiary in the amounts specified on Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents and Permitted Liens.

5.14 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the FRB.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940 or is subject to regulation under the Investment Company Act.

5.15 Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the Borrower’s industry) furnished by or on behalf of the Borrower or its Subsidiaries in writing to Administrative Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) hereafter furnished by or on behalf of the Borrower or its Subsidiaries in writing to the Administrative Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and will not omit to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Administrative Agent on October 20, 2015 represent, and as of the date on which any other Projections are delivered to the Administrative Agent, such additional Projections represent, Borrower’s good faith estimate, on the date such Projections are delivered, of the Borrower and its Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by the Borrower to be reasonable at the time of the delivery thereof to the Administrative Agent (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, that no assurances can be given that such Projections will be realized, and that actual results may differ in a material manner from such Projections). As of the Amendment No. 6 Effective Date, all of the information included in the Beneficial Ownership Certification, if applicable, is true and correct.

5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17 Solvency.

(a) The Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

(b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the Transactions with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

5.18 Patriot Act; Anti-Corruption Laws. To the extent applicable, the Borrower and each of its Subsidiaries is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001) (the “Patriot Act”); and (c) the Proceeds of Crime Money Laundering and Terrorist Finance Act (Canada) and the regulations promulgated thereunder. No part of the proceeds of the Loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA, or (ii) in any other manner that would cause a violation in any material respect of any applicable anti-bribery laws. No Loan Party nor any of its Subsidiaries, nor to the knowledge of any Loan Party, any director or officer, or any employee, agent or Affiliate of, any Loan Party or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a violation in any material respect by such persons of any applicable anti-bribery law. Furthermore, each Loan Party and, to the knowledge of each Loan Party, its Affiliates have conducted their businesses in compliance in all material respects with the UK Bribery Act, the FCPA and similar laws, rules or regulations, in each case, to the extent applicable to the Loan Parties and, in their reasonable business judgment, have instituted and maintain policies and procedures designed to ensure continued compliance therewith and with Sanctions.

5.19 OFAC and Other Sanctions. Neither the Borrower nor any of its Subsidiaries is in violation of any Sanctions applicable to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries, nor to the knowledge of any Loan Party, any director or officer, or any employee, agent or Affiliate of, the Borrower or any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities, or (d) is located, organized or a resident of a country or territory that is, or whose government is, the subject of Sanctions. No proceeds of any Credit Extension will be used by the Borrower or any of its Subsidiaries or any of their respective Controlled Affiliates, directly or indirectly, (i) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including without limitation any Person participating in Loans).

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied (other than contingent indemnification Obligations as to which no claim has been made) the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Restricted Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing or otherwise reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and (b) above, a customary management discussion and analysis of operating results; and

(d) if the Borrower has designated any Subsidiary as an Unrestricted Subsidiary, simultaneously with any delivery of financial statements pursuant to Section 6.01(a) or (b), the related consolidated financial statements reflecting the adjustments necessary to eliminate the accounts of all such Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.

6.02 Certificates; Other Information. Deliver to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer, controller or other senior financial officer of the Borrower; and

(b) promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02(b) or notices required to be delivered pursuant to Section 6.03(c) (to the extent any such documents or notices are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents or notices, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents or notices are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon the written request of the Administrative Agent, the Borrower shall deliver paper copies of such documents or notices to the Administrative Agent for any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents or notices and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents or notices referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents or notices.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly notify the Administrative Agent:

(a) upon any Responsible Officer becoming aware of the occurrence of any Default;

(b) upon any Responsible Officer becoming aware of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; or

(d) upon any Responsible Officer becoming aware of any announcement by Moody’s or S&P of any change or possible change in a Debt Rating.

Each notice pursuant to this Section 6.03 (other than Section 6.03(c) or (d)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, unless the same are being contested or disputed in good faith by appropriate proceedings diligently conducted and adequate reserves to the extent required in accordance with GAAP are being maintained by the Borrower or such Subsidiary or except to the extent the failure to pay or discharge any such obligation or liability would not reasonably be expect to result in a Material Adverse Effect.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. Except as otherwise permitted under Section 7.04 and Section 7.05, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, except for ordinary wear and tear, casualty and Dispositions permitted by this Agreement, and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties (real and personal) and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons. If any portion of any

Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound insurer, flood insurance in an amount and sufficient to comply with all applicable rules and regulations and (ii) deliver to the Administrative Agent evidence of such. All such insurance with respect to any Collateral shall name the Administrative Agent as mortgagee and loss payee (in the case of property insurance with respect to Collateral) or additional insured, as its interests may arise, on behalf of the Secured Parties (in the case of liability insurance).

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws (including but not limited to any Sanctions, the FCPA and the Patriot Act) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity in all material respects with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors and officers, in each case subject to Section 10.07, all at the expense of the Borrower as provided below and subject to Section 10.04 hereof, at such reasonable times during normal business hours and upon reasonable advance notice to the Borrower; provided that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the ~~Borrowers~~Borrower ’s expense; provided, further, that when an Event of Default has occurred and is continuing, the Administrative Agent or any such Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.

6.11 Use of Proceeds. Use the proceeds of the Initial Loans to finance the Transaction and for general corporate purposes not in contravention of any Law or of any Loan Document. Use the proceeds of the Term B-6 Loans to consummate the Dyneema Acquisition in accordance with the terms of the Dyneema Acquisition Agreement within five (5) business days of the Amendment No. 7 Effective Date (or such later date as the Term B-6 Lenders may agree in their sole discretion) and to pay fees and expenses in connection therewith.

6.12 Compliance with Environmental Laws. Except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: comply, and cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties as required by applicable Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.13 Covenant to Guarantee Obligations and Give Security.

(a) Upon the formation or acquisition (including by division) of any new direct or indirect Subsidiary (other than any Excluded Subsidiary or an Unrestricted Subsidiary) by any Loan Party following the Closing Date, or upon any Subsidiary ceasing to be an Excluded Subsidiary, then the Borrower shall, at the Borrower’s expense:

(i) within 30 days after such formation or acquisition or the date upon which such Subsidiary ceases to be an Excluded Subsidiary, as applicable (or such later date as permitted by Administrative Agent in its sole discretion), cause such Subsidiary to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii) within 30 days after such formation or acquisition or the date upon which such Subsidiary ceases to be an Excluded Subsidiary, as applicable (or such later date as permitted by Administrative Agent in its sole discretion), furnish to the Administrative Agent a Perfection Certificate, including without limitation, a description of the real properties of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent,

(iii) within 60 days after such formation or acquisition or the date upon which such Subsidiary ceases to be an Excluded Subsidiary, as applicable (or such later date as permitted by Administrative Agent in its sole discretion), cause such Subsidiary to duly execute and deliver to the Administrative Agent Mortgages for any Material Real Property as required under this Agreement, the Security Agreement, Security Agreement Supplements, intellectual property security agreement supplements and other security and pledge agreements, specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all pledged Equity Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)), securing payment of all the Obligations and constituting Liens on all such real and personal properties of such Subsidiary, subject to Permitted Encumbrances, Liens permitted by the Loan Documents and other Liens acceptable to Administrative Agent (it being understood that no leasehold mortgages or deeds of trust need be granted with respect to any leased real property) and provided that only sixty-five percent (65%) of the total outstanding voting Equity Interests of any Subsidiary that is a CFC or CFC Holdco shall be required to be pledged pursuant to this Section 6.13(a),

(iv) within 60 days after such formation or acquisition or the date upon which such Subsidiary ceases to be an Excluded Subsidiary, as applicable (or such later date as permitted by Administrative Agent in its sole discretion), cause such Subsidiary to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or reasonably advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties, subject to Permitted Encumbrances, Liens permitted under the Loan Documents and other Liens acceptable to the Administrative Agent, purported to be subject to the Mortgages for any Material Real Property as required under this Agreement, the Security Agreement, Security Agreement Supplements, intellectual property security agreement supplements and security and pledge agreements delivered pursuant to this Section 6.13 or Schedule 6.18, as applicable, and

(v) within 60 days after such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request, in each case consistent with Section 4.01(a) or Schedule 6.18, as applicable.

(b) Within 60 days of the acquisition of any Material Real Property by any Loan Party, the relevant Loan Party shall give notice of such acquisition to the Administrative Agent and shall, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing Obligations and with respect to any Material Real Property will take such actions as shall be reasonably necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien consistent with Schedule 6.18.

(c) Notwithstanding the foregoing, (i) the Administrative Agent shall not take a security interest in or Lien, or require any of the items it is entitled to require or request pursuant to this Section 6.13 or other similar items with respect to those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other similar Tax, title insurance or similar items) exceeds the practical benefit to the Secured Parties of the security afforded thereby, and (ii) Liens required to be granted pursuant to this Section 6.13, and actions required to be taken, including to perfect such Liens, shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction).

(d) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold deeds of trust, Security Agreement Supplements, intellectual property security agreement supplements and other security and pledge agreements entered into pursuant to this Agreement.

6.14 [Reserved].

6.15 Further Assurances. Promptly upon the reasonable request of the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent and other Secured Parties the rights granted or now or hereafter intended to be granted to the Administrative Agent and the other Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which the Borrower or any of its Subsidiaries is or is to be a party, and cause each of the Subsidiaries to do so and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

6.16 Designation as Senior Debt. Designate all Obligations as “Designated Senior Debt” under, and defined in, all Subordinated Debt of the Borrower or any of its Subsidiaries.

6.17 Rated Credit Facility; Corporate Ratings. Use commercially reasonable efforts to maintain a rating of the Facility by each of S&P and Moody’s.

6.18 Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 6.18, in each case within the time limits specified on such schedule (or such later time as the Administrative Agent may agree in its sole discretion).

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification Obligations as to which no claim has been made), the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, which Liens secure Debt, other than the following (collectively, “Permitted Liens”):

(a) Liens existing on the Closing Date with respect to Debt set forth in Schedule 7.01(a) or any Refinancing Debt in respect thereof;

(b) Liens that secure (i) the Specified Credit Facilities incurred pursuant to Section 7.02(b)(i), (ii) Hedging Obligations and Swap Contracts relating to the Specified Credit Facilities and permitted under the agreements related thereto and (iii) fees, expenses and other amounts payable under Specified Credit Facilities or payable pursuant to cash management agreements or agreements with respect to similar banking services relating to any Specified Credit Facility and permitted under the agreements related thereto; provided that such Liens shall be subject to the priority as set forth in any applicable Intercreditor Agreement;

(c) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);

(d) any warehousemen’s, materialmen’s, landlord’s or other similar Liens arising by law for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of the Borrower or materially impair the operation of the business of such Person;

(f) pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the normal course of business consistent with industry practice; (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a "plan" (as defined in ERISA); or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(g) Liens on property or assets existing at the time of acquisition thereof; provided that such Liens are not extended to the property and assets of the Borrower and its Restricted Subsidiaries other than the property or assets acquired;

(h) Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Borrower or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction); provided that such Liens are not extended to the property and assets of the Borrower and its Restricted Subsidiaries other than the property or assets acquired;

(i) Liens securing Debt of a Restricted Subsidiary owed to and held by the Borrower or a Guarantor thereof;

(j) for the avoidance of doubt, other Liens (not securing Debt) incidental to the conduct of the business of the Borrower or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of the Borrower or materially impair the operation of the business of the Borrower or its Restricted Subsidiaries;

(k) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(l) licenses of intellectual property granted in the ordinary course of business;

(m) Liens to secure Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt permitted to be Incurred pursuant to Section 7.02(xi); provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Closing Date with the proceeds of such Capital Lease Obligation, Synthetic Lease Obligation or Purchase Money Debt;

(n) Liens in favor of the Borrower or any Guarantor;

(o) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(p) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(q) Liens on property or shares of Equity Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto and any proceeds thereof) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(r) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(s) Liens created by or resulting from any litigation or other proceedings which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Borrower or any Restricted Subsidiary with respect to which the Borrower or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens Incurred by the Borrower or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Borrower or such Restricted Subsidiary is a party;

(t) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiaries and do not secure any Debt;

(u) any interest of title of an owner of equipment or inventory on loan or consignment to the Borrower or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(v) deposits in the ordinary course of business to secure liability to insurance carriers;

(w) Liens required under and pursuant to the SunBelt Guarantee Collateral Documents (as in effect on the Closing Date);

(x) Liens on the Equity Interests of a Receivables Subsidiary and accounts receivable and related assets described in the definition of "Qualified Receivables Transaction," in each case, Incurred in connection with a Qualified Receivables Transaction;

(y) Liens securing Hedging Obligations and Swap Contracts so long as any related Debt is permitted to be Incurred and secured under this Agreement;

(z) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like permitted to be made under this Agreement;

(aa) Liens attaching to earnest money deposits (or equivalent deposits otherwise named) made in connection with proposed acquisitions in an amount not to exceed $5.0 million;

(bb) (i) set-off rights not otherwise set forth in clause (r) above or (ii) Liens arising in connection with repurchase agreements that constitute Investments;

(cc) Liens not otherwise permitted under this Agreement in an aggregate amount not to exceed $100.0 million;

(dd) Liens on property or assets of the Borrower or any Restricted Subsidiary in favor of the United States of America, any state thereof or any instrumentality of either to secure certain payments pursuant to any contract or statute;

(ee) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to above; provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;

(ff) Liens securing Debt of Spartech outstanding on the Spartech Acquisition Date; and

(gg) Liens under (x) the Loan Documents, (y) securing any Incremental Equivalent Debt Incurred under Section 2.14 or (z) securing any Refinancing Equivalent Debt Incurred under Section 2.15.

Notwithstanding anything to the contrary, (i) except as permitted under Section 7.01(gg)(x), the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien upon (A) the Equity Interests of any Joint Venture unless such Equity Interests secure the Obligations at least ratably with such other Debt and (B) Debt of a Non-Loan Party that is owed to a Loan Party and (ii) except as permitted under Section 7.01(c), (d), (e), (j) (to the extent constituting inchoate Liens permitted thereby), (s) or (t), the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien upon, the real property located in Avon Lake, County of Lorain, Ohio, unless the Administrative Agent, on behalf of the Lenders, has been granted a first priority perfected Lien on such real property at such time consistent with Section 6.13(b) and Schedule 6.18, subject only to Liens permitted under Section 7.01(c), (d), (e), (j) (to the extent constituting inchoate Liens permitted thereby), (s) or (t).

7.02 Debt. Incur any Debt (including Acquired Debt) except:

(a) if (i) the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt, other than Debt Incurred under the ABL Facility, being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four Quarter Period had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid (other than any revolving Debt) since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, would be greater than 2.00 to 1.00 and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt; provided that the aggregate principal amount of such Debt incurred by Restricted Subsidiaries that are not Guarantors (other than Foreign Subsidiaries or Receivable Subsidiaries) does not exceed $35.0 million at any one time outstanding; and

(b) any of the following:

(i) Debt Incurred pursuant to any Specified Credit Facility in an aggregate principal amount not to exceed at any one time outstanding (x) the greater of (A) the sum of (1) $450,000,000 and (2) the Incremental Cap and (B) the sum of (1) 50% of the book value of the inventory of the Borrower and its Restricted Subsidiaries and (2) 75% of the accounts receivable of the Borrower and its Restricted Subsidiaries, minus (y) any amounts Incurred and outstanding pursuant to a Qualified Receivables Transaction permitted under clause (xvi) below;

(ii) Debt under the 2020 Notes and the 2023 Notes outstanding on the Closing Date and the contribution, indemnification and reimbursement obligations owed by the Borrower or any Guarantor to any of the other of them in respect of amounts paid or payable on such 2020 Notes and 2023 Notes;

(iii) Guarantees of the 2020 Notes and the 2023 Notes;

(iv) Debt Incurred under this Agreement (including Sections 2.13, 2.14 and 2.15 (including Refinancing Equivalent Debt)) and under the other Loan Documents, or pursuant to Sections 2.14(d) and 2.14(e) in respect of any Incremental Equivalent Debt, and any Refinancing Debt Incurred to refinance such Debt;

(v) Debt owed by the Borrower to any Restricted Subsidiary, or by any Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary; provided that (x) any such Debt owed by any Restricted Subsidiary that is not a Guarantor to the Borrower or any Guarantor shall be subject to Section 7.06 and (y) any such Debt owed by the Borrower or any Guarantor to any Restricted Subsidiary that is not a Guarantor shall be consist solely of Subordinated Debt and shall be subject to the Intercompany Subordination Agreement;

(vi) Guarantees Incurred by the Borrower of Debt of a Restricted Subsidiary otherwise permitted to be Incurred under this Agreement;

(vii) Guarantees by any Guarantor of Debt of the Borrower or any Guarantor; provided that (a) such Debt is Incurred in accordance with Section 7.02 hereof and (b) such Guarantees are subordinated to the Obligations to the same extent as the Debt being Guaranteed;

(viii) Debt Incurred in respect of workers’ compensation claims and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, standby letters of credit, letters of credit for operating purposes and completion guarantees provided or Incurred (including Guarantees thereof) by the Borrower or a Restricted Subsidiary in the ordinary course of business;

(ix) Debt under Swap Contracts and Hedging Obligations;

(x) [reserved];

(xi) Debt of the Borrower or any Restricted Subsidiary pursuant to Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed the greater of (x) $175.0 million in the aggregate and (y) 6.0% of Consolidated Total Assets;

(xii) Debt arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Equity Interests of a Restricted Subsidiary otherwise permitted under this Agreement;

(xiii) the issuance by any of the Borrower’s Restricted Subsidiaries to the Borrower or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Interests being held by a Person other than the Borrower or a Restricted Subsidiary; and

(B) any sale or other transfer of any such Preferred Interests to a Person that is not either the Borrower or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (xiii);

(xiv) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of Incurrence;

(xv) Debt of the Borrower or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $150.0 million at any one time outstanding;

(xvi) Purchase Money Notes Incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Qualified Receivables Transaction and Non-Recourse Receivable Subsidiary Debt;

(xvii) Debt of the Borrower or any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease any debt securities;

(xviii) Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower or any of its Restricted Subsidiaries;

(xix) Debt consisting of take-or-pay obligations on customary business terms contained in supply agreements entered into in the ordinary course of business;

(xx) Refinancing Debt with respect to Debt Incurred or outstanding pursuant to clauses (ii), (iii) and this clause (xx);

(xxi) ~~(xxi)~~ the SunBelt Guarantee; and

(xxii) ~~(xxii)~~ Debt of the Spartech outstanding on the Spartech Acquisition Date, including, without limitation, the Spartech’s Debt in connection with industrial revenue bonds.

For purposes of determining compliance with this Section 7.02, if the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then the Consolidated Fixed Charge Coverage Ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to (x) the Incurrence of such Acquired Debt or such other Debt by the Borrower or any of its Restricted Subsidiaries and (y) the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.

For purposes of determining any particular amount of Debt under this Section 7.02, (x) Debt Incurred under the ABL Credit Agreement and outstanding on the Closing Date shall at all times be treated as Incurred pursuant to Section 7.02(b)(i) and (y) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining any particular amount of Debt under this Section 7.02, if obligations in respect of letters of credit are Incurred pursuant to the ABL Facility and are being treated as Incurred pursuant to Section 7.02(b)(i) and the letters of credit relate to other Debt, then such other Debt shall not be deemed to have been Incurred. For purposes of determining compliance with this Section 7.02, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in Sections 7.02(a) and (b), the Borrower, in its sole discretion, may classify and divide, and from time to time may reclassify and redivide, all or any portion of such item of Debt, except as set forth in clause (x) in the first sentence of this paragraph. For purposes of determining compliance of any non-U.S. dollar-denominated Debt with this Section 7.02, the amount outstanding under U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of the term Debt, or first committed, in the cases of the revolving credit Debt; provided, however, that if such Debt is Incurred to refinance other Debt denominated in the same or different currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such Debt being refinanced.

The Borrower and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Obligations to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination.

7.03 [Reserved].

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or engage in any Asset Sale of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Subsidiary may merge, consolidate, amalgamate or liquidate with or into (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, including any such merger, consolidation, or amalgamation, the purpose of which is to change the jurisdiction of the Borrower or any Subsidiary so long as the Borrower remains organized under the laws of the United States, a state within the United States or the District of Columbia and the Loan Parties comply with the Collateral Documents, provided that when any Loan Party is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person;

(b) any Loan Party may engage in an Asset Sale of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party;

(c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Asset Sale that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party;

(d) the Borrower and its Subsidiaries may enter to any merger, consolidation, or amalgamation or effect Asset Sales in order to effect any corporate reorganization, provided that in the case of a merger, consolidation or amalgamation involving a Loan Party, a Loan Party must be the survivor of such merger, consolidation or amalgamation;

(e) in connection with any Permitted Investment, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a Subsidiary of the Borrower and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person; and

(f) the Borrower and its Subsidiaries may consummate any Asset Sale permitted by Section 7.05.

7.05 Limitation on Asset Sales. Consummate an Asset Sale unless:

(1) the Borrower (or the applicable Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) the Net Cash Proceeds of such Asset Sale shall be applied to prepay Loans to the extent required pursuant to Section 2.03(b)(i) after giving effect to any time periods and reinvestment rights contained therein; and

(3) at least 75% of the consideration received in the Asset Sale by the Borrower or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (3), each of the following will be deemed to be cash:

(i) any liabilities, as shown on the most recent consolidated balance sheet of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations), or any Guarantees of Debt (including, without limitation, the SunBelt Guarantee) of Persons other than the Borrower or its Restricted Subsidiaries, that are assumed (contractually or otherwise) by the person acquiring such assets to the extent that the Borrower and its Restricted Subsidiaries have no further liability with respect to such liabilities;

(ii) any securities, notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion;

(iii) any assets (other than inventory) that are used or useful in a Permitted Business;

(iv) all or substantially all of the assets of, or any Equity Interests of, another Permitted Business, if, after giving effect to any such acquisition of Equity Interests, the Permitted Business is or becomes a Restricted Subsidiary;

(v) any Designated Non-cash Consideration received by the Borrower or its Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (v) that is at that time outstanding in the aggregate, not to exceed the greater of (i) $35.0 million and (ii) 1.25% of the Borrower’s Consolidated Total Assets, in each case at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration measured at the time received and without giving effect to subsequent changes in value.

7.06 Restricted Payments. Directly or indirectly, make any Restricted Payment except:

(a) the Borrower and its Restricted Subsidiaries may make any Restricted Payment if at the time of and after giving effect to the proposed Restricted Payment:

(i) no Default in the payment in respect of principal or interest or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(ii) after giving effect to such Restricted Payment on a pro forma basis, the Borrower would be permitted to Incur at least $1.00 of additional Debt pursuant to Section 7.02(a); and

(iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after September 24, 2010 (excluding Restricted Payments permitted by clauses (ii) through (ix) and (xv) of the next succeeding paragraph) shall not exceed the sum (without duplication) of:

(A) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Borrower accrued on a cumulative basis during the period (taken as one accounting period) from January 1, 2010 and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(B) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Borrower subsequent to September 24, 2010 either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of its Qualified Equity Interests, including Qualified Equity Interests issued upon the conversion or exchange of Debt or Redeemable Equity Interests of the Borrower, and from the exercise of options, warrants or other rights to purchase such Qualified Equity Interests (other than, in each case, Equity Interests or Debt sold to a Subsidiary of the Borrower), plus

(C) to the extent not otherwise included in the calculation of Consolidated Net Income of the Borrower for such period, 100% of the net reduction in Investments (other than Permitted Investments and Investments made pursuant to Section 7.06(b)(xi)) made on and after September 24, 2010 in any Person other than the Borrower or a Restricted Subsidiary resulting from dividends, repayment of loans or advances or other transfers of assets, in each case to the Borrower or any Restricted Subsidiary, plus

(D) to the extent that any Investment (other than Permitted Investments or Investments in Unrestricted Subsidiaries) that was made on and after September 24, 2010 is sold for cash or otherwise disposed of, liquidated or repaid for cash or other assets, the lesser of (i) the initial amount of such Investment, or (ii) to the extent not otherwise included in the calculation of Consolidated Net Income of the Borrower for such period, the net cash return of capital or net Fair Market Value of return of capital with respect to such Investment, less the cost of any such disposition or liquidation, plus

(E) to the extent that any Unrestricted Subsidiary of the Borrower designated as such on and after the Closing Date is redesignated as a Restricted Subsidiary or merged or consolidated with or into the Borrower or a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Borrower’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

(F) 100% of any dividends or interest payments received by the Borrower or a Restricted Subsidiary on and after September 24, 2010 from an Unrestricted Subsidiary or other Investment (other than a Permitted Investment), to the extent such dividends or interest payments were not otherwise included in the calculation of Consolidated Net Income of the Borrower for such period; and

(b) the Borrower and its Restricted Subsidiaries may make the following additional Restricted Payments:

(i) the payment of any dividend on Equity Interests in the Borrower or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by Section 7.06(a);

(ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Equity Interests of the Borrower by conversion into, or by or in exchange for, Qualified Equity Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Borrower) of other Qualified Equity Interests of the Borrower; provided that the amount of any net proceeds that are utilized for such Restricted Payment will be excluded from Section 7.06(a)(iii)(B);

(iii) the retirement of any shares of Redeemable Equity Interests by conversion into, or by exchange for, shares of Redeemable Equity Interests, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other shares of Redeemable Equity Interests;

(iv) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Borrower or a Guarantor that is subordinate in right of payment or security to the Obligations out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Borrower) of (x) new subordinated Debt of the Borrower or such Guarantor, as the case may be, Incurred in accordance with this Agreement or (y) of Qualified Equity Interests of the Borrower; provided that the amount of any net proceeds that are utilized for such Restricted Payment will be excluded from Section 7.06(a)(iii)(B);

(v) the purchase, redemption, retirement or other acquisition for value of Equity Interests in the Borrower or any direct or indirect parent of the Borrower (or any payments to a direct or indirect parent company of the Borrower for the purposes of permitting any such repurchase) held by employees or former employees of the Borrower or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Equity Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Equity Interests does not exceed $10.0 million in any calendar year, provided, further, that any unused amounts in any calendar year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (v) not to exceed $15.0 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Borrower or any of its Restricted Subsidiaries from the sale of Qualified Equity Interests of the Borrower or any direct or indirect parent company of the Borrower (to the extent contributed to the Borrower) to employees of the Borrower and its Restricted Subsidiaries that occurs after the Closing Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments pursuant to Section 7.06(a)(iii); plus (B) the cash proceeds of key man life insurance policies received by the Borrower and its Restricted Subsidiaries after the Closing Date (provided, however, that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (v) in any calendar year and, to the extent any payment described under this clause (v) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt);

(vi) the repurchase of Equity Interests deemed to occur (A) upon the exercise of stock options, warrants or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants, (B) as a result of common shares utilized to satisfy tax withholding obligations upon exercise of stock options or vesting of other equity awards or (C) upon the cancellation of stock options, warrants or other equity awards;

(vii) cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of the Borrower or a Restricted Subsidiary;

(viii) the declaration and payment of dividends to holders of any class or series of Redeemable Equity Interests of the Borrower or any Restricted Subsidiary issued or Incurred in compliance with Section 7.02 to the extent such dividends are included in the definition of “Consolidated Fixed Charges”;

(ix) purchase or acquire shares of the Borrower’s Equity Interests in open-market purchases for matching contributions to any employees of the Borrower or its Subsidiaries pursuant to any employee stock purchase plan, deferred compensation plan or other benefit plan;

(x) to the extent no Event of Default has occurred and is continuing or will occur as a consequence thereof, upon the occurrence of a Change of Control or an Asset Sale (each as defined in the 2023 Indenture), the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those contained in Section 4.10 and Section 4.14 of the 2023 Indenture at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the 2023 Notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Borrower has repaid all then outstanding Loans in full;

(xi) to the extent no payment Default under this Agreement or the ABL Facility or Event of Default has occurred and is continuing or will occur as a consequence thereof, other Restricted Payments not in excess of the greater of (x) $100.0 million and (y) 3.5% of Consolidated Total Assets (in each case to the extent not otherwise included in Consolidated Net Income net of, with respect to any Restricted Payment that constitutes an Investment in any particular Person made in reliance on this clause, the return thereon received after the Closing Date as a result of any sale for cash or Cash Equivalents, repayment, redemption, liquidating distribution or other realization for cash or Cash Equivalents, not to exceed the amount of Investments made after the Closing Date in such Person in reliance on this clause);

(xii) the purchase, repurchase, redemption, acquisition or retirement for nominal value of common stock or preferred stock purchase rights in each case issued in connection with any shareholder rights plan that may be adopted by the Borrower;

(xiii) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Borrower or any of its Subsidiaries pursuant to any share repurchase plan approved by the Borrower’s Board of Directors; provided, however, that the aggregate amount of such repurchases shall not exceed $7.5 million in any twelve-month period;

(xiv) the making by the Borrower of quarterly dividend payments in respect of common stock of the Borrower of no more than $0.10 per share; and

(xv) to the extent no Default in any payment in respect of principal or interest under this Agreement, the ABL Credit Agreement or any Debt in excess of the Threshold Amount or Event of Default has occurred and is continuing or will occur as a consequence thereof, other Restricted Payments; provided that the Consolidated Leverage Ratio shall not be in excess of 3.00 to 1.00 on a pro forma basis immediately after giving effect to such Restricted Payment.

If the Borrower makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Borrower, would be permitted under the requirements of this Agreement, such Restricted Payment shall be deemed to have been made in compliance with this Agreement notwithstanding any subsequent adjustment made in good faith to the Borrower’s financial statements affecting Consolidated Net Income.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Agreement, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to Section 7.06(b), in each case to the extent such Investments would otherwise be so counted.

If the Borrower or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with Section 7.05, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payment,” the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the net cash proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payment.”

For purposes of this Section 7.06, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

7.07 Change in Nature of Business. Engage in any business other than a Permitted Business.

7.08 Transactions with Affiliates. Directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $5.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Subsidiary than those that could reasonably be expected to have been obtained in a comparable arm’s-length transaction by the Borrower or such Subsidiary with an unaffiliated party;

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, the Borrower delivers to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the Borrower approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, the Borrower must obtain and deliver to the Administrative Agent a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to the Borrower or such Restricted Subsidiary, as the case may be, from a financial point of view.

The foregoing limitations do not limit, and shall not apply to:

(1) Restricted Payments permitted under Section 7.06;

(2) the payment of reasonable and customary compensation and indemnities and other benefits to members of the Board of Directors of the Borrower or a Restricted Subsidiary who are outside directors;

(3) the payment of reasonable and customary compensation (including awards or grants in cash or securities and other payments) and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Borrower or any Restricted Subsidiary as determined by the Board of Directors thereof in good faith;

(4) transactions between or among the Borrower and/or its Restricted Subsidiaries;

(5) any agreement or arrangement as in effect on the Closing Date and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the Lenders in any material respect;

(6) any contribution of capital to the Borrower;

(7) transactions permitted by, and complying with, Section 7.04 hereof;

(8) any transaction with a joint venture, partnership, limited liability company or other entity that would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity;

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and on terms that are not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, as determined in good faith by the Borrower, than those that could reasonably be expected to be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Borrower;

(10) transactions effected as part of a Qualified Receivables Transaction;

(11) loans (or Guarantees of third-party loans) and advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $10.0 million at any one time outstanding for travel, entertainment, relocation and analogous ordinary business purposes;

(12) the issuance or sale of any Equity Interests (other than Disqualified Equity Interests) of the Borrower; and

(13) the Transactions and the payment of fees and expenses in connection with the Transactions.

7.09 Burdensome Agreements. Directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction on (x) the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests owned by the Borrower or any Restricted Subsidiary or pay any Debt or other obligation owed to the Borrower or any Restricted Subsidiary, (ii) make loans or advances to the Borrower or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Borrower or any Restricted Subsidiary or (y) the ability of the Borrower or any of its Restricted Subsidiaries (other than any Foreign Subsidiaries or any Excluded Subsidiaries) to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of its property, assets or revenues constituting Collateral as and to the extent contemplated by this Agreement and the other Loan Documents, whether now owned or hereafter acquired.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Closing Date, including pursuant to the ABL Loan Documents, the 2020 Notes, the 2023 Notes, the SunBelt Guarantee and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings, of any of the foregoing agreements or documents, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, in the good faith judgment of the Borrower, are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Closing Date or refinancings thereof;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary on or after the Closing Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d) any instrument governing Debt or Equity Interests of a Person acquired by the Borrower or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Equity Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted to be Incurred under Section 7.02;

(e) any encumbrance or restriction under the 2020 Notes, the 2023 Notes or the Loan Documents or any documents governing (x) any Incremental Equivalent Debt Incurred under Section 2.14 or (y) any Refinancing Equivalent Debt Incurred under Section 2.15;

(f) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (b) through (e), so long as the encumbrances and restrictions contained in any such renewal, refunding, replacement, refinancing or extension agreement are no less favorable in any material respect to the Lenders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Borrower;

(g) customary provisions restricting subletting or assignment of any lease, contract, or license of the Borrower or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(h) any encumbrance or restriction by reason of applicable law, rule, regulation, order, license, permit or similar restriction;

(i) any encumbrance or restriction under the sale of assets or Equity Interests, including, without limitation, any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(j) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(k) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;

(l) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (x)(iii) of the first paragraph of this Section 7.09;

(m) Liens permitted under Section 7.01 securing Debt otherwise permitted to be Incurred under Section 7.02, that limit the right of the debtor to dispose of the assets subject to such Liens;

(n) any Non-Recourse Receivable Subsidiary Debt or other contractual requirements of a Receivable Subsidiary that is a Restricted Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivable Subsidiary or the receivables and related assets described in the definition of Qualified Receivables Transaction which are subject to such Qualified Receivables Transaction;

(o) any other agreement governing Debt entered into after the Closing Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Closing Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Closing Date; and

(p) existing under any agreement relating to Debt Incurred by Foreign Subsidiaries permitted to be Incurred pursuant to Section 7.02 and Refinancing Debt in respect thereof; provided that such restrictions are customary for a financing of such type and apply only to the Persons Incurring such Debt (including Guarantees thereof) and their Subsidiaries.

Nothing contained in this Section 7.09 shall prevent the Borrower or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 7.01 or (ii) restricting the sale or other disposition of property or assets of the Borrower or any of its Restricted Subsidiaries that secure Debt of the Borrower or any of its Restricted Subsidiaries Incurred in accordance with Section 7.01 and Section 7.02 hereof.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 [Reserved].

7.12 Limitation on Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction unless:

(1) the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property sold,

(2) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Borrower and such Restricted Subsidiary comply with Section 7.02, and

(3) at or after such time the Borrower and such Restricted Subsidiary also comply with Section 7.04, if applicable.

7.13 Amendments of Certain Documents. Amend or otherwise modify (a) any of its Organization Documents in a manner materially adverse to the Administrative Agent and the Lenders taken as a whole (as determined in good faith by the Borrower) and (b) any term or condition of any Junior Debt in any manner materially adverse to the interests of the Administrative Agent and the Lenders taken as a whole (as determined in good faith by the Borrower).

7.14 Accounting Changes. Make any change in (a) its accounting policies or reporting practices, except as required or permitted by GAAP or (b) its fiscal year unless to conform to the accounting policies or reporting practices or fiscal year, as applicable, of the Borrower.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within three days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, Section 6.05 (solely as it relates to good standing in its jurisdiction of organization) or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) a Responsible Officer of such Loan Party becoming aware of such default or (ii) receipt by such Loan Party of notice from the Administrative Agent or any Lender of such default; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the

Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt or the beneficiary or beneficiaries of any Debt arising pursuant to a Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (whether or not exercised), with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its Stated Maturity, or otherwise to become payable or cash collateral in respect thereof to be demanded; provided that this clause (e) shall not apply to secured Debt that becomes due (and is paid in full and otherwise discharged within five Business Days of initially becoming due) as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder and under the documents providing for such Debt; provided, further, an “Event of Default” under the ABL Credit Agreement shall not constitute an Event of Default hereunder unless and until (x) the ABL Lenders have actually declared all obligations thereunder to be immediately due and payable in accordance with the terms of the ABL Credit Agreement and such declaration has not been rescinded by the ABL Lenders on or before such date or (y) the Borrower has failed to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of the ABL Facility; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment is not timely controverted or continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and is not timely controverted or continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy or a stay of enforcement thereof is not in effect; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute or decline coverage), or (ii) any one or more final judgments other than for the payment of money, that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which the same is not discharged, satisfied, vacated, or bonded pending appeal, or (C) a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) Except as would not reasonably expected to result in a Material Adverse Effect, an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted in liability of the Borrower in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. The validity or enforceability of any material provision of any Loan Document, shall at any time for any reason (other than the failure of the Administrative Agent to file UCC-1 financing statements or fixture filings, file or record any Mortgage or maintain possession of stock certificates or debt securities that have been delivered to it and other than as a result of any transaction permitted by this Agreement or after the satisfaction of the Obligations) cease to be in full force and effect or be declared to be null and void, or any Loan Party or its Restricted Subsidiaries purport to revoke, terminate or rescind any provision of any Loan Document, or a proceeding shall be commenced by a Loan Party or its Restricted Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Restricted Subsidiaries shall deny that such Loan Party or its Restricted Subsidiaries has any liability or obligation purported to be created under any Loan Document;

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral and Other Documents. Any Collateral Document shall fail or cease to create a valid and perfected and, except to the extent set forth in the ABL Intercreditor Agreement, and to the extent Permitted Liens have priority, first priority Lien on the Collateral purported to be covered thereby (except (x) as a result of a transaction permitted by this Agreement, (y) with respect to Collateral with a collective fair market value of less than the Threshold Amount or (z) as a result of the failure of the Administrative Agent to file UCC-1 financing statements or fixture filings, file or record any Mortgage or maintain possession of stock certificates or debt securities that have been delivered to it) or the subordination provisions contained in any agreement related to any Subordinated Debt shall cease to be in full force and effect or to give the Administrative Agent or Lenders the rights, powers and privileges purported to be created thereby.

8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, (a) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and (b) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of (i) that portion of the Obligations constituting unpaid principal of the Loans and (ii) the Secured Hedge Obligations and Bank Product Obligations, in each case, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Citi to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(f) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and, without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Syndication Agent, Bookrunners or Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

9.10 Collateral and Guaranty Matters. Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent (x)(i) Bank Product Obligations and (ii) Secured Hedge Obligations not yet due and payable, and (y) indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale to a person that is not a Loan Party permitted hereunder or any sale or transfer that is not prohibited hereunder or under any other Loan Document to a person that is not a Loan Party, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b) to release any Guarantor from its obligations under the Guaranty if such Person becomes an Unrestricted Subsidiary or Excluded Subsidiary or ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(m) or in connection with a Permitted Encumbrance that is entered into in the ordinary course of business and is not an Asset Sale.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, upon the receipt of an Officer’s Certificate, at the Borrower’s reasonable expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11 Withholding Tax. To the extent required by applicable Law (including for this purpose, pursuant to any agreements entered into with a Governmental Authority), the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any interest, additions to Tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by an Administrative Agent shall be deemed presumptively correct absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.11. The agreements in this Section 9.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.

9.12 Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.12 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

( i)  it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)  such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.12(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.12(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the ‘‘Erroneous Payment Impacted Class’’) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment’’) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 10.06 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the ‘‘Erroneous Payment Subrogation Rights’’) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower or any other Loan Party relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party or their respective Subsidiaries for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on ‘‘discharge for value’’ or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(h) Notwithstanding anything to the contrary herein or in any other Loan Document, as of the Amendment No. 7 Effective Date, and unless and until otherwise amended, this Section 9.12 shall apply solely to the Term B-6 Loans and Term B-6 Commitments and the Term B-6 Lenders thereunder.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. ~~No~~Except as otherwise expressly set forth in this Agreement (including Section 3.07), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01, without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any scheduled payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such scheduled payment;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of ‘‘Default Rate’’ or to waive any obligation of the Borrower to pay interest at the Default Rate;

(e) change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans;

(f) change any provision of this Section 10.01 or the definition of ‘‘Required Lenders’’ or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(h) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(i) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of the Required Lenders;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, error, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, (ii) the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with the provision of any Additional Commitments or any borrowing of Additional Term Loans to effect the provisions of Section 2.14 or any borrowing of Refinancing Term Loans to effect the provisions of Section 2.15 or otherwise to effect the provisions of Section 2.14 or Section 2.15, or in connection with the entry into any intercreditor agreement expressly contemplated hereunder and (iii) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 3.03(~~b~~a)(ii) in accordance with the terms of Section  3.03(~~b~~a)(ii ).

10.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the ‘‘return receipt requested’’ function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS’’ AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY

OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the ‘‘Agent Parties’’) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the ‘‘Private Side Information’’ or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the ‘‘Public Side Information’’ portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in each relevant jurisdiction,), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, Syndication Agent, Bookrunners, Lead Arrangers or any Lender (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lenders), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that in the case of charges of outside counsel, such payment shall be limited to the fees, disbursements and other charges of (x) one transaction counsel, (y) if reasonably necessary (as determined by the Administrative Agent), one local counsel in each relevant jurisdiction and (z) if reasonably necessary (as determined by the Administrative Agent), regulatory and specialist counsel (and, in each case, in the case of an actual or a potential conflict of interest, (A) one additional counsel for each affected person (or group of persons) and (B) if necessary, one local, regulatory and/or specialist counsel for each affected person (or group of persons) in any relevant jurisdiction.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), Syndication Agent, Bookrunners, Lead Arrangers each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of counsel for any Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials at, on, under or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries requiring assessment, remediation or response action under any Environmental Law, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or such Indemnitee’s Affiliates or any of its or their respective Related Parties, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s (or any of its Related Parties’) obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its affiliates and that is brought by an Indemnitee against any other Indemnitee (other than claims against an Indemnitee acting in its capacity as Administrative Agent or Arranger hereunder unless such claims arise from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable judgment)); provided further that with respect to each claim (or related series of claims), in the case of charges of outside counsel, such payment shall be limited to the fees, disbursements and other charges of (x) one counsel, (y) if reasonably necessary (as determined by the Administrative Agent), one local counsel in each relevant jurisdiction and (z) if reasonably necessary (as determined by the Administrative Agent), regulatory and specialist counsel (and, in each case, in the case of an actual or a potential conflict of interest, (A) one additional counsel for each affected person (or group of persons) and (B) if necessary, one local, regulatory and/or specialist counsel for each affected person (or group of persons) in any relevant jurisdiction. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such subagent), or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment (i) in connection with the initial syndication of the Initial Loans held by Citibank, N.A., (ii) in connection with initial syndication of any Additional Term B-1 Loans held by the Additional Term B-1 Lender, (iii) of any Additional Term B-1 Loans by the Additional Term B-1 Lender to a Non-Exchanging Lender, (iv) in connection with initial syndication of any Additional Term B-2 Loans held by the Additional Term B-2 Lender, (v) of any Additional Term B-2 Loans by the Additional Term B-2 Lender to an Amendment No. 3 Non-Exchanging Lender, (vi) in connection with initial syndication of any Additional Term B-3 Loans held by the Additional Term B-3 Lender, (vii) of any Additional Term B-3 Loans by the Additional Term B-3 Lender to an Amendment No. 4 Non-Exchanging Lender, (viii) in connection with initial syndication of any Additional Term B-4 Loans held by the Additional Term B-4 Lender, (ix) of any Additional Term B-4 Loans by the Additional Term B-4 Lender to an Amendment No. 5 Non-Exchanging Lender, (x) in connection with initial syndication of any Additional Term B-5 Loans held by the Additional Term B-5 Lender, (xi) of any Additional Term B-5 Loans by the Additional Term B-5 Lender to an Amendment No. 6 Non-Exchanging Lender ~~and (xii~~, (xii) in connection with the initial syndication of the Term B-6 Loans held by Morgan Stanley Bank, N.A. and (xiii) of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) except in the case of (~~u~~t) an assignment in connection with the initial syndication of the Initial Loans held by Citibank, N.A., (~~v~~u) an initial assignment of the Additional Term B-1 Loans held by the Additional Term B-1 Lender either to a Non-Exchanging Lender or in connection with the initial syndication of such Additional Term B-1 Loans, (~~w~~v) an initial assignment of the Additional Term B-2 Loans held by the Additional Term B-2 Lender either to an Amendment No. 3 Non-Exchanging Lender or in connection with the initial syndication of such Additional Term B-2 Loans, (~~x~~w) an initial assignment of the Additional Term B-3 Loans held by the Additional Term B-3 Lender either to an Amendment No. 4 Non-Exchanging Lender or in connection with the initial syndication of such Additional Term B-3 Loans, (x) an initial assignment of the Additional Term B-4 Loans held by the Additional Term B-4 Lender either to an Amendment No. 5 Non-Exchanging Lender or in connection with the initial syndication of such Additional Term B-4 Loans (y) an initial assignment of the Additional Term B-~~4~~5 Loans held by the Additional Term B-~~4~~5 Lender either to an Amendment No. ~~5~~6 Non-Exchanging Lender or in connection with the initial syndication of such Additional Term B-~~4~~5 Loans or (z) an ~~initial assignment of the Additional Term B-5 Loans held by the Additional Term B-5 Lender either to an Amendment No. 6 Non-Exchanging Lender or~~assignment in connection with the initial syndication of ~~such Additional~~the Term B-~~5~~6 Loans held by Morgan Stanley Bank, N.A., the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person or (D) solely to the extent that the list of Disqualified Lenders has been provided to the Administrative Agent and posted to the Lenders, to a Disqualified Lender.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the ‘‘Register’’). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower, any of the Borrower’s Affiliates or Subsidiaries or, solely to the extent that the list of Disqualified Lenders has been provided to the Administrative Agent and posted to the Lenders, to a Disqualified Lender) (each, a ‘‘Participant’’) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections (it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the ‘‘Participant Register’’); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in such Lender’s Participant Register as the owner of such participation for all purposes of this Agreement, including payments of interest and principal, notwithstanding any notice to the contrary. The portion of the Participant Register relating to any Participant requesting payment from the Borrower under the Loan Documents shall be made available to the Borrower upon reasonable request. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, not to be unreasonably withheld.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, ‘‘Information’’ means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender and its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the ‘‘Maximum Rate’’). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. 10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, INCLUDING WITH RESPECT TO COLLATERAL, AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

10.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Lead Arrangers are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Lead Arrangers have any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Lead Arrangers have any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.16 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.17 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Patriot Act.

10.18 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

10.19 Intercreditor Agreements and the Acknowledgment. Each Lender grants the Administrative Agent the power to enter into the Intercreditor Agreements and to bind such Lender to the provisions thereof. Notwithstanding anything herein to the contrary, the Lien and security interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement shall govern and control except as expressly set forth in such Intercreditor Agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Administrative Agent (and the other Secured Parties) with respect to the “Revolving Loan Priority Collateral” (as defined in the ABL Intercreditor Agreement) shall be subject to the terms of the ABL Intercreditor Agreement. Until the “Discharge of Revolving Loan Debt” (as defined in the ABL Intercreditor Agreement), the delivery of any “Revolving Loan Priority Collateral” (as defined in the ABL Intercreditor Agreement) to the “Revolving Loan Agent” (as defined in the ABL Intercreditor Agreement) pursuant to the “Revolving Loan Documents” (as defined in the ABL Intercreditor Agreement) shall satisfy any delivery requirement hereunder or under any other Loan Document with respect to such Revolving Loan Priority Collateral.

10.20 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-~~in~~In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.21 ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each of the Administrative Agent, the Arrangers, the Amendment No. 6 Arrangers, the Amendment No. 7 Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each of the Administrative Agent, the Arrangers, the Amendment No. 6 Arrangers, the Amendment No. 7 Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger, any Amendment No. 6 Arranger, any Amendment No. 7 Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.22 ORIGINAL ISSUE DISCOUNT LEGEND. THE TERM B-6 LOANS MADE ON THE AMENDMENT NO. 7 EFFECTIVE DATE HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF SUCH TERM B-6 LOANS MAY BE OBTAINED BY WRITING TO THE CHIEF FINANCIAL OFFICER OF THE BORROWER AT 33587 WALKER ROAD, AVON LAKE, OHIO 44012.

[Signature Pages Omitted.]

EXHIBIT B

ADDITIONAL AMENDMENTS

[To be Attached]

EXHIBIT ~~A~~B TO AMENDMENT NO. 7

Published CUSIP Number: 73179YAK3

CREDIT AGREEMENT

Dated as of November 12, 2015

(as amended by Amendment Agreement No. 1, dated as of June 15, 2016, Amendment Agreement No. 2, dated as of August 3, 2016, Amendment Agreement No. 3, dated as of January 24, 2017, Amendment Agreement No. 4, dated as of August 15, 2017, Amendment Agreement No. 5, dated as of April 11, 2018, Amendment Agreement No. 6, dated as of November 9, 2018, and Amendment Agreement No. 7, dated as of August 29, 2022)

among

AVIENT CORPORATION (f/k/a POLYONE CORPORATION),

as the Borrower,

CITIBANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

CITIGROUP GLOBAL MARKETS INC.

WELLS FARGO SECURITIES LLC

GOLDMAN SACHS BANK USA

HSBC SECURITIES (USA) INC.

MORGAN STANLEY & CO. LLC,

as Joint-Lead Arrangers and Joint-Book Managers

JEFFERIES FINANCE LLC

KEYBANC CAPITAL MARKETS INC.

SUNTRUST ROBINSON HUMPHREY, INC.,

as Co-Managers

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS	1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~52~~54
1.03	Accounting Terms	~~52~~55
1.04	Rounding	~~53~~56
1.05	Times of Day	~~53~~56
1.06	Currency Equivalents Generally	~~53~~56
1.07	Rates	~~53~~56
1.08	Limited Condition Transactions	57
1.09	Compliance with Certain Sections	58
1.10	Divisions	58

ARTICLE II	THE COMMITMENTS AND CREDIT EXTENSIONS	~~54~~58

2.01	The Loans	~~54~~58
2.02	Borrowings, Conversions and Continuations of Loans	~~55~~60
2.03	Prepayments	~~57~~61
2.04	Termination or Reduction of Commitments	~~59~~63
2.05	Repayment of Loans	~~59~~63
2.06	Interest	~~59~~64
2.07	Fees	~~60~~64
2.08	Computation of Interest and Fees	~~60~~65
2.09	Evidence of Debt	~~61~~65
2.10	Payments Generally; Administrative Agent’s Clawback	~~61~~65
2.11	Sharing of Payments by Lenders	~~63~~67
2.12	Defaulting Lenders	~~63~~68
2.13	Extensions of Loans	~~64~~69
2.14	Increase in Commitments	~~66~~71
2.15	Refinancing Term Loans	~~69~~73

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~72~~76

3.01	Taxes	~~72~~76
3.02	Illegality	~~75~~80
3.03	Inability to Determine Rates	~~76~~81
3.04	Increased Costs	~~77~~82

-i-

Section		Page

3.05	Compensation for Losses	~~78~~83
3.06	Mitigation Obligations; Replacement of Lenders; Designation of a Different Lending Office	~~79~~84
3.07	Benchmark Replacement Setting	~~80~~85
3.08	Survival	~~81~~86

ARTICLE IV	CONDITIONS PRECEDENT TO CREDIT EXTENSION	~~82~~86

4.01	Conditions of Credit Extension	~~82~~86

ARTICLE V	REPRESENTATIONS AND WARRANTIES	~~84~~89

5.01	Existence, Qualification and Power	~~85~~89
5.02	Authorization; No Conflict	~~85~~90
5.03	Governmental Authorization; Other Consents	~~85~~90
5.04	Binding Effect	~~85~~90
5.05	Financial Statements; No Material Adverse Effect	~~86~~91
5.06	Litigation	~~86~~91
5.07	No Default	~~86~~91
5.08	Ownership of Property	~~87~~91
5.09	Environmental Compliance	~~87~~92
5.10	Insurance	~~87~~92
5.11	Taxes	~~87~~92
5.12	ERISA Compliance	~~88~~92
5.13	Subsidiaries; Equity Interests; Loan Parties	~~88~~93
5.14	Margin Regulations; Investment Company Act	~~88~~93
5.15	Disclosure	~~89~~93
5.16	Compliance with Laws	~~89~~94
5.17	Solvency	~~89~~94
5.18	Patriot Act; Anti-Corruption Laws	~~89~~94
5.19	OFAC and Other Sanctions	~~90~~94

ARTICLE VI	AFFIRMATIVE COVENANTS	~~90~~95

6.01	Financial Statements	~~90~~95
6.02	Certificates; Other Information	~~91~~96
6.03	Notices	~~92~~97
6.04	Payment of Obligations	~~93~~97
6.05	Preservation of Existence, Etc.	~~93~~97
6.06	Maintenance of Properties	~~93~~97
6.07	Maintenance of Insurance	~~93~~97
6.08	Compliance with Laws	~~93~~98

-ii-

Section		Page

6.09	Books and Records	~~93~~98
6.10	Inspection Rights	~~94~~98
6.11	Use of Proceeds	~~94~~98
6.12	Compliance with Environmental Laws	~~94~~98
6.13	Covenant to Guarantee Obligations and Give Security	~~94~~99
6.14	[Reserved]	~~96~~100
6.15	Further Assurances	~~96~~100
6.16	Designation as Senior Debt	~~96~~101
6.17	Rated Credit Facility; Corporate Ratings	~~96~~101
6.18	Post-Closing Matters	~~96~~101

ARTICLE VII	NEGATIVE COVENANTS	~~97~~101

7.01	Liens	~~97~~101
7.02	Debt	~~100~~105
7.03	[Reserved]	~~104~~108
7.04	Fundamental Changes	~~104~~109
7.05	Limitation on Asset Sales	~~104~~109
7.06	Restricted Payments	~~105~~110
7.07	Change in Nature of Business	~~109~~114
7.08	Transactions with Affiliates	~~109~~115
7.09	Burdensome Agreements	~~111~~116
7.10	Use of Proceeds	~~113~~118
7.11	[Reserved]	~~113~~118
7.12	Limitation on Sale and Leaseback Transactions	~~113~~118
7.13	Amendments of Certain Documents	~~113~~118
7.14	Accounting Changes	~~113~~119

ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES	~~114~~119

8.01	Events of Default	~~114~~119
8.02	Remedies upon Event of Default	~~116~~121
8.03	Application of Funds	~~116~~121

ARTICLE IX	ADMINISTRATIVE AGENT	~~117~~122

9.01	Appointment and Authority	~~117~~122
9.02	Rights as a Lender	~~117~~122
9.03	Exculpatory Provisions	~~118~~123
9.04	Reliance by Administrative Agent	~~119~~124
9.05	Delegation of Duties	~~119~~124

-iii-

Section		Page

9.06	Resignation of Administrative Agent	~~119~~124
9.07	Non-Reliance on Administrative Agent and Other Lenders	~~120~~125
9.08	No Other Duties, Etc.	~~120~~125
9.09	Administrative Agent May File Proofs of Claim	~~120~~125
9.10	Collateral and Guaranty Matters	~~121~~125
9.11	Withholding Tax	~~121~~126
9.12	Erroneous Payments	~~122~~127

ARTICLE X	MISCELLANEOUS	~~125~~130

10.01	Amendments, Etc.	~~125~~130
10.02	Notices; Effectiveness; Electronic Communications	~~126~~131
10.03	No Waiver; Cumulative Remedies; Enforcement	~~128~~133
10.04	Expenses; Indemnity; Damage Waiver	~~129~~133
10.05	Payments Set Aside	~~131~~135
10.06	Successors and Assigns	~~131~~136
10.07	Treatment of Certain Information; Confidentiality	~~135~~140
10.08	Right of Setoff	~~136~~141
10.09	Interest Rate Limitation	~~136~~141
10.10	Counterparts; Integration; Effectiveness	~~136~~141
10.11	Survival of Representations and Warranties	~~137~~142
10.12	Severability	~~137~~142
10.13	Governing Law; Jurisdiction; Etc.	~~137~~142
10.14	Waiver of Jury Trial	~~138~~143
10.15	No Advisory or Fiduciary Responsibility	~~138~~143
10.16	Electronic Execution of ~~Assignments and Certain Other~~Loan Documents	~~139~~144
10.17	USA PATRIOT Act	~~139~~144
10.18	Judgment Currency	~~139~~144
10.19	Intercreditor Agreements and the Acknowledgment	~~140~~144
10.20	Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~140~~145
10.21	ERISA Matters	~~140~~145
10.22	Acknowledgment Regarding Any Supported QFCs	146
~~10.22~~10.23	ORIGINAL ISSUE DISCOUNT LEGEND	~~141~~147

SCHEDULES

1.01(a)	Closing Date Guarantors
1.01(b)	Mortgaged Properties
2.01	Commitments and Applicable Percentages
5.09	Environmental
5.13	Subsidiaries and Other Equity Investments; Loan Parties

-iv-

Section	Page

6.18	Post-Closing Matters
7.01(a)	Existing Liens
7.06	Existing Investments
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Term Note
C	Compliance Certificate
D	Assignment and Assumption
E	Perfection Certificate
F-1	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
F-2	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
F-3	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
F-4	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

-v-

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of November 12, 2015, among AVIENT CORPORATION (formerly known as PolyOne Corporation), an Ohio corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and CITIBANK, N.A., as Administrative Agent.

PRELIMINARY STATEMENTS:

The Borrower has requested that the Lenders extend credit to the Borrower in the form of Initial Loans (as defined below) on the Closing Date (as defined below), the proceeds of which will be used to, among other things, finance an offer (the “Offer”) to purchase for cash any and all of the 2020 Notes (as defined below) and the redemption of any remaining 2020 Notes, to redeem the 2015 Notes (as defined below), to repay certain indebtedness under the ABL Credit Agreement (as defined below), to pay related fees and expenses incurred in connection with the foregoing and for general corporate purposes, and the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2015 Notes” means the 7.50% Debentures due 2015 issued by the Borrower.

“2020 Notes” means the 7.375% Senior Notes due 2020 issued by the Borrower.

“2023 Notes” means the 5.25% Senior Notes due 2023 issued by the Borrower.

“ 2025 Notes” means the 5.750% Senior Notes due 2025 issued by the Borrower.

“2030 Notes” means the 7.125% Senior Notes due 2030 issued by the Borrower.

“ABL Agent” means the administrative agent under the ABL Facility.

“ABL Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of June 28, 2019, among the Borrower, Avient Canada ULC, formerly known as PolyOne Canada ULC, a British Columbia unlimited liability company, PolyOne S.a.r.l., a Luxembourg entity, NEU Specialty Engineered Materials, LLC, an Ohio limited liability company, certain Subsidiaries of the Borrower from time to time party thereto, Wells Fargo Capital Finance, LLC, as administrative agent thereunder, and the other agents and lenders party thereto as it may be amended, restated, amended and restated, supplemented, modified, renewed, replaced or refinanced on or prior to the date hereof and thereafter, in accordance with the terms of the ABL Intercreditor Agreement.

“ABL Facility” means the commitments, secured loans made and letters of credit issued under the ABL Loan Documents.

“ABL Intercreditor Agreement” means the Intercreditor Agreement, dated as of November 12, 2015, between the Administrative Agent and the ABL Agent and acknowledged by the Borrower, as amended, restated, amended and restated, modified, supplemented or replaced from time to time in accordance with this Agreement and the terms of such ABL Intercreditor Agreement.

“ABL Lender” means a lender under the ABL Credit Agreement.

“ABL Loan Documents” means the “Loan Documents” (as defined in the ABL Credit Agreement).

“Acquired Debt” means Debt of a Restricted Subsidiary acquired after the Closing Date and Debt assumed in connection with the acquisition of assets, in each case pursuant to a Permitted Acquisition, which Debt existed at the time of such Permitted Acquisition and was not created in contemplation of such event.

“Acquisition” has the meaning specified in the definition of “Permitted Acquisition.”

“Additional Commitments” has the meaning specified in Section 2.14(a).

“Additional Commitments Effective Date” has the meaning specified in Section 2.14(b).

“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent in consultation with Borrower, be in the form of an amendment and restatement of this Agreement) providing for any Extension pursuant to Section 2.13, Additional Commitments pursuant to Section 2.14 and/or Refinancing Term Loans pursuant to Section 2.15, which shall be consistent with the applicable provisions of this Agreement and otherwise reasonably satisfactory to the parties thereto; provided that at no time shall there be more than five different Classes of Loans outstanding at any time. Each Additional Credit Extension Amendment shall be executed by Administrative Agent, Borrower and the other parties specified in the applicable Section of this Agreement (but not any other Lender not specified in the applicable Section of this Agreement), but shall not effect any amendments that would require the consent of each affected Lender or all Lenders pursuant to the proviso in Section 10.01.

Any Additional Credit Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 4.01 and certificates confirming the satisfaction of any applicable conditions precedent, all to the extent reasonably requested by Administrative Agent or the other parties to such Additional Credit Extension Amendment. In addition, any Additional Credit Extension Amendment with respect to any Additional Commitments pursuant to Section 2.14 and/or Refinancing Term Loans pursuant to Section 2.15 shall require the satisfaction of each of the following conditions prior to the establishment of such Additional Commitments or the Incurrence of such Refinancing Term Loans:

(a) (i) no Default or Event of Default then exists or would result therefrom and (ii) all of the representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), in the case of each of clauses (i) and (ii), assuming the relevant Additional Term Loans or Refinancing Term Loans in an aggregate principal amount equal to the full amount of Additional Commitments or Refinancing Term Loan Commitments, as applicable, then provided had been incurred and after giving effect to the use of proceeds thereof; provided that, with respect to any Additional Term Loans and Additional Commitments that are established to finance a Permitted Acquisition or other Investment permitted hereunder that is not subject to a financing condition, (x) no Default or Event of Default exists or would result therefrom as of the time of the signing of the definitive documentation relating to such Permitted Acquisition or Investment and no Event of Default under Section 8.01(a) or (f) or (g) shall have occurred and be continuing at the time of Incurrence of such Additional Term Loans and (y) clause (ii) above may, at the option of the Borrower and the Lenders providing such Additional Commitments, be subject to customary “SunGard” limitations;

(b) the delivery by the Borrower to the Administrative Agent of an Officer’s Certificate certifying as to compliance with the preceding clause (a);

(c) if requested by the Administrative Agent, the delivery by the Borrower to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Guarantor (which may be included as part of the Additional Credit Extension Amendment), acknowledging that such Additional Commitments and Additional Term Loans or Refinancing Term Loan Commitment and Refinancing Term Loans, as the case may be, shall constitute (and be included in the definition of) “Guaranteed Obligations” under the Guaranty;

(d) if requested by the Administrative Agent, the delivery by the Borrower to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Closing Date pursuant to Section 4.01 as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; and

(e) the delivery by the Borrower and the other Loan Party to the Administrative Agent of such other Officer’s Certificates, board of director resolutions and evidence of good standing as the Administrative Agent shall reasonably request.

“Additional Term B-1 Commitment” means, with respect to the Additional Term B-1 Lender, the commitment of such Additional Term B-1 Lender to make Additional Term B-1 Loans on the Amendment No. 1 Effective Date, in an amount equal to $32,348,925.01.

“Additional Term B-1 Lender” means Citibank, N.A., in its capacity as a Lender of Additional Term B-1 Loans.

“Additional Term B-1 Loan” means a Term Loan that is made pursuant to Section 2.01(b)(ii) on the Amendment No. 1 Effective Date.

“Additional Term B-2 Commitment” means, with respect to the Additional Term B-2 Lender, the commitment of such Additional Term B-2 Lender to make Additional Term B-2 Loans on the Amendment No. 3 Effective Date, in an amount equal to $51,178,425.21.

“Additional Term B-2 Lender” means Citibank, N.A., in its capacity as a Lender of Additional Term B-2 Loans.

“Additional Term B-2 Loan” means a Term Loan that is made pursuant to Section 2.01(c)(ii) on the Amendment No. 3 Effective Date.

“Additional Term B-3 Commitment” means, with respect to the Additional Term B-3 Lender, the commitment of such Additional Term B-3 Lender to make Additional Term B-3 Loans on the Amendment No. 4 Effective Date, in an amount equal to $21,886,678.

“Additional Term B-3 Lender” means Citibank, N.A., in its capacity as a Lender of Additional Term B-3 Loans.

“Additional Term B-3 Loan” means a Term Loan that is made pursuant to Section 2.01(d)(ii) on the Amendment No. 4 Effective Date.

“Additional Term B-4 Commitment” means, with respect to the Additional Term B-4 Lender, the commitment of such Additional Term B-4 Lender to make Additional Term B-4 Loans on the Amendment No. 5 Effective Date, in an amount equal to $25,018,458.96.

“Additional Term B-4 Lender” means SunTrust Bank, in its capacity as a Lender of Additional Term B-4 Loans.

“Additional Term B-4 Loan” means a Term Loan that is made pursuant to Section 2.01(e)(ii) on the Amendment No. 5 Effective Date.

“Additional Term B-5 Commitment” means, with respect to the Additional Term B-5 Lender, the commitment of such Additional Term B-5 Lender to make Additional Term B-5 Loans on the Amendment No. 6 Effective Date, in an amount equal to $175,441,063.84.

“Additional Term B-5 Lender” means Wells Fargo Bank, National Association, in its capacity as a Lender of Additional Term B-5 Loans.

“Additional Term B-5 Loan” means a Term Loan that is made pursuant to Section 2.01(f)(ii) on the Amendment No. 6 Effective Date.

“Additional Term Loans” has the meaning specified in Section 2.14(a).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Citibank, N.A. in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire to be completed by each Lender in such form as approved by the Administrative Agent.

“ Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Transaction” has the meaning specified in Section 7.08.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.18.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of June 15, 2016.

“Amendment No. 1 Effective Date” means June 15, 2016, which is the first Business Day on which all of the conditions precedent set forth in Section 4 of Amendment No. 1 have been satisfied or waived and the Term B-1 Loans are funded or deemed funded through a cashless settlement pursuant to Section 2.01(b)(i), as applicable.

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of January 24, 2017.

“Amendment No. 3 Cashless Option Lender” means each Lender that has executed and delivered an Amendment No. 3 Consent indicating the “Cashless Settlement Option.”

“Amendment No. 3 Consent” means a consent to Amendment No. 3 substantially in the form of Exhibit A attached thereto.

“Amendment No. 3 Effective Date” means January 24, 2017, which is the first Business Day on which all of the conditions precedent set forth in Section 4 of Amendment No. 3 have been satisfied or waived and the Term B-2 Loans are funded or deemed funded through a cashless settlement pursuant to Section 2.01(c)(i), as applicable.

“Amendment No. 3 Non-Exchanging Lender” means each Lender holding Term B-1 Loans on the Amendment No. 3 Effective Date that (i) did not execute and deliver an Amendment No. 3 Consent on or prior to the Amendment No. 3 Effective Date or (ii) is an Amendment No. 3 Post-Closing Option Lender.

“Amendment No. 3 Post-Closing Option Lender” means each Lender that executed and delivered an Amendment No. 3 Consent indicating the “Post- Closing Settlement Option.”

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of August 15, 2017.

“Amendment No. 4 Cashless Option Lender” means each Lender that has executed and delivered an Amendment No. 4 Consent indicating the “Cashless Settlement Option.”

“Amendment No. 4 Consent” means a consent to Amendment No. 4 substantially in the form of Exhibit A attached thereto.

“Amendment No. 4 Effective Date” means August 15, 2017, which is the first Business Day on which all of the conditions precedent set forth in Section 4 of Amendment No. 4 have been satisfied or waived and the Term B-3 Loans are funded or deemed funded through a cashless settlement pursuant to Section 2.01(d)(i), as applicable.

“Amendment No. 4 Non-Exchanging Lender” means each Lender holding Term B-2 Loans on the Amendment No. 4 Effective Date that (i) did not execute and deliver an Amendment No. 4 Consent on or prior to the Amendment No. 4 Effective Date or (ii) is an Amendment No. 4 Post-Closing Option Lender.

“Amendment No. 4 Post-Closing Option Lender” means each Lender that executed and delivered an Amendment No. 4 Consent indicating the “Post-Closing Settlement Option.”

“Amendment No. 5” means Amendment No. 5 to this Agreement, dated as of April 11, 2018.

“Amendment No. 5 Arrangers” means SunTrust Robinson Humphrey, Inc., Citibank, N.A. and Goldman Sachs Lending Partners LLC, in their capacity as the joint lead arrangers and joint bookrunning managers for Amendment No. 5.

“Amendment No. 5 Cashless Option Lender” means each Lender that has executed and delivered an Amendment No. 5 Consent indicating the “Cashless Settlement Option.”

“Amendment No. 5 Consent” means a consent to Amendment No. 5 substantially in the form of Exhibit A attached thereto.

“Amendment No. 5 Effective Date” means April 11, 2018, which is the first Business Day on which all of the conditions precedent set forth in Section 4 of Amendment No. 5 have been satisfied or waived and the Term B-4 Loans are funded or deemed funded through a cashless settlement pursuant to Section 2.01(e)(i), as applicable.

“Amendment No. 5 Non-Exchanging Lender” means each Lender holding Term B-3 Loans on the Amendment No. 5 Effective Date that (i) did not execute and deliver an Amendment No. 5 Consent on or prior to the Amendment No. 5 Effective Date or (ii) is an Amendment No. 5 Post-Closing Option Lender.

“Amendment No. 5 Post-Closing Option Lender” means each Lender that executed and delivered an Amendment No. 5 Consent indicating the “Post-Closing Settlement Option.”

“Amendment No. 6” means Amendment Agreement No. 6 to this Agreement, dated as of November 9, 2018.

“Amendment No. 6 Arrangers” means Wells Fargo Securities, LLC and Citibank, N.A., in their respective capacities as the joint lead arrangers and joint bookrunners for Amendment No. 6.

“Amendment No. 6 Cashless Option Lender” means each Lender that has executed and delivered an Amendment No. 6 Consent indicating the “Cashless Settlement Option.”

“Amendment No. 6 Consent” means a consent to Amendment No. 6 substantially in the form of Exhibit A attached thereto.

“Amendment No. 6 Effective Date” means November 9, 2018, which is the first Business Day on which all of the conditions precedent set forth in Section 4 of Amendment No. 6 have been satisfied or waived and the Term B-5 Loans are funded or deemed funded through a cashless settlement pursuant to Section 2.01(f)(i), as applicable.

“Amendment No. 6 Non-Exchanging Lender” means each Lender holding Term B-4 Loans on the Amendment No. 6 Effective Date that (i) did not execute and deliver an Amendment No. 6 Consent on or prior to the Amendment No. 6 Effective Date or (ii) is an Amendment No. 6 Post-Closing Option Lender.

“Amendment No. 6 Post-Closing Option Lender” means each Lender that executed and delivered an Amendment No. 6 Consent indicating the “Post-Closing Settlement Option.”

“Amendment No. 7” means Amendment Agreement No. 7 to this Agreement, dated as of August 29, 2022.

“Amendment No. 7 Arrangers” has the meaning specified in Amendment No. 7.

“Amendment No. 7 Effective Date” means August 29, 2022, which is the day on which all of the conditions precedent set forth in Section 4 of Amendment No. 7 have been satisfied or waived; provided, that if such day is not a Business Day, such date shall be the first Business Day after such date.

“Applicable Percentage” means with respect to any Lender at any time, (x) with respect to the Facility, the percentage (carried out to the ninth decimal place) of the Facility represented by (i) on or prior to the Closing Date, such Lender’s Commitment at such time and (ii) thereafter, the principal amount of such Lenders’ Loans at such time and (y) with respect to any Class of Loans, the percentage (carried out to the ninth decimal place) of such Class represented by (i) on or prior to the Closing Date, such Lender’s Commitment at such time in respect of such Class and (ii) thereafter, the principal amount of such Lenders’ Loans of such Class at such time. The initial Applicable Percentage of each Lender in respect of the Facility and the Initial Loans is set forth opposite the name of such Lender on Schedule 2.01 and such Applicable Percentage shall be modified by the Applicable Percentage set forth in the Assignment and Assumption pursuant to which such Lender becomes a party hereto.

“Applicable Rate” means (x) with respect to the Term B-5 Loans, 2.06% per annum for Base Rate Loans and 3.06% per annum for Eurodollar Rate Loans, (y) with respect to the Term B-6 Loans, 2.25% per annum for Base Rate Loans and 3.25% per annum for SOFR Loans and (z) with respect to any Additional Term Loans, the Extended Term Loans and any additional Refinancing Term Loans, the applicable rates set forth in the Additional Credit Extension Amendment establishing such Additional Term Loans, the Extended Term Loans and the additional Refinancing Term Loans.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means the Lead Arrangers and the Co-Managers, collectively.

“Asset Acquisition” means:

(a) an Investment by the Borrower or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Borrower or any Restricted Subsidiary; or

(b) the acquisition by the Borrower or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation, merger or division) by the Borrower or any of its Restricted Subsidiaries to any Person (other than to the Borrower or one or more of its Restricted Subsidiaries) in any single transaction or series of related transactions of:

(i) Equity Interests in a Restricted Subsidiary (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment);

provided, however, that the term “Asset Sale” shall exclude:

(a) any asset disposition permitted by Section 7.04 that constitutes a disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole;

(b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions the greater of $~~20.0~~60.0 million and 1.0% of the Borrower’s Consolidated Total Assets;

(c) sales or other dispositions of cash or Cash Equivalents;

(d) sales of interests in or assets of Unrestricted Subsidiaries;

(e) the sale and leaseback of any assets within 90 days of the acquisition thereof;

(f) the disposition of assets that, in the good faith judgment of the Borrower, are no longer used or useful in the business of such entity;

(g) a Restricted Payment or Permitted Investment that is otherwise permitted by this Agreement;

(h) any trade-in of equipment in exchange for other equipment; provided that, in the good faith judgment of the Borrower, the Borrower or such Restricted Subsidiary receives equipment having a Fair Market Value equal to or greater than the equipment being traded in;

(i) the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets between the Borrower or any of its Restricted Subsidiaries and another Person to the extent that the Related Business Assets received by the Borrower or its Restricted Subsidiaries are of equivalent or greater Fair Market Value than the Related Business Assets transferred;

(j) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(k) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of this Agreement;

(l) any disposition by a Subsidiary to the Borrower or by the Borrower or a Subsidiary to a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is a Permitted Investment or is otherwise permitted under Section 7.05;

(m) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;

(n) licensing or sublicensing of intellectual property or other general intangibles in accordance with industry practice in the ordinary course of business;

(o) any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction;

(p) any release of any intangible claims or rights in connection with a lawsuit, dispute or other controversy;

(q) sales of accounts receivable to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof; including cash or other financial accommodation, such as the provision of letters of credit by such Receivable Subsidiary on behalf of or for the benefit of the transferor of such accounts receivable (for the purposes of this clause (q), Purchase Money Notes will be deemed to be cash); ~~or~~

(r) foreclosures on assets to the extent they would not otherwise result in a Default or Event of Default~~.~~; or

(s) any proceeds received from the Distribution Business Sale so long as such proceeds are used to redeem or otherwise discharge the 2023 Notes.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.07(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time ~~which~~that is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” means, any one or more of the following financial products or accommodations extended to any Loan Party by a Bank Product Provider: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.

“Bank Product Obligations” means all obligations of any Loan Party pursuant to any Bank Product.

“Bank Product Provider” means any Person that is the Administrative Agent, any Lender or any of their respective Affiliates in its capacity as a party to any Bank Product or Hedge Agreement.

“Base Rate” shall mean, at any time, the highest of (i) the Prime Lending Rate at such time, (ii) 1/2 of 1% per annum in excess of the overnight Federal Funds Rate at such time and (iii) (x) in the case of Term B-5 Loans, the Eurodollar Rate for a Eurodollar Rate Loan denominated in dollars with a one-month interest period commencing on such day plus 1.00% per annum and (y) in the case of Term B-6 Loans, Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%; provided that, notwithstanding the foregoing, (x) in the case of Term B-5 Loans, the “Base Rate” shall in no event be less than zero and (y) in the case of Term B-6 Loans, the “Base Rate” shall in no event be less than 1.50%. For purposes of this definition, the Eurodollar Rate shall be determined using the Eurodollar Rate as otherwise determined by the Administrative Agent in accordance with the definition of “Eurodollar Rate”, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two (2) Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurodollar Rate for such day shall be the rate determined by the Administrative Agent pursuant to the preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate, Adjusted Term SOFR or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate, Adjusted Term SOFR or such Eurodollar Rate, respectively.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.07(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement (as so determined and after giving effect to any applicable spread adjustments) would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07.

“Beneficial Ownership Certification” means any certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means (i) with respect to the Borrower or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans or SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Lease Obligations” means any obligation of a Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Weighted Average Life to Maturity of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Borrower and other than structured investment vehicles, provided that such Investments have one of the two highest ratings obtainable from either S&P or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the

Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in U.S. dollars, Euros or any other foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Borrower. “Eligible Bank” means a Lender or any Affiliate of a Lender or such other bank or trust company that (i) is licensed, chartered or organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P.

“ Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Cashless Option Lender” means each Lender that has executed and delivered a Consent to Amendment No. 1 indicating the “Cashless Settlement Option.”

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“CFC Holdco” means any Subsidiary that holds no material assets other than capital stock of one or more Subsidiaries that are CFCs or other CFC Holdcos.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means:

(1) the Borrower becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange

Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Interests in the Borrower, or

(2) the Borrower sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than a Restricted Subsidiary of the Borrower, other than a merger or consolidation where (A) the Voting Interests of the Borrower outstanding immediately prior to such transaction are converted into or exchanged for Voting Interests of the surviving or transferee Person constituting a majority of the outstanding Voting Interests of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the beneficial owner of 50% or more of the voting power of the Voting Interests of the surviving or transferee Person.

“Citi” means Citibank, N.A. and its successors.

“Class” means (i) with respect to any Commitment, its character as a commitment to make or otherwise fund Initial Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans, Term B-4 Loans, Term B-5 Loans, Term B-6 Loans, Additional Term Loans, Extended Term Loans and/or additional Refinancing Term Loans (whether established by way of new Commitments or by way of conversion or extension of existing Commitments or Loans) designated as a “Class” in an Additional Credit Extension Amendment and (ii) with respect to any Loans, its character as Initial Loans, Term B-1 Loans, Term B-2 Loans, Term B-3 Loans, Term B-4 Loans, Term B-5 Loans, Term B-6 Loans, Additional Term Loans, Extended Term Loans and/or additional Refinancing Term Loans (whether made pursuant to new Commitments or by way of conversion or extension of existing Loans) designated as a “Class” in an Additional Credit Extension Amendment. Commitments or Loans that have different Maturity Dates, pricing (other than upfront fees) or other terms shall be designated separate Classes; provided that at no time shall there be more than five different Classes of Loans outstanding at any time.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Co-Managers” means Jefferies Finance LLC, KeyBank Capital Markets Inc. and SunTrust Robinson Humphrey, Inc., in their capacity as co-managers.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, Security Agreement Supplements, the Mortgages, any Intercreditor Agreement, each of the mortgages, collateral assignments, intellectual property security agreement supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 or Section 2.13 through 2.15 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption or Additional Credit Extension Amendment pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Common Interests” of any Person means Equity Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Equity Interests of any other class in such Person.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans or SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (in consultation with the Borrower) that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consent” means a consent to Amendment No. 1 substantially in the form of Exhibit A attached thereto.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a) Consolidated Net Income;

(b) Consolidated Non-cash Charges;

(c) Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;

(d) Consolidated Income Tax Expense;

(e) any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Incurrence of Debt permitted to be made under this Agreement (whether or not successful) or related to the Transactions and the Amendment No. 7 Transactions (as defined in Amendment No. 7);

(f) the amount of any interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary to the extent deducted in such period in computing Consolidated Net Income;

(g) any net loss from discontinued operations; ~~and~~

(h) any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Redeemable Equity Interests); ~~less~~

(i) synergies and cost savings of the Borrower and its Restricted Subsidiaries related to operational changes, restructuring, reorganizations, operating expense reductions, operating improvements and similar restructuring initiatives (“ Synergies” ) and costs, charges, accruals, reserves or expenses of the Borrower and its Restricted Subsidiaries attributable or related to such Synergies (“Costs of Synergies”), in each case relating to the Dyneema Acquisition (it being understood any such increases pursuant to this clause (i) shall only be available subject to the consummation of the Dyneema Acquisition and not in contemplation thereof), in each case, that are set forth in an Officer’s Certificate and that are factually supportable (in the good faith determination of the Borrower, as certified in the applicable certificate) and, in the case of Synergies, are reasonably anticipated by the Borrower in good faith to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken, or in the case of Costs of Synergies, such costs or expenses are incurred, in each case within twenty-four (24) months following the consummation of the Dyneema Acquisition (calculated on a pro forma basis in a manner consistent with the definition of “Consolidated Fixed Charge Coverage Ratio” and net of the amount of actual benefits realized during such period from such actions to the extent already included in Consolidated Net Income for such period);

(j) Synergies and Costs of Synergies, in each case relating to any Asset Sale or other disposition or Asset Acquisition, Investment, merger or consolidation or any similar transaction by the Borrower or its Restricted Subsidiaries outside the ordinary course of business or any initiatives relating to restructuring, reorganization, operating expense reductions, operating improvements and similar restructuring initiatives, in each case, that are set forth in an Officer’s Certificate and that are factually supportable (in the good faith determination of the Borrower, as certified in the applicable certificate) and, in the case of Synergies, are reasonably anticipated by the Borrower in good faith to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken within twenty-four (24) months following the consummation of such Asset Sale or other disposition or Asset Acquisition, Investment, merger or consolidation or any similar transaction or the decision to implement such restructuring initiative (calculated on a pro forma basis in a manner consistent with the definition of “Consolidated Fixed Charge Coverage Ratio” and net of the amount of actual benefits realized during such period from such actions to the extent already included in consolidated net income for such period); less

(ii) (x) net income from discontinued operations and (y) non-cash items increasing Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (~~for purposes of this definition,~~ the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated by the Borrower after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate~~,~~ or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, Investments, mergers, consolidations, discontinued operations (as determined in accordance with GAAP) ~~or~~, any designations of any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary or any designations of any Reserved Indebtedness Amount occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence or assumption of any such Acquired Debt), Investment, merger, consolidation, disposed operation or designation occurred on the first day of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made by the Borrower in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, except that such pro forma calculations may also include ~~operating expense reductions for such period resulting from the Asset Sale or other disposition or Asset Acquisition, investment, merger, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given (A) that have been realized or (B) for which steps have been taken or are reasonably expected to be taken within twelve (12) months of the date of such transaction and are supportable and quantifiable and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in either case, such adjustments are set forth in an Officer’s Certificate signed by the Borrower’s chief financial or similar officer that states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith belief of the Officer executing such Officer’s Certificate at the time of such execution.~~Synergies and Cost of Synergies calculated by the Borrower as set forth in the definition of “Consolidated Cash Flow Available for Fixed Charges.”

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(i) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date; and

(ii) if interest on any Debt actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense; and

(ii) the product of (a) all cash dividends and other distributions paid or accrued during such period in respect of Redeemable Equity Interests of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Equity Interests), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.

“Consolidated Income Tax Expense” means, with respect to any Person for any period the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a) any amortization of debt discount;

(b) the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to Qualified Receivables Transactions (to the extent payable by the Borrower and its Restricted Subsidiaries to any Person other than the Borrower or a Restricted Subsidiary) and letters of credit and bankers’ acceptance financings; and

(e) all accrued interest;

(ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and

(iii) all capitalized interest of such Person and its Restricted Subsidiaries for such period; less interest income of such Person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (I) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses, (II) any expensing of interim loan commitment and other financing fees and (III) non-cash interest on any convertible or exchangeable notes that exists by virtue of the bifurcation of the debt and equity components of convertible or exchangeable notes and the application FSP APB 14-1 or any successor or similar provision.

“Consolidated Leverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of all Debt less unrestricted cash and Cash Equivalents of such Person and its Restricted Subsidiaries at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction (for purposes of this definition, the “Transaction Date”) giving rise to the need to calculate the Consolidated Leverage Ratio to the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the ~~four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the Transaction Date (such four full fiscal quarter period being referred to herein as the “~~Four Quarter Period~~”)~~.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(A) excluding, without duplication

(i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;

(ii) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(iii) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

(v) solely for purposes of determining the amount available for Restricted Payments under Section 7.06(a)(iii), the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vii) any fees and expenses paid in connection with the Transactions;

(viii) non-cash compensation expense Incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(ix) any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;

(x) any non-cash impairment charges or asset write-off or write-down resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141 or any related subsequent Statement of Financial Accounting Standards or Accounting Standards Codification;

(xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 or any related subsequent Statement of Financial Accounting Standards or Accounting Standards Codification;

(xii) accruals and reserves that are established within twelve (12) months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP not to exceed $10.0 million in any calendar year;

(xiii) any fees, expenses, charges or Integration Costs Incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, Incurrence or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument, and including, in each case, any such transaction undertaken but not completed, and any charges or non-recurring merger or acquisition costs Incurred during such period as a result of any such transaction, in each case whether or not successful;

(xiv) any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses related to currency remeasurements of Debt (including any net gain or loss resulting from obligations under Hedging Obligations for currency exchange risk) and any foreign currency translation gains or losses;

(xv) any accruals and reserves that are established for expenses and losses, in respect of equity-based awards compensation expense (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(xvi) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and

(xvii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption; and

(A) including, without duplication, dividends and distributions from joint ventures actually received in cash by the Borrower.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Secured Leverage Ratio” means, with respect to any Person, the ratio of (A) the sum of (x) the aggregate amount of all Debt secured by Liens less unrestricted cash and Cash Equivalents of such Person and its Restricted Subsidiaries at the ~~end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction (for purposes of this definition, the “~~Transaction Date~~”)~~ giving rise to the need to calculate the Consolidated Secured Leverage Ratio ~~to~~and (y) the Reserved Indebtedness Amount as of such date to be secured by Liens of such Person and its Restricted Subsidiaries to (B) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the ~~four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the Transaction Date (such four full fiscal quarter period being referred to herein as the “~~Four Quarter Period~~”)~~. In addition to and without limitation of the foregoing, this ratio shall be calculated by the Borrower after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate~~,~~ or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, Investments, mergers, consolidations, discontinued operations (as determined in accordance with GAAP) or designations of any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence or assumption of any such Acquired Debt), Investment, merger, consolidation, disposed operation or designation occurred on the first day of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made by the Borrower in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, except that such pro forma calculations may also include ~~operating expense reductions for such period resulting from the Asset Sale or other disposition or Asset Acquisition, investment, merger, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given (A) that have been realized or (B) for which steps have been taken or are reasonably expected to be taken within twelve (12) months of the date of such transaction and are supportable and quantifiable and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in either case, such adjustments are set forth in an Officer’s Certificate signed by the Borrower’s chief financial or similar officer that states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith belief of the Officers executing such Officer’s Certificate at the time of such execution.~~Synergies and Cost of Synergies calculated by the Borrower as set forth in the definition of “Consolidated Cash Flow Available for Fixed Charges.”

“Consolidated Total Assets” of any Person as of any date means the total assets of such Person and its Restricted Subsidiaries as of the most recent fiscal quarter end for which an internal consolidated balance sheet of such Person and its Subsidiaries is available, all calculated on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“ Costs of Synergies” has the meaning specified in the definition of “Consolidated Cash Flow Available for Fixed Charges.”

“ Covered Party” has the meaning specified in Section 10.22.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means a Borrowing.

“Customary Term A Loans” means any term loans that are syndicated primarily to Persons regulated as banks in the primary syndication thereof, that, when made, have scheduled amortization of at least 2.5% per year prior to maturity, and that contain other provisions customary for “term A loans,” as reasonably determined by the Borrower in consultation with the Administrative Agent.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding (A) any trade payables or other current liabilities incurred in the normal course of business and (B) earnouts or similar obligations unless and until such amounts are earned; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Cash Equivalents), bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided that such obligations shall not constitute Debt except to the extent drawn and not repaid within five Business Days; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person; (v) all Capital Lease Obligations of such Person;

(vi) the maximum fixed redemption or repurchase price of Redeemable Equity Interests in such Person at the time of determination; (vii) any Swap Contracts and Hedging Obligations of such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Equity Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Equity Interests as if such Redeemable Equity Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Agreement; provided, however, that, if such Redeemable Equity Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Equity Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount shall be the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (vii) is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (e) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (f) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt. For purposes of determining any particular amount of Debt, Guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included.

Notwithstanding the foregoing, the term “Debt” will exclude (a) any endorsements for collection or deposits in the ordinary course of business, (b) any realization of a Permitted Lien, (c) Debt that has been defeased or satisfied in accordance with the terms of the documents governing such Debt, ~~and~~ (d) in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter and (e) all liabilities related to operating leases, as defined by FASB ASC 842 (or any successor provision).

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the amount of Debt of such Person shall give effect to the Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt.

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the Borrower’s non-credit-enhanced, senior unsecured long-term debt.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan or a SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans within one Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower, or the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within one Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disposition” means any (x) Asset Sale or (y) Involuntary Disposition.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date.

“Disqualified Lenders” means (i) competitors of the Borrower and its Subsidiaries that have been specified in writing to the Administrative Agent from time to time by the Borrower and (ii) any of their Affiliates (other than in the case of clause (i), Affiliates that are bona fide debt funds) that are identified in writing from time to time to the Administrative Agent by the Borrower; provided that no such updates to the list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders.

“Distribution Business” means Borrower’s and its Subsidiaries’ distribution business of buying polymer materials from seller parties and selling the same materials to other Persons and any related assets.

“Distribution Business Sale” means any sale of all or any part of the Distribution Business and any related assets in one or more transactions, whether as a series of related transactions or in unrelated transactions.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Dyneema Acquisition” has the meaning ascribed to such term in Amendment No. 7.

“Dyneema Acquisition Agreement” has the meaning ascribed to the term “Acquisition Agreement” in Amendment No. 7.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.06(b)(iii), (v) ~~and~~, (vi) and (viii) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Engagement Letter” means the letter agreement, dated October 27, 2015, among the Borrower, the Administrative Agent and the Arrangers.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, natural land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign Laws relating to pollution and the protection of the Environment or the Release or threatened Release of any Hazardous Materials into the Environment, including those related to exposure to Hazardous Materials, or related to air emissions and discharges to waste water or public sewer systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification to the Borrower or any ERISA Affiliate that a Multiemployer Plan is insolvent or in reorganization (within the meaning of Title IV of ERISA); (d) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430 or 432 of the Code or Sections 303 or 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Erroneous Payment” has the meaning specified in Section 9.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.12(d)(i).

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.12(d)(i).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.12(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.12(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, (i) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person which takes over the administration of that rate) for deposits in Dollars by reference to the Reuters Screen LIBOR01 for deposits in Dollars (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates; provided that to the extent a comparable or successor rate or successor source is selected by the Administrative Agent, the approved rate will be applied in a manner consistent with market practice) for a period equal to such Interest Period; provided further that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum (rounded upwards to the next 1/100th of 1.00%) determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D; provided that, notwithstanding the foregoing, in all cases, the “Eurodollar Rate” shall in no event be less than zero.

Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.03(a)(ii), in the event that a Replacement Rate with respect to the Eurodollar Rate is implemented then all references herein to Eurodollar Rate shall be deemed references to such Replacement Rate.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means (a) any Subsidiary that is a CFC or CFC Holdco, (b) any Subsidiary of a Subsidiary that is a CFC, and (c) each Immaterial Subsidiary.

“Excluded Swap Obligation” has the meaning assigned to such term in the Guaranty.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) taxes imposed on or measured, by such recipient’s net income (however denominated) and franchise taxes imposed on it in lieu of net income taxes, by any jurisdiction (or any political subdivision thereof) as a result of such recipient being organized or having its principal office located in or, in the case of any Foreign Lender, having its principal Lending Office located in such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) any branch profits taxes imposed under Section 884(a) of the Code, or any other branch profits tax, imposed on such recipient by any jurisdiction described in clause (a), (c) any U.S. federal backup withholding tax imposed under Section 3406 of the Code because such Lender has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Lender, any United States federal withholding tax that is imposed on amounts payable to such Lender pursuant to the Laws in force at the time such Lender becomes a party hereto or designates a new Lending Office, except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 3.01(a)(ii) or 3.01(c), (e) any U.S. federal withholding taxes imposed pursuant to FATCA, and (f) any withholding Tax that is attributable to such recipient’s failure to comply with Section 3.01(e).

“Extended Term Loans” has the meaning specified in Section 2.13(a).

“Extension” has the meaning specified in Section 2.13(a).

“Extension Offer” has the meaning specified in Section 2.13(a).

“Facility” means, at any time, (a) on or prior to the Closing Date, the Aggregate Commitments at such time and (b) thereafter, the aggregate principal amount of each Class of Loans and unused Commitments, if any, of all Lenders outstanding at such time.

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Borrower. In the case of a transaction between the Borrower or a Restricted Subsidiary, on the one hand, and a Receivable Subsidiary, on the other hand, if the Borrower determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Receivable Subsidiary and the Borrower or such Restricted Subsidiary during the course of such transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means current Sections 1471-1474 of the Code (and any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any regulations promulgated thereunder, published administrative guidance issued pursuant thereto, any agreement entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any applicable intergovernmental agreements implementing the foregoing.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citi on such day on such transactions as determined by the Administrative Agent.

“ Fixed Amounts” has the meaning specified in Section 1.09.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a rate of interest equal to 0.50%.

“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Four Quarter Period” has the meaning specified in the definition of “Consolidated ~~Secured~~Fixed Charge Leverage Ratio.”

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Closing Date; provided, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local, provincial or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing); provided, however, that the term “Guarantee” shall not include a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment.

“Guarantors” means, collectively, the Subsidiaries of the Borrower listed on Schedule 1.01(a) and each other Subsidiary of the Borrower that shall execute and deliver a guaranty or guaranty supplement pursuant to Section 6.13.

“Guaranty” means, collectively, the Guaranty made by the Guarantors in favor of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.13.

“Hazardous Materials” means all substances, materials or wastes of any nature regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, and infectious or medical wastes.

“Hedge Agreement” means any one or more of the following extended to any Loan Party by a Bank Product Provider: (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; sometimes being collectively referred to herein as “Hedge Agreements.”

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement, excluding commodity agreements relating to raw materials used in the ordinary course of the Borrower’s business.

“Illegality Notice” has the meaning specified in Section 3.02(b).

“Immaterial Subsidiary” means as of any date of determination, any Subsidiary that (i) did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of three percent (3%) of total assets or revenues representing in excess of three percent (3%) of total revenues of the Borrower and its Subsidiaries, in each case, on a consolidated basis as of such date and (ii) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of the Borrower most recently ended, did not have assets with a value in excess of seven and one-half percent (7.5%) of total assets or revenues representing in excess of seven and one-half percent (7.5%) of total revenues of the Borrower and its Subsidiaries, in each case, on a consolidated basis as of such date.

“Incremental Cap” means, at any date of determination and with respect to the proposed incurrence of any Incremental Debt, an amount equal to the sum of (i) the greater of (x) $~~400,000,000~~725,000,000 and (y) an amount equal to 100% of Consolidated Cash Flow Available for Fixed Charges for the Four Quarter Period, in each case minus any Incremental Debt and any increase in the commitments under any Specified Credit Facilities previously Incurred in reliance on this clause (i) after the Amendment No. 6 Effective Date plus (ii) an amount such that on a pro forma basis, the Consolidated Secured Leverage Ratio as of the end of the most recent fiscal quarter of the Borrower for which financial statements have been or were required to have been delivered pursuant to Section 6.01 would be less than or equal to 3.25 to 1.00 (provided that for purposes of calculating the Consolidated Secured Leverage Ratio, (x) any Incremental Debt shall be treated as if it were secured, regardless of whether such Debt is actually secured and (y) the proceeds of such Incremental Debt shall not be netted from Debt), plus (iii) the amount of any voluntary prepayments of the Loans (excluding prepayments financed with the Incurrence of Debt); provided that for purposes of determining the ability to Incur Debt under the Incremental Cap (including Section 7.02(b) with respect to commitment increases after the Amendment No. 6 Effective Date under any Specified Credit Facility), any revolving commitments Incurred in reliance on the Incremental Cap shall be deemed fully drawn on the date of determination of the Incremental Cap.

“Incremental Debt” means any Additional Term Loans or Incremental Equivalent Debt.

“Incremental Equivalent Debt” means Debt issued in accordance with Section 2.14(d) consisting of one or more series of pari passu notes or pari passu loans, junior lien notes or junior lien loans, subordinated notes or subordinated loans or unsecured notes or unsecured loans, in each case, issued in a public offering, Rule 144A or other private placement transaction, a bridge facility in lieu of the foregoing, or secured or unsecured mezzanine Debt or debt securities, in each case, subject to the terms set forth in Section 2.14(e).

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Borrower shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Borrower. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Borrower or a Restricted Subsidiary of Debt Incurred by the Borrower or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) amortization of debt discount or accretion of principal with respect to a non-interest-bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“ Incurrence-Based Amounts” has the meaning specified in Section 1.09.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Initial Loans” has the meaning specified in Section 2.01.

“Integration Costs” means, with respect to any acquisition, all costs relating to the integration of the acquired business or operations into the Borrower’s, including labor costs, consulting fees, travel costs and any other expenses relating to the integration process.

“Intellectual Property Security Agreement” has the meaning specified in Section 4.01(a)(v).

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement to be executed and delivered by each Subsidiary of the Borrower that is not a Loan Party.

“Intercreditor Agreement” means (i) the ABL Intercreditor Agreement or (ii) any other customary intercreditor agreement that is in form and substance reasonably satisfactory to, and entered into by, the Administrative Agent, in each case, as amended, restated, modified, supplemented or replaced from time to time in accordance with this Agreement and the terms of such intercreditor agreements.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility; provided, however, that if any Interest Period for a SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (c) as to any Base Rate Loan the last Business Day of each March, June, September and December and the Maturity Date of the Facility.

“Interest Period” means, (x) as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders and (y) as to each SOFR Loan, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Maturity Date; and

(d) no tenor that has been removed from this definition pursuant to Section 3.07(d) shall be available for specification in such Committed Loan Notice.

“Investment” by any Person means any direct or indirect loan, advance, guarantee for the benefit of (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Equity Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Borrower’s customary practices;

(b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits in the normal course of business.

“Involuntary Disposition” means any involuntary loss, damage or destruction of property, or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means any Person in which the Borrower or any Subsidiary owns any Equity Interests other than a Wholly Owned Subsidiary.

“Judgment Currency” has the meaning specified in Section 10.18.

“Junior Debt” means any ~~unsecured or~~ Subordinated Debt.

“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date of any then existing Loans.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“ LCT Election” has the meaning specified in Section 1.08.

“ LCT Test Date” has the meaning specified in Section 1.08.

“Lead Arrangers” mean Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Goldman Sachs Bank USA, HSBC Securities (USA) Inc. and Morgan Stanley & Co. LLC, in their capacity as the joint lead arrangers and joint bookrunning managers.

“Lender” means at any time, (a) on or prior to the Closing Date, any Lender that has a Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Loans or Commitments at such time.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure Debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“ Limited Condition Transaction” means (1) any Investment or Acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (3) any Restricted Payment requiring irrevocable notice in advance thereof and (4) any Asset Sale or a disposition excluded from the definition of “Asset Sale.”

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) any Intercreditor Agreement, (f) the Perfection Certificate, (g) the Intercompany Subordination Agreement, (h) Amendment No. 1, (i) Amendment No. 2 to this Agreement, dated as of August 3, 2016, (j) Amendment No. 3, (k) Amendment No. 4, (l) Amendment No. 5, (m) Amendment No. 6 and (n) Amendment No. 7.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loans” means the Initial Loans, the Term B-1 Loans, the Term B-2 Loans, the Term B-3 Loans, the Term B-4 Loans, the Term B-5 Loans, the Term B-6 Loans, the Additional Term Loans, the Extended Term Loans and any additional Refinancing Term Loans.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” has the meaning specified in the definition of “Swap Agreement.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, taken as a whole, or of the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Real Property” means fee owned real property with a fair market value in excess of $20,000,000 acquired after the Closing Date; provided that, for the avoidance of doubt, on and after the Amendment No. 6 Effective Date, the real property located at Avon Lake, County of Lorain, Ohio shall not constitute Material Real Property.

“Maturity Date” means (i) November 12, 2022 with respect to the Initial Loans, (ii) the Term B-1 Maturity Date with respect to the Term B-1 Loans, (iii) the Term B-2 Maturity Date with respect to the Term B-2 Loans, (iv) the Term B-3 Maturity Date with respect to the Term B-3 Loans, (v) the Term B-4 Maturity Date with respect to the Term B-4 Loans, (vi) the Term B-5 Maturity Date with respect to the Term B-5 Loans, (vii) the Term B-6 Maturity Date with respect to the Term B-6 Loans and (vii) with respect to any other Loans, the date specified as the maturity date for such Loans in the Additional Credit Extension Amendment related to such Loans; provided, however, that, in any such case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage Policy” has the meaning specified in Schedule 6.18.

“Mortgaged Property” means the real property that is owned by any Loan Party on the Closing Date listed on Schedule 1.01(b) and any Material Real Property acquired after the Closing Date.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt (as the same may be amended, amended and restated, supplemented, or otherwise modified from time to time), executed and delivered by the applicable Loan Party in favor of the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, that at any time encumber any Mortgaged Property.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Pension Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means, with respect to any Disposition or issuance of Debt of any Person, cash and Cash Equivalents received, net of (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such Disposition or issuance of Debt that are paid or required to be accrued as a liability under GAAP by such Person; (ii)(x) all payments made by such Person on any Debt that is secured by a Lien on any Collateral that is pari passu with the Liens on such Collateral securing the Obligations in accordance with the terms of any Lien upon or with respect to such Collateral (provided that such amount shall not exceed the product of (I) the amount of such Net Cash Proceeds multiplied by (II) a fraction, the numerator of which is the outstanding principal amount of such Debt secured by a Lien on the Collateral ranking pari passu to the Liens on such Collateral securing the Obligations (but without regard to control of remedies) and with respect to which such a requirement to make such payment and the denominator of which is the sum of the outstanding principal amount of such Debt and the outstanding principal amount of Loans) or that must, in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Borrower or a Restricted Subsidiary thereof) in connection with such Disposition or issuance of Debt, (y) all payments made by such Person on Revolving Loan Debt (as defined in the ABL Intercreditor Agreement (as in effect on the Closing Date)) from the proceeds of Revolving Loan Priority Collateral (as defined in the ABL Intercreditor Agreement (as in effect on the Closing Date)) or as otherwise set forth in the ABL Intercreditor Agreement (as in effect on the Closing Date) and (z) all other payments made by such Person on any Debt that is secured by a Lien on any Collateral subject to a Disposition that was permitted to be incurred under Section 7.01 and that is senior to the Liens on such Collateral securing the Obligations if such payment is required in accordance with the terms of any such Lien upon or with respect to such Collateral; (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property disposed of in such Disposition and retained by the Borrower or any Restricted Subsidiary after such Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Disposition; and (v) payments of unassumed liabilities (not constituting Debt) relating to the property sold at the time of, or within 30 days after, the date of such sale; provided, however, that (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Disposition, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction subsequently converted to cash shall become Net Cash Proceeds only at such time as it is so converted.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Exchanging Lender” means each Lender holding Initial Loans on the Amendment No. 1 Effective Date that (i) did not execute and deliver a Consent on or prior to the Amendment No. 1 Effective Date or (ii) is a Post-Closing Option Lender.

“Non-Loan Party” means, any Subsidiary of the Borrower or any other Loan Party that is not a Loan Party.

“Non-Recourse Receivable Subsidiary Debt” has the meaning specified in clause (4) of the definition of “Receivable Subsidiary.”

“Note” means a promissory note made by the Borrower in favor of a Lender, evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) for purposes of this Agreement, all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Loan Party as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) for purposes of the Collateral Documents and each Guaranty, (x) all “Obligations” as defined in clause (a) above, (y) all Bank Product Obligations and (z) all Secured Hedge Obligations and (c) obligations of the Loan Parties to pay, discharge and satisfy the Erroneous Payment Subrogation Rights. Notwithstanding anything herein to the contrary, in no circumstances shall Excluded Swap Obligations constitute Obligations of any Guarantor described in the definition thereof.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Officer” means, with respect to any Person, the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice president of such Person.

“Officer’s Certificate” means a certificate signed by the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice president of the Borrower.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp, recording or documentary Taxes or any other excise or property Taxes, similar charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, registration or enforcement of, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means, on any date, the aggregate outstanding principal amount of Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Participant” has the meaning specified in Section 10.06(d).

“Patriot Act” has the meaning specified in Section 5.18.

“Payment Recipient” has the meaning specified in Section 9.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a Multiple Employer Plan but excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the Pension Funding Rules.

“Perfection Certificate” shall mean that certain perfection certificate dated November 12, 2015, substantially in the form of Exhibit E hereto, executed and delivered by each Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be substantially in the form of the Perfection Certificate with such modifications as are reasonably satisfactory to the Borrower and the Administrative Agent) executed and delivered by the applicable Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Security Agreement Supplement executed in accordance with Section 3.5 of the Security Agreement, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisitions” means the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person (other than a Subsidiary), or the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all (other than directors’ qualifying shares) of the Equity Interests of any other Person (other than a Subsidiary) (any such transaction an “Acquisition”); provided that:

(a) as of the date of any such Acquisition after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, provided that, with respect to any Permitted Acquisition that is not subject to a financing condition, such condition shall be satisfied if (x) no Default or Event of Default exists or would result therefrom as of the time of the signing of the definitive documentation relating to such Acquisition and (y) no Event of Default under Section 8.01(a) or (f) or (g) shall have occurred and be continuing at the time of consummation of such Acquisition,

(b) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.13 within the time periods set forth therein (including after giving effect to any extensions granted by the Administrative Agent as set forth therein),

(c) in the case of any Acquisition that involves aggregate consideration in excess of $50,000,000, the Administrative Agent shall have received not less than five Business Days prior to the anticipated closing date of the proposed Acquisition (or such shorter period as the Administrative Agent may agree in its sole discretion) prior written notice of the proposed Acquisition, and including the (i) parties to such Acquisition, (ii) the proposed date and amount of the Acquisition, (iii) description of the assets or shares to be acquired and (iv) the total purchase price for the assets to be purchased and the terms of payment of such purchase price), and

(d) in the case of any Acquisition involving cash consideration in excess of $50,000,000, the Borrower shall have delivered to the Administrative Agent on or prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition of Permitted Acquisition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition.

“Permitted Business” means any business similar in nature to any business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date, in each case, as determined in good faith by the Borrower.

“Permitted Encumbrances” has the meaning specified in the Mortgages.

“Permitted Investments” means:

(a) Investments in existence on the Closing Date and any extensions or replacements thereof on terms no less favorable and in amounts no greater than exist on the Closing Date; provided that any Investments in existence on the Closing Date by any Loan Party in any Person that is not a Loan Party in excess of $20,000,000 shall be set forth on Schedule 7.06;

(b) Investments in cash and Cash Equivalents;

(c) Investments in property and other assets in the ordinary course of business, that are owned or used by the Borrower or any Restricted Subsidiary in the normal course of business;

(d) prepaid expenses, negotiable instruments held for collection, lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(e) Investments by the Borrower or any of its Restricted Subsidiaries in the Borrower or any Restricted Subsidiary;

(f) Permitted Acquisitions;

(g) Swap Contracts and Hedging Obligations;

(h) receivables owing to the Borrower or any of its Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(i) Investments received in settlement of obligations owed to the Borrower or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Borrower or any Restricted Subsidiary;

(j) Investments by the Borrower or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed the greater of (x) $~~150.0~~350.0 million and (y) 6.0% of Consolidated Total Assets at any one time outstanding;

(k) loans (and Guarantees of third-party loans) and advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $10.0 million in the aggregate at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(l) Investments the payment for which consists solely of Equity Interests of the Borrower;

(m) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 7.05 or any other disposition of property or assets not constituting an Asset Sale;

(n) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(o) Guarantees by the Borrower or any Restricted Subsidiary of Debt of the Borrower or a Guarantor of Debt otherwise permitted by Section 7.02;

(p) any Investment by the Borrower or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Equity Interests;

(q) loans or advances to customers or suppliers in the ordinary course of business; and

(r) Investments in any Person made in exchange for, out of the net cash proceeds of the substantially concurrent sale of, Equity Interests of the Borrower (other than Redeemable Equity Interests).

“Permitted Junior Secured Refinancing Debt” has the meaning specified in Section 2.15(c).

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Pari Passu Secured Refinancing Debt” has the meaning specified in Section 2.15(c).

“Permitted Unsecured Refinancing Debt” has the meaning specified in Section 2.15(c).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan but excluding a Multiple Employer Plan or a Multiemployer Plan), maintained for employees of the Borrower or any ERISA Affiliate and to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” mean all Intercompany Notes from time to time owed to a Pledgor (as such term is defined in the Security Agreement) that are required to be delivered to the Administrative Agent pursuant to the terms of the Security Agreement.

“Pledged Securities” has the meaning specified in the Security Agreement.

“Post-Closing Option Lender” means each Lender that executed and delivered a Consent to Amendment No. 1 indicating the “Post-Closing Settlement Option”.

“Preferred Interests,” as applied to the Equity Interests in any Person, means Equity Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Prime Lending Rate” shall mean the rate which the Administrative Agent publicly announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“pro forma basis” means, with respect to compliance with any test or covenant hereunder, that all Specified Transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant, and giving effect to any cost savings, expenses and other items projected by the Borrower in good faith which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act of 1933, as amended, which are reasonably factually supportable and certified by a Responsible Officer.

“Pro Forma Financial Statements” has the meaning specified in Section 4.01(a)(ix).

“Projections” means the Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with the Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Purchase Money Debt” means Debt:

(i) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Equity Interests) of such Person or any Restricted Subsidiary; and

(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; and

in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Money Note” means a promissory note of a Receivable Subsidiary to the Borrower or any Restricted Subsidiary, which note must be repaid from cash available to the Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by the Borrower to be substantially consistent with market practice in connection with Qualified Receivables Transactions.

“ Purchasing Borrower Party” means the Borrower or any Affiliate or Subsidiary of the Borrower.

“QFC Credit Support” has the meaning specified in Section 10.22.

“Qualified Equity Interests” in any Person means a class of Equity Interests other than Redeemable Equity Interests.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Borrower or any of its Restricted Subsidiaries pursuant to which the Borrower or such Restricted Subsidiary transfers to (a) a Receivable Subsidiary (in the case of a transfer by the Borrower or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Borrower at the time the Borrower or such Restricted Subsidiary enters into such transaction.

“Quarterly Payment Date” means the last Business Day of each March, June, September and December.

“Receivable Subsidiary” means a Subsidiary of the Borrower:

(1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Borrower and/or its Restricted Subsidiaries; provided that “accounts receivable” includes providing letters of credit on behalf of or for the benefit of the Borrower and/or its Restricted Subsidiaries;

(2) that is designated by the Board of Directors as a Receivable Subsidiary pursuant to an Officer’s Certificate that is delivered to the Administrative Agent;

(3) that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary;

(4) no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by the Borrower or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Borrower or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Borrower or any other Restricted Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Debt”);

(5) with which neither the Borrower nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Borrower or such Restricted Subsidiary than those that might reasonably be expected to be obtained at the time from Persons that are not Affiliates of the Borrower in connection with a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Borrower, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Borrower and (c) any Purchase Money Note issued by such Receivable Subsidiary to the Borrower or a Restricted Subsidiary or any letters of credit provided by such Receivable Subsidiary on behalf of or for the benefit of the Borrower or any Restricted Subsidiary; and

(6) with respect to which neither the Borrower nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Redeemable Equity Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Latest Maturity Date of the Loans then outstanding; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Equity Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Equity Interests solely because the holders of the equity security have the right to require the Borrower to repurchase such equity security upon the occurrence of a Change of Control or an Asset Sale will not constitute Redeemable Equity Interests if the terms of such equity security provide that the Borrower may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 7.06. The amount of Redeemable Equity Interests deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Equity Interests or portion thereof, exclusive of accrued dividends.

“Refinanced Term Loans” has the meaning specified in Section 2.15(c).

“Refinancing Debt” means Debt arising after the date hereof issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for other Debt to the extent permitted hereunder so long as:

(a) the Refinancing Debt shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Debt being extended, refinanced, replaced, or substituted for,

(b) the Refinancing Debt shall rank in right of payment no more senior than, and be at least as subordinated (if already subordinated) to, the Obligations as the Debt being extended, refinanced, replaced or substituted for,

(c) the Refinancing Debt will not have any obligors other than the Loan Parties who were not obligors in respect of the Debt being extended, refinanced, replaced or substituted for,

(d) such Debt shall be at rates and with fees or other charges that do not exceed the then applicable market rates, and

(e) the principal amount of such Refinancing Debt shall not exceed the principal amount of the Debt so extended, refinanced, replaced or substituted for plus any accrued interest, premiums, fees, costs and expenses related thereto (including any original issue discount or upfront fees).

“Refinancing Equivalent Debt” has the meaning specified in Section 2.15(c).

“Refinancing Term Effective Date” has the meaning specified in Section 2.15(b).

“Refinancing Term Lender” has the meaning specified in Section 2.15(b).

“Refinancing Term Loans” has the meaning specified in Section 2.15(a).

“Register” has the meaning specified in Section 10.06(c).

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person unless, upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Rate” has the meaning specified in Section 3.03(a)(ii).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Repricing Transaction” shall mean (i) the incurrence by the Borrower of any Debt (a) with a Weighted Average Yield that is less than the Weighted Average Yield for the Term B-6 Loans being refinanced and (b) the proceeds of which are used substantially concurrently to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term B-6 Loans, or (ii) any transaction, the primary purposes (as determined by the Borrower in good faith) of which is the effective reduction in the Weighted Average Yield for the Term B-6 Loans. Any determination by the Administrative Agent with respect to Weighted Average Yield shall be conclusive and binding on all Lenders holding the Term B-6 Loans.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (x) the Loans outstanding on such date on such date plus (y) the aggregate amount of unused Commitments outstanding on such date; provided that the portion of any Loans or Commitments held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“ Reserved Indebtedness Amount” has the meaning specified in Section 7.02.

“ Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any of the following:

(a) any dividend or other distribution declared and paid on the Equity Interests in the Borrower or on the Equity Interests in any Restricted Subsidiary of the Borrower that are held by, or declared and paid to, any Person other than the Borrower or a Restricted Subsidiary of the Borrower (other than (i) dividends, distributions or payments made solely in Qualified Equity Interests in the Borrower and (ii) dividends or distributions payable to the Borrower or a Restricted Subsidiary of the Borrower or to other holders of Equity Interests of a Restricted Subsidiary on a pro rata basis);

(b) any payment made by the Borrower or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Equity Interests in the Borrower (including the conversion into, or exchange for, Debt, of any Equity Interests) other than any such Equity Interests owned by the Borrower or any Restricted Subsidiary (other than a payment made solely in Qualified Equity Interests in the Borrower);

(c) any payment made by the Borrower or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Equity Interests in the Borrower) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Junior Debt of the Borrower or any Guarantor except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;

(d) any Investment by the Borrower or a Restricted Subsidiary in any Person, other than a Permitted Investment;

(e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

“Restricted Subsidiary” means each Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Loan Debt” shall have the meaning specified in the ABL Intercreditor Agreement.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Borrower or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Borrower or a Restricted Subsidiary.

“Sanctions” means any economic or trade sanctions (including without limitation any country or list based sanctions) imposed, administered or enforced from time to time by the United States government, including without limitation OFAC and the U.S. Department of State, the Canadian government, the United National Security Council, the European Union or the Hong Kong Monetary Authority.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by the United States government, including without limitation OFAC and the U.S. Department of State, the Canadian government, the United National Security Council, the European Union or the Hong Kong Monetary Authority.

“Sanctioned Person” means any person named on the list of Specially Designated Nationals or other lists of sanctioned persons maintained by OFAC or a person owned or controlled by one or more such persons, or any person named on any analogous list maintained by the U.S. Department of State, the Canadian government, the United National Security Council, the European Union or the Hong Kong Monetary Authority.

“S&P” means ~~Standard & Poor’s~~S&P Global Ratings ~~Services LLC, a subsidiary of The McGraw- Hill Companies~~, a division of S&P Global, Inc., and any successor ~~thereto~~to its rating agency business.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of any Loan Party arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Bank Product Providers.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Bank Product Providers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (iii)(y) of the definition of “Base Rate”.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

~~“ Spartech” means Spartech Corporation, a Delaware corporation, and its subsidiaries.~~

~~“ Spartech Acquisition Date” means March 13, 2013.~~

“Specified Credit Facilities” means one or more credit facilities (including the ABL Facility) or commercial paper facilities, in each case with banks or other lenders or investors providing for revolving loans, the issuance of letters of credit or bankers’ acceptances, securitization financings or similar facilities; provided that the foregoing shall not include any term loans or similar credit facilities that are placed primarily with institutional lenders or any debt securities.

“Specified Transaction” means any Incurrence or repayment of Debt (other than for working capital purposes) or Investment that results in a Person becoming a Subsidiary or any Asset Sale that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Borrower, or any Investment constituting an Acquisition, in each case not in the ordinary course of business.

“Spot Rate” has the meaning specified in Section 1.06.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Borrower, including Guarantees by the Borrower or any Restricted Subsidiary of any of the foregoing obligations of the Borrower or a Restricted Subsidiary.

“Stated Maturity” means, with respect to any Debt, the date specified in such Debt as the fixed date on which the payment of principal of such Debt is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Debt at the option of the holder thereof upon the happening of any contingency).

“Subordinated Debt” means any Debt that is contractually subordinated in right of payment to the Obligations.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“ Supported QFC” has the meaning specified in Section 10.22.

~~“SunBelt Guarantee” means the Guarantee by the Borrower of obligations under the Guaranteed Secured Senior Notes due 2017.~~

~~“ SunBelt Guarantee Collateral Documents” means any security agreement and other “collateral document” that is executed by a Loan Party for the benefit of the holders of the SunBelt Notes solely tothe extent required by and under the terms of the SunBelt Guarantee.~~

~~“ SunBelt Guarantee Documents” means (x) the Guarantee dated December 22, 1997 by the Borrower, as in effect on the Closing Date, terminating on December 22, 2017 or satisfaction of such~~

~~obligations, whichever is earlier, (y) the SunBelt Guarantee Collateral Documents and (z) the SunBelt Notes.~~

~~“ SunBelt Notes” mean the Senior Secured Notes due 2017, Series G Notes issued by SunBelt Chlor Alkali Partnership pursuant to the terms of several note purchase agreements, each dated as of December 22, 1997.~~

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“ Synergies” has the meaning specified in the definition of “Consolidated Cash Flow Available for Fixed Charges.”

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, similar fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B-1 Commitment” means the Additional Term B-1 Commitment and the Term B-1 Exchange Commitments. After giving effect to Amendment No. 1, on the Amendment No. 1 Effective Date, the aggregate amount of the Term B-1 Commitments shall be $548,624,999.97.

“Term B-1 Exchange Commitment” means the agreement of a Lender to exchange its Initial Loans for an equal aggregate principal amount of Term B-1 Loans on the Amendment No. 1 Effective Date, as evidenced by such Lender executing and delivering its Consent and indicating the “Cashless Settlement Option.”

“Term B-1 Lender” means, collectively, (i) on the Term B-1 Effective Date, each Lender that executes and delivers a Consent and indicates the “Cashless Settlement Option” prior to the Amendment No. 1 Effective Date, (ii) on the Term B-1 Effective Date, the Additional Term B-1 Lender and (iii) thereafter, each Lender with an outstanding Term B-1 Loan.

“Term B-1 Loan” means, collectively, (i) Initial Loans exchanged for a like principal amount of Term B-1 Loans pursuant to Section 2.01(b)(i) and (ii) each Additional Term B-1 Loan made pursuant to Section 2.01(b)(ii), in each case on the Amendment No. 1 Effective Date.

“Term B-1 Maturity Date” means November 12, 2022; provided, however, that if such date is not a Business Day, the Term B-1 Maturity Date shall be the next preceding Business Day.

“Term B-2 Commitment” means the Additional Term B-2 Commitment and the Term B-2 Exchange Commitments. After giving effect to Amendment No. 3, on the Amendment No. 3 Effective Date, the aggregate amount of the Term B-2 Commitments shall be $644,000,925.

“Term B-2 Exchange Commitment” means the agreement of a Lender to exchange its Term B-1 Loans for an equal aggregate principal amount of Term B- 2 Loans on the Amendment No. 3 Effective Date, as evidenced by such Lender executing and delivering its Amendment No. 3 Consent and indicating the “Cashless Settlement Option.”

“Term B-2 Lender” means, collectively, (i) on the Amendment No. 3 Effective Date, each Lender that executes and delivers an Amendment No. 3 Consent and indicates the “Cashless Settlement Option” prior to the Amendment No. 3 Effective Date, (ii) on the Amendment No. 3 Effective Date, the Additional Term B-2 Lender and (iii) thereafter, each Lender with an outstanding Term B-2 Loan.

“Term B-2 Loan” means, collectively, (i) Term B-1 Loans exchanged for a like principal amount of Term B-2 Loans pursuant to Section 2.01(c)(i) and (ii) each Additional Term B-2 Loan made pursuant to Section 2.01(c)(ii), in each case on the Amendment No. 3 Effective Date.

“Term B-2 Maturity Date” means November 12, 2022; provided, however, that if such date is not a Business Day, the Term B-2 Maturity Date shall be the next preceding Business Day.

“Term B-3 Commitment” means the Additional Term B-3 Commitment and the Term B-3 Exchange Commitments. After giving effect to Amendment No. 4, on the Amendment No. 4 Effective Date, the aggregate amount of the Term B-3 Commitments shall be $640,748,413.

“Term B-3 Exchange Commitment” means the agreement of a Lender to exchange its Term B-2 Loans for an equal aggregate principal amount of Term B-3 Loans on the Amendment No. 4 Effective Date, as evidenced by such Lender executing and delivering its Amendment No. 4 Consent and indicating the “Cashless Settlement Option.”

“Term B-3 Lender” means, collectively, (i) on the Amendment No. 4 Effective Date, each Lender that executes and delivers an Amendment No. 4 Consent and indicates the “Cashless Settlement Option” prior to the Amendment No. 4 Effective Date, (ii) on the Amendment No. 4 Effective Date, the Additional Term B-3 Lender and (iii) thereafter, each Lender with an outstanding Term B-3 Loan.

“Term B-3 Loan” means, collectively, (i) Term B-2 Loans exchanged for a like principal amount of Term B-3 Loans pursuant to Section 2.01(d)(i) and (ii) each Additional Term B-3 Loan made pursuant to Section 2.01(d)(ii), in each case on the Amendment No. 4 Effective Date.

“Term B-3 Maturity Date” means November 12, 2022; provided, however, that if such date is not a Business Day, the Term B-3 Maturity Date shall be the next preceding Business Day.

“Term B-4 Commitment” means the Additional Term B-4 Commitment and the Term B-4 Exchange Commitments. After giving effect to Amendment No. 5, on the Amendment No. 5 Effective Date, the aggregate amount of the Term B-4 Commitments shall be $635,869,644.98.

“Term B-4 Exchange Commitment” means the agreement of a Lender to exchange its Term B-3 Loans for an equal aggregate principal amount of Term B-4 Loans on the Amendment No. 5 Effective Date, as evidenced by such Lender executing and delivering its Amendment No. 5 Consent and indicating the “Cashless Settlement Option.”

“Term B-4 Lender” means, collectively, (i) on the Amendment No. 5 Effective Date, each Lender that executes and delivers an Amendment No. 5 Consent and indicates the “Cashless Settlement Option” prior to the Amendment No. 5 Effective Date, (ii) on the Amendment No. 5 Effective Date, the Additional Term B-4 Lender and (iii) thereafter, each Lender with an outstanding Term B-4 Loan.

“Term B-4 Loan” means, collectively, (i) Term B-3 Loans exchanged for a like principal amount of Term B-4 Loans pursuant to Section 2.01(e)(i) and (ii) each Additional Term B-4 Loan made pursuant to Section 2.01(e)(ii), in each case on the Amendment No. 5 Effective Date.

“Term B-4 Maturity Date” means November 12, 2022; provided, however, that if such date is not a Business Day, the Term B-4 Maturity Date shall be the next preceding Business Day.

“Term B-5 Commitment” means the Additional Term B-5 Commitment and the Term B-5 Exchange Commitments. After giving effect to Amendment No. 6, on the Amendment No. 6 Effective Date, the aggregate amount of the Term B-5 Commitments shall be $632,617,132.97.

“Term B-5 Exchange Commitment” means the agreement of a Lender to exchange its Term B-4 Loans for an equal aggregate principal amount of Term B-5 Loans on the Amendment No. 6 Effective Date, as evidenced by such Lender executing and delivering its Amendment No. 6 Consent and indicating the “Cashless Settlement Option”.

“Term B-5 Lender” means, collectively, (i) on the Amendment No. 6 Effective Date, each Lender that executes and delivers an Amendment No. 6 Consent and indicates the “Cashless Settlement Option” prior to the Amendment No. 6 Effective Date, (ii) on the Amendment No. 6 Effective Date, the Additional Term B-5 Lender and (iii) thereafter, each Lender with an outstanding Term B-5 Loan.

“Term B-5 Loan” means, collectively, (i) Term B-4 Loans exchanged for a like principal amount of Term B-5 Loans pursuant to Section 2.01(f)(i) and (ii) each Additional Term B-5 Loan made pursuant to Section 2.01(f)(ii), in each case on the Amendment No. 6 Effective Date.

“Term B-5 Maturity Date” means January 30, 2026; provided, however, that if such date is not a Business Day, the Term B-5 Maturity Date shall be the next preceding Business Day.

“Term B-6 Commitment” each Term B-6 Loan made pursuant to Section 2.01(g) on the Amendment No. 7 Effective Date. After giving effect to Amendment No. 7, on the Amendment No. 7 Effective Date, the aggregate amount of the Term B-6 Commitments shall be $575,000,000.

“Term B-6 Lender” means (a) on the Amendment No. 7 Effective Date, any Lender that has a Term B-6 Commitment at such time and (b) at any time after the Amendment No. 7 Effective Date, any Lender that holds Term B-6 Loans or Term B-6 Commitments at such time.

“Term B-6 Loan” means each Term B-6 Loan made pursuant to Section 2.01(g) on the Amendment No. 7 Effective Date.

“Term B-6 Maturity Date” means August 29, 2029; provided, however, that if such date is not a Business Day, the Term B-6 Maturity Date shall be the next preceding Business Day.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to zero.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” means $~~40,000,000~~75,000,000.

“Transaction Date” has the meaning specified in the definition of “Consolidated Fixed Charge Coverage Ratio,” “Consolidated Leverage Ratio” or “Consolidated Secured Leverage Ratio,” as the context may require.

“Transactions” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the funding of the Initial Loans, (c) the Offer and the redemption of the 2020 Notes, (d) the satisfaction and discharge of the 2015 Notes, (e) the repayment of indebtedness under the ABL Credit Agreement on the Closing Date and (f) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a SOFR Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Bribery Act” means the United Kingdom Bribery Act 2010, as amended.

“ UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“ UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means

(a) any Subsidiary designated as such by an Officer’s Certificate where neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt, but excluding in the case of a Receivable Subsidiary any Standard Securitization Undertakings and further excluding other Debt under which the lender has recourse to the Borrower or any Restricted Subsidiary or to any of their assets that does not exceed $15.0 million in the aggregate), provided that the Borrower or any Restricted Subsidiary may pledge Equity Interests or property or assets of any Unrestricted Subsidiary on a non-recourse basis as long as the pledgee has no claim whatsoever against the Borrower or any Restricted Subsidiary other than to obtain that pledged Equity Interests or property or assets, or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary (except in the case of a Receivable Subsidiary any Standard Securitization Undertakings); provided further, in each case of (i) and (ii), that immediately after giving effect to such designation, either (I) the Subsidiary would have total assets of $1,000 or less or (II) the Borrower could make a Restricted Payment at the time of designation in an amount equal to the Fair Market Value of such Subsidiary pursuant to Section 7.06 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder, and

(b) any Subsidiary of an Unrestricted Subsidiary.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary for purposes of this agreement if (i) all the Debt of such Unrestricted Subsidiary could be Incurred pursuant to Section 7.02 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be ~~incurred~~Incurred pursuant to Section 7.01.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.22.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Equity Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

“Weighted Average Yield” means with respect to any Loan, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Loan; provided, that “Weighted Average Yield” shall not include arrangement fees, structuring fees, underwriting fees or similar fees paid to arrangers for such Loan.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Borrower.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law, rule or regulation and any reference to any law or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided that, for the avoidance of doubt, all liabilities related to operating leases, as defined by FASB ASC 842 (or any successor provision), are excluded from the definition of Debt and payments related to operating leases are not included in Consolidated Interest Expense in part or in whole.

(b) Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(c) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio, covenant or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. No consent or amendment fee shall be required to be paid to any Lender in connection with an amendment contemplated by this Section 1.03(c).

Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.06, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the Spot Rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such Spot Rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

Rates. With respect to Term B-5 Loans, the Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate”. With respect to Term B-6 Loans, the Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Limited Condition Transactions. (a) When calculating the availability under any basket or ratio hereunder or compliance with any provision of this Agreement in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales), in each case, at the option of the Borrower (the Borrower’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Agreement shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment or similar event) and, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments, the Borrower or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Debt, for example, whether such Debt is committed, issued or Incurred at the LCT Test Date or at any time thereafter); provided, that (i) compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and (ii) Consolidated Interest Expense will be calculated by the Borrower using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Debt or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith.

(b) For the avoidance of doubt, if the Borrower has made an LCT Election: (i) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with (or satisfied) as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Cash Flow Available for Fixed Charges or Consolidated Total Assets of the Borrower or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will be deemed not to have been exceeded or failed to have been complied (or satisfied) with as a result of such fluctuations; (ii) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions will be deemed not to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (iii) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

Compliance with Certain Sections.

(a) Except as expressly set forth herein, in the event that any Lien, Investment, Debt (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof) or Restricted Payment meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause or subsection of Sections 7.01, 7.02 or 7.06, then such transaction (or portion thereof) at any time shall be allocated or reallocated to one or more of such clauses or subsections within the relevant sections as determined by the Borrower in its sole discretion at such time, subject to any specific provision herein addressing classification and reclassification.

(b) Notwithstanding anything in this Agreement or any Loan Document to the contrary, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, the Consolidated Fixed Charge Coverage Ratio, the Consolidated Leverage Ratio and the Consolidated Secured Leverage Ratio (any such amounts, including any amount drawn under any revolving credit facility, the “Fixed Amounts”)) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”) under the same covenant, it is understood and agreed that (i) any Fixed Amount shall be disregarded in the calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount in connection with such substantially concurrent incurrence under the same covenant and (ii) except as provided in clause (i), pro forma effect will be given to the entire transaction and/or incurrence.

Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

The Loans.

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make available to the Borrower a Borrowing of Loans on the Closing Date (the “Initial Loans”) in an amount not to exceed such Lender’s Commitment. The Borrowing shall consist of Initial Loans made simultaneously by the Lenders in accordance with their respective Commitments. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Initial Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.

(b) (i) each Cashless Option Lender agrees to exchange its Initial Loans for a like principal amount of Term B-1 Loans on the Amendment No. 1 Effective Date, (ii) the Additional Term B-1 Lender agrees to make Additional Term B-1 Loans to the Borrower on the Amendment No. 1 Effective Date in a principal amount not to exceed its Additional Term B-1 Commitment on the Amendment No. 1 Effective Date and the Borrower shall prepay all Initial Loans of Non-Exchanging Lenders with the gross proceeds of the Additional Term B-1 Loans, (iii) the Term B-1 Loans are established pursuant to Section 2.15 and Amendment No. 1 which, for the avoidance of doubt, constitutes an Additional Credit Extension Amendment and (iv) the initial Interest Period for the Term B-1 Loans shall be as set forth in Section 2 of Amendment No. 1.

(c) (i) each Amendment No. 3 Cashless Option Lender agrees to exchange its Term B-1 Loans for a like principal amount of Term B-2 Loans on the Amendment No. 3 Effective Date, (ii) the Additional Term B-2 Lender agrees to make Additional Term B-2 Loans to the Borrower on the Amendment No. 3 Effective Date in a principal amount not to exceed its Additional Term B-2 Commitment on the Amendment No. 3 Effective Date and the Borrower shall prepay all Term B-1 Loans of Amendment No. 3 Non-Exchanging Lenders with the gross proceeds of the Additional Term B-2 Loans, (iii) the Term B-2 Loans are established pursuant to Section 2.15 and Amendment No. 3 which, for the avoidance of doubt, constitutes an Additional Credit Extension Amendment and (iv) the initial Interest Period for the Term B-2 Loans shall be as set forth in Section 2 of Amendment No. 3.

(d) (i) each Amendment No. 4 Cashless Option Lender agrees to exchange its Term B-2 Loans for a like principal amount of Term B-3 Loans on the Amendment No. 4 Effective Date, (ii) the Additional Term B-3 Lender agrees to make Additional Term B-3 Loans to the Borrower on the Amendment No. 4 Effective Date in a principal amount not to exceed its Additional Term B-3 Commitment on the Amendment No. 4 Effective Date and the Borrower shall prepay all Term B-2 Loans of Amendment No. 4 Non-Exchanging Lenders with the gross proceeds of the Additional Term B-3 Loans and (iii) the Term B-3 Loans are established pursuant to Section 2.15 and Amendment No. 4 which, for the avoidance of doubt, constitutes an Additional Credit Extension Amendment.

(e) (i) each Amendment No. 5 Cashless Option Lender agrees to exchange its Term B-3 Loans for a like principal amount of Term B-4 Loans on the Amendment No. 5 Effective Date, (ii) the Additional Term B-4 Lender agrees to make Additional Term B-4 Loans to the Borrower on the Amendment No. 5 Effective Date in a principal amount not to exceed its Additional Term B-4 Commitment on the Amendment No. 5 Effective Date and the Borrower shall prepay all Term B-3 Loans of Amendment No. 5 Non-Exchanging Lenders with the gross proceeds of the Additional Term B-4 Loans and (iii) the Term B-4 Loans are established pursuant to Section 2.15 and Amendment No. 5 which, for the avoidance of doubt, constitutes an Additional Credit Extension Amendment.

(f) (i) each Amendment No. 6 Cashless Option Lender agrees to exchange its Term B-4 Loans for a like principal amount of Term B-5 Loans on the Amendment No. 6 Effective Date, (ii) the Additional Term B-5 Lender agrees to make Additional Term B-5 Loans to the Borrower on the Amendment No. 6 Effective Date in a principal amount not to exceed its Additional Term B-5 Commitment on the Amendment No. 6 Effective Date and the Borrower shall prepay all Term B-4 Loans of Amendment No. 6 Non-Exchanging Lenders with the gross proceeds of the Additional Term B-5 Loans and (iii) the Term B-5 Loans are established pursuant to Section 2.15 and Amendment No. 6 which, for the avoidance of doubt, constitutes an Additional Credit Extension Amendment.

(g) (i) each Term B-6 Lender agrees to make Term B-6 Loans to the Borrower on the Amendment No. 7 Effective Date in a principal amount not to exceed its Term B-6 Commitment on the Amendment No. 7 Effective Date, (ii) the Term B-6 Loans are established pursuant to Section 2.14 and Amendment No. 7 which, for the avoidance of doubt, constitutes an Additional Credit Extension Amendment and (iii) Term B-6 Loans may be Base Rate Loans or SOFR Loans as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans or SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, (ii) three U.S. Government Securities Business prior to the requested date of any Borrowing of, conversion to or continuation of SOFR Loans or of any conversion of SOFR Loans to Base Rate Loans and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans or SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans or SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loans in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the Loans shall be converted to a Base Rate Loan. Any such automatic conversion to Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans or SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans or SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to a Base Rate Loan described in Section 2.02(a). Each Lender shall make the amount of its Loans available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Citi with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan or a SOFR Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan or SOFR Loan. During the existence of a Default, no Loan may be converted to or continued as Eurodollar Rate Loans or SOFR Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans or SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Citi’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than (x) in the case of Eurodollar Rate Loans, ten Interest Periods in effect and (y) in the case of SOFR Loans, ten Interest Periods in effect.

2.03 Prepayments.

(a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty (subject to clause (ii) of this Section 2.03(a)); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, (2) three U.S. Government Securities Business Days prior to any date of prepayment of SOFR Loans and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans or SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans or SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan or a SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Loans pursuant to this Section 2.03(a) shall be applied to the principal repayment installments thereof as directed by the Borrower, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages.

Notwithstanding the foregoing or anything in this Agreement to the contrary, each Term B-6 Lender hereby agrees that at any time after each other Lender has consented to the same, the Borrower and the Administrative Agent may make such technical changes to this Section 2.03 as may be necessary to allow for the Borrower to direct any voluntary prepayment to one or more particular Class or Classes of Loans without ratably prepaying each other Class of Loans. The consent set forth in the prior sentence shall be binding upon each Term B-6 Lender’s successors and assigns.

(ii) Notwithstanding the foregoing, in the event that, prior to the six-month anniversary of the Amendment No. 7 Effective Date, the Borrower (i) makes any prepayment of Term B-6 Loans in connection with any Repricing Transaction the primary purpose (as determined by the Borrower in good faith) of which is to decrease the Weighted Average Yield on such Term B-6 Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose (as determined by the Borrower in good faith) of which is to decrease the Weighted Average Yield on the Term B-6 Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of Term B-6 Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), a premium equal to 1.00% of the aggregate principal amount of the applicable Term B-6 Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

(b) Mandatory. Subject to the ABL Intercreditor Agreement:

(i) (A) if (x) the Borrower or any of its Restricted Subsidiaries consummate any Asset Sale or (y) any Involuntary Disposition occurs, which results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds in excess for all such Dispositions that have occurred subsequent to the immediately prior prepayment pursuant to this Section 2.03(b) (or, if there is no such prior prepayment, on or subsequent to the Closing Date) of $40,000,000, the Borrower shall cause to be prepaid on or prior to the date which is ten Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Loans in an amount equal to 100% of all Net Cash Proceeds received; provided that no such prepayment shall be required pursuant to this Section 2.03(b)(i)(A) if, on or prior to such date, the Borrower shall have given written notice to the Administrative Agent of its intention to reinvest or cause to be reinvested all or a portion of such Net Cash Proceeds in accordance with Section 2.03(b)(i)(B) (which election may only be made if no Event of Default has occurred and is then continuing).

(B) with respect to any Net Cash Proceeds realized or received with respect to any Disposition, at the option of the Borrower, and so long as no Event of Default shall have occurred and be continuing, the Borrower may use all or any portion of such Net Cash Proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful for its business (including for making Acquisitions) within (i) 365 days of the receipt of such Net Cash Proceeds or (ii) if the Borrower enters into a legally binding commitment to use such Net Cash Proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful for its business within 365 days after receipt of such Net Cash Proceeds, within 540 days after receipt of such Net Cash Proceeds; provided further that if any Net Cash Proceeds are not so used within the time period set forth above in this Section 2.03(b)(i)(B) or are no longer intended to be so used at any time after delivery of a notice of such election, an amount equal to any such Net Cash Proceeds shall be promptly applied to the prepayment of the Loans as set forth in this Section 2.03. In addition to the foregoing, any reinvestment of the type described in this Section 2.03(b)(i)(B), in each case made within 180 days prior to a Disposition, shall be deemed to satisfy this Section 2.03(b)(i)(B) with respect to the application of the Net Cash Proceeds from such Disposition.

(ii) Upon the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any (x) Refinancing Term Loans, (y) Refinancing Equivalent Debt or (z) any Debt that is not expressly permitted to be incurred or issued pursuant to Section 7.02, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary (such prepayments to be applied as set forth in clause (iii) below).

(iii) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.03(b) shall be applied to the principal repayment installments thereof as directed by the Borrower; provided that each prepayment of Loans pursuant to this Section 2.03(b), other than those due to the incurrence or issuance of Refinancing Term Loans or Refinancing Equivalent Debt, shall be applied so that the aggregate amount of such prepayment is allocated among the Term B-5 Loans and the Term B-6 Loans pro rata based on the aggregate principal amount of outstanding Term B-5 Loans and Term B-6 Loans, if any.

(iv) Notwithstanding any other provision of Section 2.03 to the contrary, to the extent that all or any of the Net Proceeds giving rise to a mandatory prepayment pursuant to this Section 2.03(b) is attributable to a Disposition by a Foreign Subsidiary, such mandatory prepayment will be limited to the extent the repatriation of such Net Proceeds would, in the good faith judgment of the Borrower, result in material adverse tax consequences and shall be subject to permissibility under local law (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors). Notwithstanding the foregoing, any prepayments required to be made after application of the foregoing proviso shall be net of any costs, expenses or taxes incurred by the Borrower or any of its Restricted Subsidiaries arising as a result of the repatriation of such Net Proceeds.

(v) Any Lender may reject all of its share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Loans required to be made pursuant to Section 2.03(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided, however, in no event may the proceeds of any Refinancing Term Loans or Refinancing Equivalent Debt be rejected. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans. Any Declined Proceeds shall be retained by the Borrower (or the other applicable Loan Party or Restricted Subsidiary).

Termination or Reduction of Commitments. The Aggregate Commitments shall be automatically and permanently reduced to zero on the date of the Borrowing.

Repayment of Loans. On each Quarterly Payment Date, (A) in the case of the Term B-5 Loans, beginning with the Quarterly Payment Date in December 2018, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the principal amount of Term B-5 Loans then outstanding in an amount equal to $1,626,256.00 (which amount shall be reduced as a result of application of prepayments in accordance with the order of priority set forth in Sections 2.03(a) or (b), as applicable) and (B) in the case of the Term B-6 Loans, beginning with the Quarterly Payment Date in December 2022, the Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the principal amount of Term B-6 Loans then outstanding in an amount equal to 0.25% of the aggregate initial principal amount of all Term B-6 Loans borrowed by the Borrower pursuant to Section 2.01(g) (which amount shall be reduced as a result of application of prepayments in accordance with the order of priority set forth in Sections 2.03(a) or (b), as applicable). The remaining unpaid principal amount of the

Term B-5 Loans and all other Obligations under or in respect of the Term B-5 Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term B-5 Loans outstanding on such date. The remaining unpaid principal amount of the Term B-6 Loans and all other Obligations under or in respect of the Term B-6 Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term B-6 Loans outstanding on such date.

2.06 Interest.

(a) Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Eurodollar Rate for such Interest Period plus (B) the Applicable Rate; (ii) each SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) Adjusted Term SOFR for such Interest Period plus (B) the Applicable Rate and (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate.

(b) While any Event of Default set forth in Sections 8.01(a) and (f) exists, the Borrower shall pay interest on (i) the principal amount of all of its outstanding Loans hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate (ii) and all other outstanding amounts (other than principal) hereunder that are not paid when due at a fluctuating interest rate per annum at all times equal to the Default Rate. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand, and (iii) accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.07 Fees.

(a) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Engagement Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b) The Borrower agrees to pay on the Closing Date to each Lender party to this Agreement on the Closing Date, an upfront payment in an amount equal to 0.50% of the stated principal amount of such Lender’s Initial Loan. Such payment shall be made to each Lender out of the proceeds of such Lender’s Initial Loan as and when funded on the Closing Date. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in amounts and at times separately agreed upon between the Borrower and the Administrative Agent.

Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Citi’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Evidence of Debt. Subject to Section 10.06(c), the Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent (including the Register described in Section 10.06(c)) shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a registered Note, payable to such Lender and its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.10 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans or SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans or SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date and time in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.12 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the committed Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.13 Extensions of Loans.

(a) The Borrower may from time to time, pursuant to the provisions of this Section 2.13, agree with one or more Lenders holding Loans to extend the maturity date, and otherwise modify the economic terms of any such Loans or any portion thereof (including, without limitation, by increasing the interest rate or fees payable and/or modifying the amortization schedule in respect of such Loans) or any portion thereof (each such modification an “Extension” and any Loans extended pursuant to an Extension, “Extended Term Loans”) pursuant to one or more written offers (each an “Extension Offer”) made from time to time by Borrower to all Lenders holding Loans of the applicable Class, in each case on a pro rata basis (based on the relative principal amounts of the outstanding Loans of such Class of each Lender) and on the same terms to each such Lender. In connection with each Extension, Borrower will provide notification to Citi (for distribution to the Lenders holding Loans of such Class), no later than 30 days prior to the maturity of such Loans, of the requested new maturity date for the Extended Term Loans and the due date for Lender responses. In connection with any Extension, each Lender wishing to participate in such Extension shall, prior to such due date, provide Administrative Agent with a written notice thereof in a form reasonably satisfactory to Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension. Extended Term Loans shall be deemed to be a separate Class of loans and shall cease to be a part of the Class they were a part of immediately prior to the Extension.

(b) Each Extension shall be subject to the following:

(i) no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension;

(ii) except as to interest rates, fees, scheduled amortization, final maturity date (which shall, subject to clause (iii) below, be determined by Borrower and set forth in the relevant Extension Offer), the Extended Term Loans shall have the same terms as the Class of Loans, subject to the related Extension Offer; provided that at no time shall there be more than five different Classes of Loans;

(iii) the final maturity date of any Extended Term Loans shall be later than the final maturity date of such Class of Loans so extended, and the Weighted Average Life to Maturity of any Loans of a Class to be extended pursuant to an Extension shall be no shorter than the Weighted Average Life to Maturity of such Class;

(iv) if the aggregate principal amount of Loans of a Class in respect of which Lenders shall have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans of such Class offered to be extended by Borrower pursuant to the relevant Extension Offer, then such Loans of such Class shall be extended ratably up to such maximum amount based on the relative principal amounts thereof (not to exceed any Lender’s actual holdings of record) with respect to which such Lenders accepted such Extension Offer;

(v) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by Borrower generally directed to the applicable Lenders under the applicable Class in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to Administrative Agent; and

(vi) no Extension shall become effective unless, on the proposed effective date of such Extension:

(A) the Administrative Agent shall have received a fully executed and delivered Committed Loan Notice;

(B) as of the date of such Extension, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of such date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

(C) as of the date of such Extension, no event shall have occurred and be continuing or would result from the consummation of such Extension that would constitute an Event of Default or a Default.

(c) For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.11 and Section 10.01 will not apply to Extensions of Loans, pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.13.

(d) The Lenders hereby irrevocably authorize Administrative Agent to enter into Additional Credit Extension Amendments as may be necessary in order establish new Classes of Extended Term Loans, in each case on terms consistent with this Section 2.13. Notwithstanding the foregoing, Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.13 and, if Administrative Agent seeks such advice or concurrence, Administrative Agent shall be permitted to enter into such amendments with Borrower in accordance with any instructions received from such Required Lenders and shall also be entitled to refrain from entering into such amendments with Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by Administrative Agent for any such advice or concurrence, all such Additional Credit Extension Amendments entered into with Borrower by Administrative Agent under this Section 2.13 shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extensions, the appropriate Loan Parties shall (at their expense) amend (and Administrative Agent is hereby directed to amend) any Mortgage (or any other Loan Document that Administrative Agent reasonably requests to be amended to reflect an Extension) that has a maturity date prior to the Latest Maturity Date after giving effect to such Extension so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to Administrative Agent).

(e) In connection with any Extension, Borrower shall provide Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, Administrative Agent to accomplish the purposes of this Section 2.13.

2.14 Increase in Commitments.

(a) The Borrower may by written notice to Administrative Agent elect to seek commitments (“Additional Commitments”) to increase the aggregate principal amount of any existing Class of Loans or to establish one or more new Classes of Loans (“Additional Term Loans”); provided that:

(i) the aggregate amount of all Additional Commitments shall not exceed the Incremental Cap;

(ii) any such increase or any new Class shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof; provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the preceding clause (i);

(iii) no existing Lender shall be required to provide any Additional Commitments;

(iv) each of the following conditions required to be set forth in the applicable Additional Credit Extension Amendment shall have been satisfied;

(v) other than with respect to Customary Term A Loans, any bridge or similar loan or facility or revolving credit facilities, the final maturity date of any Additional Term Loans shall be no earlier than the Maturity Date of the Term B-5 Loans and~~,~~ the Term B-6 Loans;

(vi) other than with respect to Customary Term A Loans, any bridge or similar loan or facility or revolving credit facilities ~~or any customary bridge facility, the Term B-6 Loans;~~

, ~~(vi)~~ the Additional Term Loans shall have a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Term B-5 Loans and~~, other than with respect to Customary Term A Loans, revolving credit facilities or any customary bridge facility,~~ the Term B-6 Loans;

(vii) the interest margins for the Additional Term Loans shall be determined by Borrower and the Lenders of such Additional Term Loans; provided that (A) in the event that the Weighted Average Yield for any Additional Term Loans is greater than the Weighted Average Yield for the Term B-5 Loans by more than 50 basis points, then the Applicable Rate for the Term B-5 Loans shall be increased to the extent necessary so that the Weighted Average Yield for such Additional Term Loans is not more than 50 basis points higher than the Weighted Average Yield for the Term B-5 Loans and (B) in the event that the Weighted Average Yield for any floating rate, Dollar-denominated syndicated Additional Term Loans (other than with respect to Customary Term A Loans or revolving credit facilities) incurred within twenty-four (24) months after the Amendment No. 7 Effective Date (other than (x) any Additional Term Loans established for the primary purposes of financing a Permitted Acquisition or other Investment and (y) Additional Term Loans in an aggregate amount not to exceed the greater of (i) $725.0 million and (ii) an amount equal to 100% of Consolidated Cash Flow Available for Fixed Charges for the Four Quarter Period) is greater than the Weighted Average Yield for the Term B-6 Loans by more than 50 basis points, then the Applicable Rate for the Term B-6 Loans shall be increased to the extent necessary so that the Weighted Average Yield for such Additional Term Loans is not more than 50 basis points higher than the Weighted Average Yield for the Term B-6 Loans;

(viii) all other terms of the Additional Term Loans (other than as set forth in clauses (iv) through (vii) above), if more restrictive, taken as a whole, than the terms applicable to the Term B-5 Loans and Term B-6 Loans (as determined by the Borrower in its reasonable business judgment), such other terms shall be reasonably acceptable to the Borrower and the Administrative Agent (it being understood and agreed that any Customary Term A Loans and revolving credit facilities may have one or more financial compliance covenants and such covenant shall not be determined to be more restrictive);

(ix) the security interest and guaranties benefiting the Additional Term Loans (and advances of credit thereunder) will rank pari passu in right of payment and security with the existing credit facilities provided for herein; and

(x) any Additional Term Loans shall share on a pro rata basis in any voluntary and mandatory prepayments with the Term B-5 Loans and shall share on a pro rata basis in mandatory prepayments with the Term B-6 Loans or, if agreed to by the lenders of Additional Term Loans, on a less than pro rata basis (but in no event on a greater than pro rata basis).

(b) Each such notice shall specify (x) the date (each, an “Additional Commitments Effective Date”) on which Borrower proposes that the Additional Commitments shall be effective, which shall be a date reasonably acceptable to Administrative Agent and (y) the identity of the Persons (each of which shall be an Eligible Assignee (for this purpose treating a Lender of Additional Commitments as if it were an assignee)) whom Borrower proposes would provide the Additional Commitments and the portion of the Additional Commitment to be provided by each such Person. As a condition precedent to the effectiveness of any Additional Commitments, Borrower shall deliver to Administrative Agent a certificate dated as of the Additional Commitments Effective Date signed by an Authorized Officer of Borrower certifying that, before and after giving effect to the Additional Commitments (and assuming full utilization thereof), the condition set forth in Section 2.14(a)(iv) is satisfied.

(c) On each Additional Commitments Effective Date with respect to any Additional Commitment, each Person with an Additional Commitment shall make an Additional Term Loan to Borrower in a principal amount equal to such Person’s Additional Commitment.

(d) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may issue one or more series of Incremental Equivalent Debt in an aggregate principal amount not to exceed, as of the date of and after giving effect to the issuance of any such Incremental Equivalent Debt, the Incremental Cap.

(e) The issuance of any Incremental Equivalent Debt pursuant to this Section 2.14, shall (i) in all cases, be subject to the terms and conditions applicable to Additional Commitments set forth under Sections 2.14(a)(i), (a)(ii), (a)(iii), (a)(v), (a)(vi), (a)(vii) (if such Incremental Equivalent Debt is in the form of term “B ” loans secured on a pari passu basis with the Term B-5 Loans and Term B-6 Loans) and (a)(viii), as if set forth in this Section 2.14(e), mutatis mutandis (and, for the avoidance of doubt, the interest rate, upfront fees and original issue discount for any Incremental Equivalent Debt shall be as determined by the Borrower), (ii) the covenants, events of default, guarantees and other terms of such Incremental Equivalent Debt shall be customary for similar debt instruments in light of then-prevailing market conditions at the time of issuance and in any event not materially more restrictive, taken as a whole, to the Borrower and the other

Restricted Subsidiaries than those set forth in this Agreement (other than with respect to interest rate and redemption provisions), except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of issuance, it being understood that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent prior to or at the incurrence of such Incremental Equivalent Debt, together with a reasonably detailed description of the material terms and conditions of such Incremental Equivalent Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions of the Incremental Equivalent Debt satisfy the requirement set forth in this clause (e), shall be conclusive evidence that such terms and conditions have been satisfied; provided that notwithstanding the foregoing, (x) any revolving credit facility or Customary Term A Loan may benefit from one or more financial maintenance covenants and (y) the terms of any revolving credit facility may be more restrictive so long as the terms of such revolving credit facility, when taken as a whole, are not more restrictive than the terms of the ABL Credit Agreement, (iii) such Incremental Equivalent Debt (other than any revolving credit facility or non-Dollar denominated Customary Term A Loan) shall not be subject to any Guarantee by any Person other than a Loan Party, (iv) in the case of Incremental Equivalent Debt that is secured (other than any revolving credit facility or non-Dollar denominated Customary Term A Loan), the obligations in respect thereof shall not be secured by any Lien on any asset the Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (v) if such Incremental Equivalent Debt is secured, such Incremental Equivalent Debt shall be subject to an applicable Intercreditor Agreement, ~~and~~ (vi) such Incremental Equivalent Debt shall not include any financial maintenance covenant unless (x) such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Incremental Equivalent Debt or (y) such Incremental Equivalent Debt consists of revolving credit facilities or Customary Term A Loans and (vii) other than in the case of any Customary Term A Loans or bridge loan facility, the terms of such Incremental Equivalent Debt do not provide for any scheduled amortization or mandatory repayment, mandatory redemption, mandatory offer to purchase or sinking fund obligation prior to the date that is 91 days after the Latest Maturity Date at the time of incurrence, issuance or obtainment of such Incremental Equivalent Debt, other than customary prepayments, repurchases or redemptions of or offers to prepay, redeem or repurchase upon a change of control, asset sale event or casualty or condemnation event, customary prepayments, redemptions or repurchases or offers to prepay, redeem or repurchase based on failure of a specific transaction to occur if the proceeds of such Incremental Equivalent Debt were intended to finance all or a portion of such transaction, customary prepayments, redemptions or repurchases or offers to prepay, redeem or repurchase based on excess cash flow (in the case of loans) and customary acceleration rights upon an event of default.

(f) This Section 2.14 shall supersede any provisions in Section 3.06 or Section 10.01 to the contrary. The Additional Commitments shall be documented by an Additional Credit Extension Amendment executed by the Persons providing the Additional Commitments (and the other Persons specified in the definition of “Additional Credit Extension Amendment” but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.14.

2.15 Refinancing Term Loans.

(a) Borrower may at any time and from time to time, by written notice to Administrative Agent, request the establishment of one or more additional Classes of Loans under this Agreement or an increase to an existing Class of Loans under this Agreement the proceeds of which are used, concurrently or substantially concurrently with the incurrence thereof, solely to refinance all or any portion of any outstanding Loans (“Refinancing Term Loans”); provided that:

(i) each Class of Refinancing Term Loans shall be in an aggregate amount of no less than $10,000,000 (or such other amount necessary to repay any Class of outstanding Loans in full);

(ii) such Refinancing Term Loans shall be in an aggregate principal amount not greater than the aggregate principal amount outstanding of Loans to be refinanced plus any accrued interest, premiums, fees, costs and expenses related thereto (including any original issue discount or upfront fees);

(iii) the final maturity date of such Refinancing Term Loans shall be no earlier than the maturity date of the Loans being refinanced, and the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then remaining Weighted Average Life to Maturity of each Class of Loans being refinanced;

(iv) (A) the pricing, rate floors, discounts, fees and optional and mandatory prepayment or redemption provisions applicable to such Refinancing Term Loans shall be as agreed between Borrower and the Refinancing Term Lenders so long as, in the case of any mandatory prepayment or redemption provisions, such Refinancing Term Lenders do not participate on a greater than pro rata basis in any such prepayments as compared to Lenders and (B) the covenants and other terms applicable to such Refinancing Term Loans (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between Borrower and the lenders providing such Refinancing Term Loans, shall be substantially similar to, or, taken as a whole, not materially less favorable to the Borrower (as determined by the Borrower in its reasonable business judgment) than those applicable to any Class of Loans being refinanced, except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or are otherwise reasonably acceptable to the Administrative Agent;

(v) no existing Lender shall be required to provide any Refinancing Term Loans; and

(vi) the Refinancing Term Loans shall rank pari passu in right of payment and/or of security with the existing Loans~~; and~~.

~~(vii) any Refinancing Term Loans (other than with respect to any of the Term B-6Loans) shall be subject to the provisions set forth in Section 2.14(a)(vii) as if such Refinancing Term Loans were Additional Term Loans incurred under Section 2.14.~~

(b) Each such notice shall specify (x) the date (each, a “Refinancing Term Effective Date”) on which Borrower proposes that the Refinancing Term Loans be made, which shall be a date reasonably acceptable to the Administrative Agent and (y) the identity of the Persons (each of which shall be an Eligible Assignee (for this purpose treating a Lender of Refinancing Term Loans as if it were an assignee)) who Borrower proposes would provide the Refinancing Term Loans and the portion of the Refinancing Term Loans to be provided by each such Person. On each Refinancing Term Effective Date, each Person with a commitment for a Refinancing Term Loan (each such Person, a “Refinancing Term Lender”) shall make a Refinancing Term Loan to Borrower in a principal amount equal to such Person’s Commitment therefor.

(c) In lieu of Incurring any Refinancing Term Loans, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Closing Date issue, Incur or otherwise obtain (A) secured Debt in the form of one or more series of first lien senior secured notes (such notes, “Permitted Pari Passu Secured Refinancing Debt”), (B) secured Debt in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured term loans (such notes or term loans, “Permitted Junior Secured Refinancing Debt”) and (C) unsecured or subordinated Debt in the form of one or more series of unsecured or subordinated notes or term loans (such notes or term loans, “Permitted Unsecured Refinancing Debt” and together with Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt, and, in each case, any Permitted Refinancing thereof, “Refinancing Equivalent Debt”), in each case, in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any existing Class of Loans (such Loans, “Refinanced Term Loans”); provided that:

(i) the proceeds of such Refinancing Equivalent Debt shall be used, concurrently or substantially concurrently with the incurrence thereof, solely to refinance all or any portion of any outstanding Loans;

(ii) such Refinancing Equivalent Debt Loans shall be in an aggregate principal amount not greater than the aggregate principal amount outstanding of Loans to be refinanced plus any accrued interest, premiums, fees, costs and expenses related thereto (including any original issue discount or upfront fees);

(iii) if such Refinancing Equivalent Debt is in the form of loans, the final maturity date of such Refinancing Equivalent Debt shall be no earlier than the maturity date of the Loans being refinanced, and the Weighted Average Life to Maturity of such Refinancing Equivalent Debt shall be no shorter than the then remaining Weighted Average Life to Maturity of the Refinanced Term Loans;

(iv) if such Refinancing Equivalent Debt is in the form of notes, such Refinancing Equivalent Debt shall not have scheduled amortization or payments of principal and not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary “AHYDO catch-up payments,” offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default), in each case prior to the Maturity Date of the Refinanced Term Loans;

(v) such Refinancing Equivalent Debt shall not be guaranteed by Persons other than Guarantors;

(vi) if in the form of subordinated Permitted Unsecured Refinancing Debt, shall be subject to a subordination agreement to which a senior representative acting on behalf of the holders of such Permitted Unsecured Refinancing Debt shall have become a party or otherwise subject (or, alternatively, terms in the definitive documentation for such Refinancing Equivalent Debt shall contain subordination provisions reasonably acceptable to the Borrower and Administrative Agent);

(vii) (A) the pricing, rate floors, discounts, fees and optional and mandatory prepayment or redemption provisions applicable to such Refinancing Equivalent Debt shall be as agreed between Borrower and the parties providing such Refinancing Equivalent Debt so long as, in the case of any mandatory prepayment or redemption provisions, such Refinancing Equivalent Debt do not participate on a greater than pro rata basis in any such prepayments as compared to Lenders hereunder and (B) the covenants and other terms applicable to such Refinancing Equivalent Debt (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between Borrower and the parties providing such Refinancing

Equivalent Debt, shall be substantially similar to, or, taken as a whole, not materially less favorable to the Borrower (as determined by the Borrower in its reasonable business judgment) than those applicable to any Class of Loans being refinanced, except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or are otherwise reasonably acceptable to the Administrative Agent;

(viii) if either in the form of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, such Refinancing Equivalent Debt shall be subject to security agreements relating to such Refinancing Equivalent Debt that are substantially the same as or more favorable to the Loan Parties than the Collateral Documents or otherwise reasonably satisfactory to the Administrative Agent;

(ix) if Permitted Pari Passu Secured Refinancing Debt, such Refinancing Equivalent Debt (x) shall be secured by the Collateral on a pari passu basis with the Obligations and shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral and (y) shall be subject to a customary intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent;

(x) if Permitted Junior Secured Refinancing Debt, such Refinancing Equivalent Debt (x) shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral and (y) shall be subject to a customary lien subordination or intercreditor arrangement in form and substance reasonably satisfactory to the Administrative Agent;

(xi) ~~any Refinancing Equivalent Debt (other than with respect to any of the Term B-6 Loans) in the form of loans secured on a pari passu basis with the Loans shall be subject to the provisions set forth in Section 2.14(a)(vii) as if such Refinancing Equivalent Debt were Additional Term Loans incurred under Section 2.14; and~~[reserved]; and

(xii) shall be Incurred solely to repay, repurchase, retire or refinance substantially concurrently the Refinanced Term Loans.

(d) This Section 2.15 shall supersede any provisions in Section 3.06 or Section 10.01 to the contrary. The Refinancing Term Loans shall be documented by an Additional Credit Extension Amendment executed by the Persons providing the Refinancing Term Loans (and the other Persons specified in the definition of “Additional Credit Extension Amendment” but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.15.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) All payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall, to the extent permitted by applicable Laws, be made free and clear of and without reduction or withholding for any Taxes.

(ii) If any applicable withholding agent shall be required by the Code or other applicable Laws to withhold or deduct any Taxes, including withholding Taxes, in respect of any such payment, then (A) the applicable withholding agent shall withhold or make such deductions as are determined by the applicable withholding agent to be required to be withheld or deducted, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code or other applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or deductions have been made (including withholding or deductions applicable to additional sums payable under this Section 3.01) each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c) Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above, the Borrower shall indemnify the Administrative Agent and each Lender and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent or such Lender, as the case may be, and any penalties and interest arising therefrom or with respect thereto (other than any penalties and interest attributable to the gross negligence or willful misconduct of the Administrative Agent or such Lender, as applicable, as determined in a final, non-appealable judgment by a court of competent jurisdiction), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at any time(s) reasonably requested by the Borrower or the Administrative Agent, such properly and duly completed and executed forms and other documentation prescribed by applicable Laws and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Loan Parties pursuant to this Agreement or under any other Loan Document or otherwise to establish such Lender’s status for withholding Tax purposes in the applicable jurisdiction. Each Lender agrees that if any documentation it previously delivered pursuant to this Section 3.01(e) expires or becomes obsolete or inaccurate in any respect, it promptly shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(ii) Without limiting the generality of the foregoing

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Person becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Lender is legally entitled to do so) two duly executed originals of Internal Revenue Service Form W-9 or such other documentation or information reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to U.S. federal backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under applicable Law to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) two duly executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) two duly executed originals of Internal Revenue Service Form W-8ECI,

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and that no interest payments under any Loan Documents are effectively connected with such Foreign Lender’s conduct of a United States trade or business (a “US Tax Compliance Certificate”) and (y) two duly executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E,

(IV) in the case of a Foreign Lender that is not the beneficial owner (e.g., where the Lender is a partnership or a participating Lender), two duly executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a US Tax Compliance Certificate, substantially in the form of Exhibit F-2, Exhibit F-3 or Exhibit F-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of such direct and indirect partner(s), or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding Tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(C) If a payment made to a Foreign Lender would be subject to United States federal withholding Tax imposed by FATCA if such Foreign Lender fails to comply with the applicable reporting requirements of FATCA, such Foreign Lender shall deliver to the Administrative Agent and the Borrower on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally eligible to do so), any documentation required under any applicable Law or reasonably requested by the Administrative Agent or the Borrower sufficient for the Administrative Agent or the Borrower to comply with their obligations under FATCA and to determine that such Foreign Lender has complied with such applicable reporting requirements. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Notwithstanding anything to the contrary in this Section, no Lender shall be required to deliver any documentation that it is not legally eligible to deliver.

(iv) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender pursuant to this Section 3.01(e).

(f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes and any loss or gain realized in the conversion of such funds from or to another currency) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Illegality.

(a) In the case of Term B-5 Loans, if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(b) In the case of Term B-6 Loans, if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii)(y) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii)(y) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

Inability to Determine Rates.

(a) With respect to the Term B-5 Loans:

(i) Unless and until a Replacement Rate is implemented in accordance with clause (b) below, if the Required Lenders determine that for any reason in connection with a request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (1) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (2) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (3) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(ii) Notwithstanding anything to the contrary in Section 3.03(a)(i) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (1) the circumstances described in Section 3.03(a)(i)(1) or (a)(i)(2) have arisen and that such circumstances are unlikely to be temporary, (2) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (3) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 3.03(a)(i)(1), (a)(i)(2), (a)(ii)(2), (a)(ii)(2) or (a)(ii)(3) occurs with respect to the Replacement Rate or (B) the Required Lenders (either directly or through the Administrative Agent) notify the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.03(a)(ii). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 10.02), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (a)(ii), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders)

(b) With respect to the Term B-6 Loans, subject to Section 3.07, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.05. Subject to Section 3.07, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii)(y) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement)~~;

(ii) subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan or SOFR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes indemnifiable under Section 3.01 and any Excluded Taxes); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans or SOFR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan or SOFR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.06(b);

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Mitigation Obligations; Replacement of Lenders; Designation of a Different Lending Office.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 or Section 3.05) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any amounts under Section 2.03(a)(iii));

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

3.07 Benchmark Replacement Setting.

(a) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.07(a)(i) will occur prior to the applicable Benchmark Transition Start Date;

(ii) No swap agreement shall be deemed to be a “Loan Document” for purposes of this Section 3.07).

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.07(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.07.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, as of the Amendment No. 7 Effective Date, this Section 3.07 shall apply solely to the Term B-6 Loans and Term B-6 Commitments and the Term B-6 Lenders thereunder.

Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSION

Conditions of Credit Extension. The obligation of each Lender to make its Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a duly authorized Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement and the Guaranty;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note at least two Business Days prior to the Closing Date;

(iii) a security agreement (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.13, in each case as amended, the “Security Agreement”), duly executed by each Loan Party, together with:

(A) certificates representing the Pledged Securities referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B) proper financing statements, duly prepared for filing under the Uniform Commercial Code or other applicable Law in all jurisdictions necessary in order to perfect and protect the Liens created under the Security Agreements (in the circumstances and to the extent required under such Security Agreements), covering the Collateral described in the Security Agreement,

(C) the Perfection Certificate and certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, completed requests for information, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

(D) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary in order to perfect the Liens created thereby (or evidence that such actions, recordings and filings shall be completed concurrently with the initial borrowing under the Facility), and

(E) evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken (or shall be taken concurrently with the initial borrowing under the Facility) (including receipt of duly executed payoff letters, UCC-3 termination statements and consent agreements);

(iv) intellectual property security agreements (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered pursuant to Section 6.13 or the Security Agreement, in each case as amended, the “Intellectual Property Security Agreement”), duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary in order to perfect the Liens created under the Intellectual Property Security Agreement has been taken (or evidence that such actions, recordings and filings shall be completed concurrently with the initial borrowing under the Facility);

(v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in such Loan Party’s jurisdiction of organization or formation;

(vii) a favorable opinion of Jones Day, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(viii) a favorable opinion of (A) Lewis Brisbois Bisgaard & Smith LLP, local counsel to the Loan Parties in Nevada and (B) Verrill Dana LLP, local counsel to the Loan Parties in Connecticut, in each case, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(ix) the Lead Arrangers shall have received pro forma balance sheet and related statement of operations of the Borrower for fiscal year 2014 and for the latest four-quarter period ending with the latest fiscal quarter covered by the latest quarterly financial statements of the Borrower filed with the SEC in each case after giving effect to the Transaction (the “Pro Forma Financial Statements”);

(x) forecasts prepared by management of income statements for each month for the twelve months following the Closing Date and balance sheets, income statements and cash flow statements for each year on an annual basis commencing with the first fiscal year following the Closing Date through fiscal year 2020;

(xi) certificates attesting to the Solvency of the Borrower and its Subsidiaries, taken as a whole, after giving effect to the Transaction, from the Borrower’s chief financial officer or treasurer;

(xii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance and endorsements, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or mortgagee and loss payee, as the case may be and as required under the Loan Documents, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral; and

(xiii) a Committed Loan Notice relating to the Borrowing.

(b) (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid (or, in each case, shall be paid concurrently with the initial borrowing under the Facility).

(c) the Borrower shall have paid (or shall be paid concurrently with the borrowing of the Initial Loans on the Closing Date) the reasonable fees and expenses of the Administrative Agent, the Arrangers and the Lenders (including, without limitation, fees and reasonable out-of-pocket expenses of counsel to the Administrative Agent and the Arrangers).

(d) the Administrative Agent shall have received, at least five days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent such information is requested by the Administrative Agent at least ten days prior to the Closing Date.

(e) the accuracy in all material respects (or in all respects where qualified by materiality or material adverse effect), with respect to the Borrower and its subsidiaries, of the representations and warranties contained herein and in the other Loan Documents (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(f) the ABL Intercreditor Agreement shall have been duly executed and delivered by each party thereto, and shall be in full force and effect.

(g) the Intercompany Subordination Agreement shall have been duly executed and delivered by each Domestic Subsidiary that is not a Loan Party, and shall be in full force and effect.

(h) no event shall have occurred and be continuing or would result from the consummation of the Credit Extension of the Closing Date and the other Transactions that would constitute an Event of Default or a Default.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower makes the following representations and warranties to the Administrative Agent and the Lenders which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the Closing Date and such representations and warranties shall survive the execution and delivery of this Agreement:

Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transactions contemplated hereby, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Conflict.

(a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or organizational action on the part of such Loan Party.

(b) Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the Transactions contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in (a) any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other Organization Documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Restricted Subsidiaries is a party or by which it or any of its Restricted Subsidiaries is bound or to which it is subject, except where such conflict or default would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (b) the creation or enforcement of any Lien upon any property (now or hereafter acquired) of any Loan Party or any of its Restricted Subsidiaries (other than Liens granted under the Loan Documents or permitted under Section 7.01).

Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or for the consummation of the transactions contemplated thereby, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, or (c) the perfection of the Liens created under the Collateral Documents (including the first priority nature thereof to the extent required by the Loan Documents) except (i) for those registrations, exemptions, orders, authorizations, consents, approvals, notices or other actions that have been made, obtained, given or taken, (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent for filing and/or recordation, or (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

5.04 Binding Effect.

(a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) The Liens in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents constitute, to the extent required by the Collateral Documents, first priority Liens, subject to Permitted Encumbrances, Permitted Liens or other Liens permitted by the Loan Documents. Except for filings contemplated on the Closing Date or such later date as is contemplated by this Agreement and the Collateral Documents, no filings are required to perfect such Liens.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (B) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (C) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Debt, in each case to the extent required by GAAP.

(b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated September 30, 2015, and the related consolidated statements of operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d) The Pro Forma Financial Statements fairly present in all material respects the consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP.

Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries that (i) as of the Closing Date, purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction or (ii) has or, if adversely determined, would reasonably be expected to have, a Material Adverse Effect.

No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Ownership of Property. Each of the Loan Parties and its Restricted Subsidiaries has (i) with respect to interests in owned real property, good record and marketable legal and insurable fee simple title, subject only to Permitted Encumbrances, Liens permitted by the Loan Documents and other Liens acceptable to Administrative Agent, (ii) with respect to leasehold interests in real or personal property, valid leasehold interests, subject only to Permitted Encumbrances, Liens permitted by the Loan Documents and other Liens acceptable to Administrative Agent, and (iii) with respect to all other property, good and marketable title to such assets except for minor defects in title that do not materially interfere with such Loan Party’s or Subsidiary’s ability to conduct its business and to utilize such assets for their intended purposes and except where the failure to have such title or other property interests described above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Environmental Compliance. Except as otherwise set forth in Schedule 5.09 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Borrower and its respective Subsidiaries, including their respective operations and properties, are in compliance with all Environmental Laws and possess and are in compliance with all Environmental Permits;(ii) neither the Borrower nor any of its Subsidiaries has received any written notices or claims relating to any Environmental Liability of the Borrower or any of its Restricted Subsidiaries; (iii) there are no and have never been any underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Loan Parties, on any property formerly owned or operated by the Borrower or any of its Restricted Subsidiaries in a condition that requires remedial or response action under any Environmental Law; (iii) there is no asbestos or asbestos-containing material in a condition that violates any Environmental Law on any property currently owned or operated by any Loan Party or any of its Restricted Subsidiaries; (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of any Loan Party, formerly owned or operated by the Borrower or any of its Restricted Subsidiaries in a condition that requires remedial or response action under any Environmental Law; (v) neither the Borrower nor any of its Restricted Subsidiaries is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; (vi) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by the Borrower or any of its Restricted Subsidiaries have been disposed of in a manner that would not reasonably expected to result in liability to any Loan Party and (viii) to the knowledge of any Loan Party, there are no facts, circumstances, conditions or occurrences which are expected to result in any Environmental Liability of the Borrower or any of its Subsidiaries.

Insurance. The properties of the Loan Parties are insured with financially sound insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Restricted Subsidiary of each Loan Party have been filed (or extensions have been obtained), and payment or adequate reserves, if any, as shall be required by GAAP have been made for the payment of all Taxes, fees, assessments and other governmental charges which have or may become due (including in the capacity of a withholding agent), except to the extent that such Taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves, if any, as shall be required by GAAP shall have been made.

5.12 ERISA Compliance.

(a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws, except where any failure to so comply would not reasonably be expected to result in a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax qualified status except where any such occurrence would not reasonably be expected to have a Material Adverse Effect.

(b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained in respect of any Pension Plan; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except, with respect to subsections (i) through (iii) above, as could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and as of the Closing Date all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable (in each case, to the extent such concept is applicable under applicable law) and are owned by the Borrower or such Subsidiary in the amounts specified on Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents and Permitted Liens.

5.14 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates the provisions of Regulation T, U or X of the FRB.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940 or is subject to regulation under the Investment Company Act.

Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the Borrower’s industry) furnished by or on behalf of the Borrower or its Subsidiaries in writing to Administrative Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) hereafter furnished by or on behalf of the Borrower or its Subsidiaries in writing to the Administrative Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and will not omit to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Administrative Agent on October 20, 2015 represent, and as of the date on which any other Projections are delivered to the Administrative Agent, such additional Projections represent, Borrower’s good faith estimate, on the date such Projections are delivered, of the Borrower and its Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by the Borrower to be reasonable at the time of the delivery thereof to the Administrative Agent (it being understood that such Projections are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, that no assurances can be given that such Projections will be realized, and that actual results may differ in a material manner from such Projections). As of the Amendment No. ~~6~~7 Effective Date, all of the information included in the Beneficial Ownership Certification, if applicable, is true and correct.

Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17 Solvency.

(a) The Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

(b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the Transactions with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

Patriot Act; Anti-Corruption Laws. To the extent applicable, the Borrower and each of its Subsidiaries is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001) (the “Patriot Act”); and (c) the Proceeds of Crime Money Laundering and Terrorist Finance Act (Canada) and the regulations promulgated thereunder. No part of the proceeds of the Loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA, or (ii) in any other manner that would cause a violation in any material respect of any applicable anti-bribery laws. No Loan Party nor any of its Subsidiaries, nor to the knowledge of any Loan Party, any director or officer, or any employee, agent or Affiliate of, any Loan Party or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a violation in any material respect by such persons of any applicable anti-bribery law. Furthermore, each Loan Party and, to the knowledge of each Loan Party, its Affiliates have conducted their businesses in compliance in all material respects with the UK Bribery Act, the FCPA and similar laws, rules or regulations, in each case, to the extent applicable to the Loan Parties and, in their reasonable business judgment, have instituted and maintain policies and procedures designed to ensure continued compliance therewith and with Sanctions.

OFAC and Other Sanctions. Neither the Borrower nor any of its Subsidiaries is in violation of any Sanctions applicable to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries, nor to the knowledge of any Loan Party, any director or officer, or any employee, agent or Affiliate of, the Borrower or any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities, or (d) is located, organized or a resident of a country or territory that is, or whose government is, the subject of Sanctions. No proceeds of any Credit

Extension will be used by the Borrower or any of its Subsidiaries or any of their respective Controlled Affiliates, directly or indirectly, (i) to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including without limitation any Person participating in Loans).

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied (other than contingent indemnification Obligations as to which no claim has been made) the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Restricted Subsidiary to:

Financial Statements. Deliver to the Administrative Agent:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing or otherwise reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and (b) above, a customary management discussion and analysis of operating results; and

(d) if the Borrower has designated any Subsidiary as an Unrestricted Subsidiary, simultaneously with any delivery of financial statements pursuant to Section 6.01(a) or (b), the related consolidated financial statements reflecting the adjustments necessary to eliminate the accounts of all such Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements.

Certificates; Other Information. Deliver to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer, controller or other senior financial officer of the Borrower; and

(b) promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02(b) or notices required to be delivered pursuant to Section 6.03(c) (to the extent any such documents or notices are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents or notices, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents or notices are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon the written request of the Administrative Agent, the Borrower shall deliver paper copies of such documents or notices to the Administrative Agent for any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents or notices and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents or notices referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents or notices.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Notices. Promptly notify the Administrative Agent:

(a) upon any Responsible Officer becoming aware of the occurrence of any Default;

(b) upon any Responsible Officer becoming aware of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; or

(d) upon any Responsible Officer becoming aware of any announcement by Moody’s or S&P of any change or possible change in a Debt Rating.

Each notice pursuant to this Section 6.03 (other than Section 6.03(c) or (d)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, unless the same are being contested or disputed in good faith by appropriate proceedings diligently conducted and adequate reserves to the extent required in accordance with GAAP are being maintained by the Borrower or such Subsidiary or except to the extent the failure to pay or discharge any such obligation or liability would not reasonably be expect to result in a Material Adverse Effect.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Maintenance of Properties. Except as otherwise permitted under Section 7.04 and Section 7.05, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, except for ordinary wear and tear, casualty and Dispositions permitted by this Agreement, and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties (real and personal) and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound insurer, flood insurance in an amount and sufficient to comply with all applicable rules and regulations and (ii) deliver to the Administrative Agent evidence of such. All such insurance with respect to any Collateral shall name the Administrative Agent as mortgagee and loss payee (in the case of property insurance with respect to Collateral) or additional insured, as its interests may arise, on behalf of the Secured Parties (in the case of liability insurance).

Compliance with Laws. Comply in all material respects with the requirements of all Laws (including but not limited to any Sanctions, the FCPA and the Patriot Act) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity in all material respects with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors and officers, in each case subject to Section 10.07, all at the expense of the Borrower as provided below and subject to Section 10.04 hereof, at such reasonable times during normal business hours and upon reasonable advance notice to the Borrower; provided that excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided, further, that when an Event of Default has occurred and is continuing, the Administrative Agent or any such Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.

Use of Proceeds. Use the proceeds of the Initial Loans to finance the Transaction and for general corporate purposes not in contravention of any Law or of any Loan Document. Use the proceeds of the Term B-6 Loans to consummate the Dyneema Acquisition in accordance with the terms of the Dyneema Acquisition Agreement within five (5) business days of the Amendment No. 7 Effective Date (or such later date as the Term B-6 Lenders may agree in their sole discretion) and to pay fees and expenses in connection therewith.

Compliance with Environmental Laws. Except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: comply, and cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties as required by applicable Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.13 Covenant to Guarantee Obligations and Give Security.

(a) Upon the formation or acquisition (including by division) of any new direct or indirect Subsidiary (other than any Excluded Subsidiary or an Unrestricted Subsidiary) by any Loan Party following the Closing Date, or upon any Subsidiary ceasing to be an Excluded Subsidiary, then the Borrower shall, at the Borrower’s expense:

(i) within 30 days after such formation or acquisition or the date upon which such Subsidiary ceases to be an Excluded Subsidiary, as applicable (or such later date as permitted by Administrative Agent in its sole discretion), cause such Subsidiary to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents,

(ii) within 30 days after such formation or acquisition or the date upon which such Subsidiary ceases to be an Excluded Subsidiary, as applicable (or such later date as permitted by Administrative Agent in its sole discretion), furnish to the Administrative Agent a Perfection Certificate, including without limitation, a description of the real properties of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent,

(iii) within 60 days after such formation or acquisition or the date upon which such Subsidiary ceases to be an Excluded Subsidiary, as applicable (or such later date as permitted by Administrative Agent in its sole discretion), cause such Subsidiary to duly execute and deliver to the Administrative Agent Mortgages for any Material Real Property as required under this Agreement, the Security Agreement, Security Agreement Supplements, intellectual property security agreement supplements and other security and pledge agreements, specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all pledged Equity Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)), securing payment of all the Obligations and constituting Liens on all such real and personal properties of such Subsidiary, subject to Permitted Encumbrances, Liens permitted by the Loan Documents and other Liens acceptable to Administrative Agent (it being understood that no leasehold mortgages or deeds of trust need be granted with respect to any leased real property) and provided that only sixty-five percent (65%) of the total outstanding voting Equity Interests of any Subsidiary that is a CFC or CFC Holdco shall be required to be pledged pursuant to this Section 6.13(a),

(iv) within 60 days after such formation or acquisition or the date upon which such Subsidiary ceases to be an Excluded Subsidiary, as applicable (or such later date as permitted by Administrative Agent in its sole discretion), cause such Subsidiary to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or reasonably advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties, subject to Permitted Encumbrances, Liens permitted under the Loan Documents and other Liens acceptable to the Administrative Agent, purported to be subject to the Mortgages for any Material Real Property as required under this Agreement, the Security Agreement, Security Agreement Supplements, intellectual property security agreement supplements and security and pledge agreements delivered pursuant to this Section 6.13 or Schedule 6.18, as applicable, and

(v) within 60 days after such formation or acquisition (or such later date as permitted by Administrative Agent in its sole discretion), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request, in each case consistent with Section 4.01(a) or Schedule 6.18, as applicable.

(b) Within 60 days of the acquisition of any Material Real Property by any Loan Party, the relevant Loan Party shall give notice of such acquisition to the Administrative Agent and shall, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing Obligations and with respect to any Material Real Property will take such actions as shall be reasonably necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien consistent with Schedule 6.18.

(c) Notwithstanding the foregoing, (i) the Administrative Agent shall not take a security interest in or Lien, or require any of the items it is entitled to require or request pursuant to this Section 6.13 or other similar items with respect to those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other similar Tax, title insurance or similar items) exceeds the practical benefit to the Secured Parties of the security afforded thereby, and (ii) Liens required to be granted pursuant to this Section 6.13, and actions required to be taken, including to perfect such Liens, shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction).

(d) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold deeds of trust, Security Agreement Supplements, intellectual property security agreement supplements and other security and pledge agreements entered into pursuant to this Agreement.

6.14 [Reserved].

Further Assurances. Promptly upon the reasonable request of the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent and other Secured Parties the rights granted or now or hereafter intended to be granted to the

Administrative Agent and the other Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which the Borrower or any of its Subsidiaries is or is to be a party, and cause each of the Subsidiaries to do so and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Designation as Senior Debt. Designate all Obligations as “Designated Senior Debt” under, and defined in, all Subordinated Debt of the Borrower or any of its Subsidiaries.

Rated Credit Facility; Corporate Ratings. Use commercially reasonable efforts to maintain a rating of the Facility by each of S&P and Moody’s.

Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 6.18, in each case within the time limits specified on such schedule (or such later time as the Administrative Agent may agree in its sole discretion).

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification Obligations as to which no claim has been made), the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

Liens. Create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, which Liens secure Debt, other than the following (collectively, “Permitted Liens”):

(a) Liens existing on the Closing Date with respect to Debt set forth in Schedule 7.01(a) or any Refinancing Debt in respect thereof;

(b) Liens that secure (i) the Specified Credit Facilities incurred pursuant to Section 7.02(b)(i), (ii) Hedging Obligations and Swap Contracts relating to the Specified Credit Facilities and permitted under the agreements related thereto and (iii) fees, expenses and other amounts payable under Specified Credit Facilities or payable pursuant to cash management agreements or agreements with respect to similar banking services relating to any Specified Credit Facility and permitted under the agreements related thereto; provided that such Liens shall be subject to the priority as set forth in any applicable Intercreditor Agreement;

(c) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);

(d) any warehousemen’s, materialmen’s, landlord’s or other similar Liens arising by law for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of the Borrower or materially impair the operation of the business of such Person;

(f) pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the normal course of business consistent with industry practice; (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA); or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(g) Liens on property or assets existing at the time of acquisition thereof; provided that such Liens are not extended to the property and assets of the Borrower and its Restricted Subsidiaries other than the property or assets acquired;

(h) Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Borrower or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction); provided that such Liens are not extended to the property and assets of the Borrower and its Restricted Subsidiaries other than the property or assets acquired;

(i) Liens securing Debt of a Restricted Subsidiary owed to and held by the Borrower or a Guarantor thereof;

(j) for the avoidance of doubt, other Liens (not securing Debt) incidental to the conduct of the business of the Borrower or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of the Borrower or materially impair the operation of the business of the Borrower or its Restricted Subsidiaries;

(k) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(l) licenses of intellectual property granted in the ordinary course of business;

(m) Liens to secure Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt permitted to be Incurred pursuant to Section 7.02(xi); provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Closing Date with the proceeds of such Capital Lease Obligation, Synthetic Lease Obligation or Purchase Money Debt;

(n) Liens in favor of the Borrower or any Guarantor;

(o) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(p) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(q) Liens on property or shares of Equity Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto and any proceeds thereof) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(r) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(s) Liens created by or resulting from any litigation or other proceedings which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Borrower or any Restricted Subsidiary with respect to which the Borrower or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens Incurred by the Borrower or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Borrower or such Restricted Subsidiary is a party;

(t) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiaries and do not secure any Debt;

(u) any interest of title of an owner of equipment or inventory on loan or consignment to the Borrower or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(v) deposits in the ordinary course of business to secure liability to insurance carriers;

(w) ~~Liens required under and pursuant to the SunBelt Guarantee Collateral Documents (as in effect on the Closing Date)~~[reserved];

(x) Liens on the Equity Interests of a Receivables Subsidiary and accounts receivable and related assets described in the definition of “Qualified Receivables Transaction,” in each case, Incurred in connection with a Qualified Receivables Transaction;

(y) Liens securing Hedging Obligations and Swap Contracts so long as any related Debt is permitted to be Incurred and secured under this Agreement;

(z) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like permitted to be made under this Agreement;

(aa) Liens attaching to earnest money deposits (or equivalent deposits otherwise named) made in connection with proposed acquisitions in an amount not to exceed $5.0 million;

(bb) (i) set-off rights not otherwise set forth in clause (r) above or (ii) Liens arising in connection with repurchase agreements that constitute Investments;

(cc) Liens not otherwise permitted under this Agreement in an aggregate amount not to exceed the greater of (x) $~~100.0~~225.0  million and (y) 4.0% of Consolidated Total Assets;

(dd) Liens on property or assets of the Borrower or any Restricted Subsidiary in favor of the United States of America, any state thereof or any instrumentality of either to secure certain payments pursuant to any contract or statute;

(ee) Liens securing Debt of Clariant Masterbatches (Saudi Arabia) Ltd. in a principal amount not to exceed $7.0 million, including any Guarantees thereof;

(~~ee~~ff) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to above; provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased; and

~~(ff) Liens securing Debt of Spartech outstanding on the Spartech Acquisition Date; and~~

(gg) Liens under (x) the Loan Documents, (y) securing any Incremental Equivalent Debt Incurred under Section 2.14 or (z) securing any Refinancing Equivalent Debt Incurred under Section 2.15.

Notwithstanding anything to the contrary, (i) except as permitted under Section 7.01(gg)(x), the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien upon (A) the Equity Interests of any Joint Venture unless such Equity Interests secure the Obligations at least ratably with such other Debt and (B) Debt of a Non-Loan Party that is owed to a Loan Party and (ii) except as permitted under Section 7.01(c), (d), (e), (j) (to the extent constituting inchoate Liens permitted thereby), (s) or (t), the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien upon, the real property located in Avon Lake, County of Lorain, Ohio, unless the Administrative Agent, on behalf of the Lenders, has been granted a first priority perfected Lien on such real property at such time consistent with Section 6.13(b) and Schedule 6.18, subject only to Liens permitted under Section 7.01(c), (d), (e), (j) (to the extent constituting inchoate Liens permitted thereby), (s) or (t).

Debt. Incur any Debt (including Acquired Debt) except:

(a) if (i) the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt, other than Debt Incurred under the ABL Facility, being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four Quarter Period had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid (other than any revolving Debt) since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, would be greater than 2.00 to 1.00 and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt; provided that the aggregate principal amount of such Debt incurred by Restricted Subsidiaries that are not Guarantors (other than Foreign Subsidiaries or Receivable Subsidiaries) does not exceed $35.0 million at any one time outstanding; and

(b) any of the following:

(i) Debt Incurred pursuant to any Specified Credit Facility in an aggregate principal amount not to exceed at any one time outstanding (x) the greater of (A) the sum of (1) $~~450,000,000~~550,000,000 and (2) the Incremental Cap and (B) the sum of (1) 50% of the book value of the inventory of the Borrower and its Restricted Subsidiaries and (2) 75% of the accounts receivable of the Borrower and its Restricted Subsidiaries, minus (y) any amounts Incurred and outstanding pursuant to a Qualified Receivables Transaction permitted under clause (xvi) below;

(ii) Debt under the ~~2020~~2023 Notes, the 2025 Notes and the ~~2023~~2030 Notes outstanding on the ~~Closing~~Amendment No. 7 Effective Date and the contribution, indemnification and reimbursement obligations owed by the Borrower or any Guarantor to any of the other of them in respect of amounts paid or payable on such ~~2020 Notes and~~ 2023 Notes, 2025 Notes and 2030 Notes;

(iii) Guarantees of the ~~2020~~2023 Notes, the 2025 Notes and the ~~2023~~2030 Notes;

(iv) Debt Incurred under this Agreement (including Sections 2.13, 2.14 and 2.15 (including Refinancing Equivalent Debt)) and under the other Loan Documents, or pursuant to Sections 2.14(d) and 2.14(e) in respect of any Incremental Equivalent Debt, and any Refinancing Debt Incurred to refinance such Debt;

(v) Debt owed by the Borrower to any Restricted Subsidiary, or by any Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary; provided that (x) any such Debt owed by any Restricted Subsidiary that is not a Guarantor to the Borrower or any Guarantor shall be subject to Section 7.06 and (y) any such Debt owed by the Borrower or any Guarantor to any Restricted Subsidiary that is not a Guarantor shall be consist solely of Subordinated Debt and shall be subject to the Intercompany Subordination Agreement;

(vi) Guarantees Incurred by the Borrower of Debt of a Restricted Subsidiary otherwise permitted to be Incurred under this Agreement;

(vii) Guarantees by any Guarantor of Debt of the Borrower or any Guarantor; provided that (a) such Debt is Incurred in accordance with Section 7.02 hereof and (b) such Guarantees are subordinated to the Obligations to the same extent as the Debt being Guaranteed;

(viii) Debt Incurred in respect of workers’ compensation claims and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, standby letters of credit, letters of credit for operating purposes and completion guarantees provided or Incurred (including Guarantees thereof) by the Borrower or a Restricted Subsidiary in the ordinary course of business;

(ix) Debt under Swap Contracts and Hedging Obligations;

(x) [reserved];

(xi) Debt of the Borrower or any Restricted Subsidiary pursuant to Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed the greater of (x)  $~~175.0~~350.0 million in the aggregate and (y) 6.0% of Consolidated Total Assets;

(xii) Debt arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Equity Interests of a Restricted Subsidiary otherwise permitted under this Agreement;

(xiii) the issuance by any of the Borrower’s Restricted Subsidiaries to the Borrower or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Interests being held by a Person other than the Borrower or a Restricted Subsidiary; and

(B) any sale or other transfer of any such Preferred Interests to a Person that is not either the Borrower or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (xiii);

(xiv) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of Incurrence;

(xv) Debt of the Borrower or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed the greater of (x) $~~150.0~~225.0 million and (y) 4.0% of Consolidated Total Assets at any one time outstanding;

(xvi) Purchase Money Notes Incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Qualified Receivables Transaction and Non-Recourse Receivable Subsidiary Debt;

(xvii) Debt of the Borrower or any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease any debt securities;

(xviii) Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower or any of its Restricted Subsidiaries;

(xix) Debt consisting of take-or-pay obligations on customary business terms contained in supply agreements entered into in the ordinary course of business;

(xx) Debt of Clariant Masterbatches (Saudi Arabia) Ltd. in a principal amount not to exceed $7.0 million, including any Guarantees thereof;

(~~xx~~xxi) Refinancing Debt with respect to Debt Incurred or outstanding pursuant to clauses (ii), (iii), (iv), (xx) and this clause (~~xx~~xxi)~~;~~ .

~~(xxi) the SunBelt Guarantee; and~~

~~(xxii) Debt of the Spartech outstanding on the Spartech Acquisition Date, including, without limitation, the Spartech’s Debt in connection with industrial revenue bonds.~~

For purposes of determining compliance with this Section 7.02, if the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then the Consolidated Fixed Charge Coverage Ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to (x) the Incurrence of such Acquired Debt or such other Debt by the Borrower or any of its Restricted Subsidiaries and (y) the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.

For purposes of the Borrower determining any particular amount of Debt under this Section 7.02, (x) Debt Incurred under the ABL Credit Agreement and outstanding on the Closing Date shall at all times be treated as Incurred pursuant to Section 7.02(b)(i) and (y) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining any particular amount of Debt under this Section 7.02, if obligations in respect of letters of credit are Incurred pursuant to the ABL Facility and are being treated as Incurred pursuant to Section 7.02(b)(i) and the letters of credit relate to other Debt, then such other Debt shall not be deemed to have been Incurred. For purposes of determining compliance with this Section 7.02, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in Sections 7.02(a) and (b), the Borrower, in its sole discretion, may classify and divide, and from time to time may reclassify and redivide, all or any portion of such item of Debt, except as set forth in clause (x) in the first sentence of this paragraph and shall only be required to include the amount and type of such Debt in one of such types. For purposes of determining compliance of any non-U.S. dollar-denominated Debt with this Section 7.02, the amount outstanding under U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of the term Debt, or first committed, in the cases of the revolving credit Debt; provided, however, that if such Debt is Incurred to refinance other Debt denominated in the same or different currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such Debt being refinanced.

For purposes of determining compliance with this Section 7.02 and the Incurrence or creation of any Liens on such Debt pursuant to Section 7.01, including for purposes of calculating the Consolidated Fixed Charge Coverage Ratio or the Consolidated Secured Leverage Ratio, as applicable, in connection with the Incurrence, issuance or assumption of any Debt pursuant to Section 7.02(a) or Section 7.02(b), the Borrower may elect, at its option, to treat all or any portion of the committed amount of such Debt (and the issuance and creation of letters of credit and bankers’ acceptances thereunder), which is to be Incurred (or any commitment in respect thereof) (any such committed amount elected until revoked as described below, the “Reserved Indebtedness Amount”), as being Incurred as of such election date, and, if the Consolidated Fixed Charge Coverage Ratio or the Consolidated Secured Leverage Ratio, as applicable, is complied with (or satisfied) with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted under this Section 7.02, and the related Liens, if any, shall be permitted pursuant to Section 7.01, whether or not the Consolidated Fixed Charge Coverage Ratio or the Consolidated Secured Leverage Ratio, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is complied with (or satisfied) for all purposes (including as to the absence of any continuing Default or Event of Default); provided that for purposes of subsequent calculations of the Consolidated Fixed Charge Coverage Ratio or the Consolidated Secured Leverage Ratio, as applicable, the Reserved Indebtedness Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding, for so long as such commitments are outstanding or until the Borrower revokes an election of a Reserved Indebtedness Amount.

The Borrower and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Obligations to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination.

[Reserved].

Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or engage in any Asset Sale of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Subsidiary may merge, consolidate, amalgamate or liquidate with or into (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, including any such merger, consolidation, or amalgamation, the purpose of which is to change the jurisdiction of the Borrower or any Subsidiary so long as the Borrower remains organized under the laws of the United States, a state within the United States or the District of Columbia and the Loan Parties comply with the Collateral Documents, provided that when any Loan Party is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person;

(b) any Loan Party may engage in an Asset Sale of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party;

(c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Asset Sale that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party;

(d) the Borrower and its Subsidiaries may enter to any merger, consolidation, or amalgamation or effect Asset Sales in order to effect any corporate reorganization, provided that in the case of a merger, consolidation or amalgamation involving a Loan Party, a Loan Party must be the survivor of such merger, consolidation or amalgamation;

(e) in connection with any Permitted Investment, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a Subsidiary of the Borrower and (ii) in the case of any such merger to which any Loan Party (other than the Borrower) is a party, such Loan Party is the surviving Person; and

(f) the Borrower and its Subsidiaries may consummate any Asset Sale permitted by Section 7.05.

Limitation on Asset Sales. Consummate an Asset Sale unless:

(1) the Borrower (or the applicable Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) the Net Cash Proceeds of such Asset Sale shall be applied to prepay Loans to the extent required pursuant to Section 2.03(b)(i) after giving effect to any time periods and reinvestment rights contained therein; and

(3) at least 75% of the consideration received in the Asset Sale by the Borrower or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (3), each of the following will be deemed to be cash:

(i) any liabilities, as shown on the most recent consolidated balance sheet of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations), or any Guarantees of Debt ~~(including, without limitation, the SunBelt Guarantee)~~ of Persons other than the Borrower or its Restricted Subsidiaries, that are assumed (contractually or otherwise) by the person acquiring such assets to the extent that the Borrower and its Restricted Subsidiaries have no further liability with respect to such liabilities;

(ii) any securities, notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion;

(iii) any assets (other than inventory) that are used or useful in a Permitted Business;

(iv) all or substantially all of the assets of, or any Equity Interests of, another Permitted Business, if, after giving effect to any such acquisition of Equity Interests, the Permitted Business is or becomes a Restricted Subsidiary;

(v) any Designated Non -cash Consideration received by the Borrower or its Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non -cash Consideration received pursuant to this clause (v) that is at that time outstanding in the aggregate, not to exceed the greater of (i) $~~35.0~~75.0 million and (ii) 1.25% of the Borrower’s Consolidated Total Assets, in each case at the time of the receipt of such Designated Non -cash Consideration, with the Fair Market Value of each item of Designated Non -cash Consideration measured at the time received and without giving effect to subsequent changes in value.

Restricted Payments. Directly or indirectly, make any Restricted Payment except:

(a) the Borrower and its Restricted Subsidiaries may make any Restricted Payment if at the time of and after giving effect to the proposed Restricted Payment:

(i) no Default in the payment in respect of principal or interest or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(ii) after giving effect to such Restricted Payment on a pro forma basis, the Borrower would be permitted to Incur at least $1.00 of additional Debt pursuant to Section 7.02(a); and

(iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after September 24, 2010 (excluding Restricted Payments permitted by clauses (ii) through (ix) and (xv) of the next succeeding paragraph) shall not exceed the sum (without duplication) of:

(A) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Borrower accrued on a cumulative basis during the period (taken as one accounting period) from January 1, 2010 and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(B) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Borrower subsequent to September 24, 2010 either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of its Qualified Equity Interests, including Qualified Equity Interests issued upon the conversion or exchange of Debt or Redeemable Equity Interests of the Borrower, and from the exercise of options, warrants or other rights to purchase such Qualified Equity Interests (other than, in each case, Equity Interests or Debt sold to a Subsidiary of the Borrower), plus

(C) to the extent not otherwise included in the calculation of Consolidated Net Income of the Borrower for such period, 100% of the net reduction in Investments (other than Permitted Investments and Investments made pursuant to Section 7.06(b)(xi)) made on and after September 24, 2010 in any Person other than the Borrower or a Restricted Subsidiary resulting from dividends, repayment of loans or advances or other transfers of assets, in each case to the Borrower or any Restricted Subsidiary, plus

(D) to the extent that any Investment (other than Permitted Investments or Investments in Unrestricted Subsidiaries) that was made on and after September 24, 2010 is sold for cash or otherwise disposed of, liquidated or repaid for cash or other assets, the lesser of (i) the initial amount of such Investment, or (ii) to the extent not otherwise included in the calculation of Consolidated Net Income of the Borrower for such period, the net cash return of capital or net Fair Market Value of return of capital with respect to such Investment, less the cost of any such disposition or liquidation, plus

(E) to the extent that any Unrestricted Subsidiary of the Borrower designated as such on and after the Closing Date is redesignated as a Restricted Subsidiary or merged or consolidated with or into the Borrower or a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Borrower’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

(F) 100% of any dividends or interest payments received by the Borrower or a Restricted Subsidiary on and after September 24, 2010 from an Unrestricted Subsidiary or other Investment (other than a Permitted Investment), to the extent such dividends or interest payments were not otherwise included in the calculation of Consolidated Net Income of the Borrower for such period; and

(b) the Borrower and its Restricted Subsidiaries may make the following additional Restricted Payments:

(i) the payment of any dividend on Equity Interests in the Borrower or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by Section 7.06(a);

(ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Equity Interests of the Borrower by conversion into, or by or in exchange for, Qualified Equity Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Borrower) of other Qualified Equity Interests of the Borrower; provided that the amount of any net proceeds that are utilized for such Restricted Payment will be excluded from Section 7.06(a)(iii)(B);

(iii) the retirement of any shares of Redeemable Equity Interests by conversion into, or by exchange for, shares of Redeemable Equity Interests, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other shares of Redeemable Equity Interests;

(iv) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Borrower or a Guarantor that is subordinate in right of payment or security to the Obligations out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Borrower) of (x) new subordinated Debt of the Borrower or such Guarantor, as the case may be, Incurred in accordance with this Agreement or (y) of Qualified Equity Interests of the Borrower; provided that the amount of any net proceeds that are utilized for such Restricted Payment will be excluded from Section 7.06(a)(iii)(B);

(v) the purchase, redemption, retirement or other acquisition for value of Equity Interests in the Borrower or any direct or indirect parent of the Borrower (or any payments to a direct or indirect parent company of the Borrower for the purposes of permitting any such repurchase) held by employees or former employees of the Borrower or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Equity Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Equity Interests does not exceed $10.0 million in any calendar year, provided, further, that any unused amounts in any calendar year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (v) not to exceed $15.0 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Borrower or any of its Restricted Subsidiaries from the sale of Qualified Equity Interests of the Borrower or any direct or indirect parent company of the Borrower (to the extent contributed to the Borrower) to employees of the Borrower and its Restricted Subsidiaries that occurs after the Closing Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments pursuant to Section 7.06(a)(iii); plus (B) the cash proceeds of key man life insurance policies received by the Borrower and its Restricted Subsidiaries after the Closing Date (provided, however, that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (v) in any calendar year and, to the extent any payment described under this clause (v) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt);

(vi) the repurchase of Equity Interests deemed to occur (A) upon the exercise of stock options, warrants or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants, (B) as a result of common shares utilized to satisfy tax withholding obligations upon exercise of stock options or vesting of other equity awards or (C) upon the cancellation of stock options, warrants or other equity awards;

(vii) cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of the Borrower or a Restricted Subsidiary;

(viii) the declaration and payment of dividends to holders of any class or series of Redeemable Equity Interests of the Borrower or any Restricted Subsidiary issued or Incurred in compliance with Section 7.02 to the extent such dividends are included in the definition of “Consolidated Fixed Charges”;

(ix) purchase or acquire shares of the Borrower’s Equity Interests in open-market purchases for matching contributions to any employees of the Borrower or its Subsidiaries pursuant to any employee stock purchase plan, deferred compensation plan or other benefit plan;

(x) to the extent no Event of Default has occurred and is continuing or will occur as a consequence thereof, upon the occurrence of a Change of Control or an Asset Sale (each as defined in the 2023 Indenture), the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those contained in Section 4.10 and Section 4.14 of the 2023 Indenture at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the 2023 Notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Borrower has repaid all then outstanding Loans in full;

(xi) to the extent no payment Default under this Agreement or the ABL Facility or Event of Default has occurred and is continuing or will occur as a consequence thereof, other Restricted Payments not in excess of the greater of (x)  $~~100.0~~200.0 million and (y) 3.5% of Consolidated Total Assets (in each case to the extent not otherwise included in Consolidated Net Income net of, with respect to any Restricted Payment that constitutes an Investment in any particular Person made in reliance on this clause, the return thereon received after the Closing Date as a result of any sale for cash or Cash Equivalents, repayment, redemption, liquidating distribution or other realization for cash or Cash Equivalents, not to exceed the amount of Investments made after the Closing Date in such Person in reliance on this clause);

(xii) the purchase, repurchase, redemption, acquisition or retirement for nominal value of common stock or preferred stock purchase rights in each case issued in connection with any shareholder rights plan that may be adopted by the Borrower;

(xiii) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Borrower or any of its Subsidiaries pursuant to any share repurchase plan approved by the Borrower’s Board of Directors; provided, however, that the aggregate amount of such repurchases shall not exceed $~~7.5~~25.0 million in any twelve-month period;

(xiv) the making by the Borrower of quarterly dividend payments in respect of common stock of the Borrower of no more than $~~0.10~~0.25 per share; and

(xv) to the extent no Default in any payment in respect of principal or interest under this Agreement, the ABL Credit Agreement or any Debt in excess of the Threshold Amount or Event of Default has occurred and is continuing or will occur as a consequence thereof, other Restricted Payments; provided that the Consolidated Leverage Ratio shall not be in excess of ~~3.00~~3.50 to 1.00 on a pro forma basis immediately after giving effect to such Restricted Payment.

If the Borrower makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Borrower, would be permitted under the requirements of this Agreement, such Restricted Payment shall be deemed to have been made in compliance with this Agreement notwithstanding any subsequent adjustment made in good faith to the Borrower’s financial statements affecting Consolidated Net Income.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Agreement, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to Section 7.06(b), in each case to the extent such Investments would otherwise be so counted.

If the Borrower or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with Section 7.05, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payment,” the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the net cash proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payment.”

For purposes of this Section 7.06, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

For purposes of determining compliance with this Section 7.06 , in the event that a Restricted Payment or Investment meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xv) above or clauses (a) through (r) of the definition of “Permitted Investments” or is entitled to be incurred pursuant to the first paragraph of this covenant, the Borrower will be entitled to classify such Restricted Payment or Investment (or portion thereof) on the date of its payment or date of determination or later reclassify such Restricted Payment or Investment (or portion thereof) in any manner that complies with this Section 7.06 or the definition of “Permitted Investments” and/or one or more of the exceptions contained in the definition of “Permitted Investments” as of the date of such reclassification.

Change in Nature of Business. Engage in any business other than a Permitted Business.

Transactions with Affiliates. Directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $5.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Subsidiary than those that could reasonably be expected to have been obtained in a comparable arm’s-length transaction by the Borrower or such Subsidiary with an unaffiliated party; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, the Borrower delivers to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the Borrower approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above~~; and~~.

~~(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, the Borrower must obtain and deliver to the Administrative Agent a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to the Borrower or such Restricted Subsidiary, as the case may be, from a financial point of view.~~

The foregoing limitations do not limit, and shall not apply to:

(1) Restricted Payments permitted under Section 7.06;

(2) the payment of reasonable and customary compensation and indemnities and other benefits to members of the Board of Directors of the Borrower or a Restricted Subsidiary who are outside directors;

(3) the payment of reasonable and customary compensation (including awards or grants in cash or securities and other payments) and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Borrower or any Restricted Subsidiary as determined by the Board of Directors thereof in good faith;

(4) transactions between or among the Borrower and/or its Restricted Subsidiaries;

(5) any agreement or arrangement as in effect on the Closing Date and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the Lenders in any material respect;

(6) any contribution of capital to the Borrower;

(7) transactions permitted by, and complying with, Section 7.04 hereof;

(8) any transaction with a joint venture, partnership, limited liability company or other entity that would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity;

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and on terms that are not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, as determined in good faith by the Borrower, than those that could reasonably be expected to be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Borrower;

(10) transactions effected as part of a Qualified Receivables Transaction;

(11) loans (or Guarantees of third-party loans) and advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $10.0 million at any one time outstanding for travel, entertainment, relocation and analogous ordinary business purposes;

(12) the issuance or sale of any Equity Interests (other than Disqualified Equity Interests) of the Borrower; and

(13) the Transactions and the payment of fees and expenses in connection with the Transactions.

Burdensome Agreements. Directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction on (x) the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Equity Interests owned by the Borrower or any Restricted Subsidiary or pay any Debt or other obligation owed to the Borrower or any Restricted Subsidiary, (ii) make loans or advances to the Borrower or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Borrower or any Restricted Subsidiary or (y) the ability of the Borrower or any of its Restricted Subsidiaries (other than any Foreign Subsidiaries or any Excluded Subsidiaries) to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of its property, assets or revenues constituting Collateral as and to the extent contemplated by this Agreement and the other Loan Documents, whether now owned or hereafter acquired.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Closing Date, including pursuant to the ABL Loan Documents, the ~~2020 Notes, the~~ 2023 Notes, the ~~SunBelt Guarantee~~2025 Notes, the 2030 Notes and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings, of any of the foregoing agreements or documents, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, in the good faith judgment of the Borrower, are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Closing Date or refinancings thereof;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary on or after the Closing Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d) any instrument governing Debt or Equity Interests of a Person acquired by the Borrower or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Equity Interests was ~~incurred~~Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted to be Incurred under Section 7.02;

(e) any encumbrance or restriction under the 2020 Notes, the 2023 Notes, the 2025 Notes or the Loan Documents or any documents governing (x) any Incremental Equivalent Debt Incurred under Section 2.14 or (y) any Refinancing Equivalent Debt Incurred under Section 2.15;

(f) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (b) through (e), so long as the encumbrances and restrictions contained in any such renewal, refunding, replacement, refinancing or extension agreement are no less favorable in any material respect to the Lenders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Borrower;

(g) customary provisions restricting subletting or assignment of any lease, contract, or license of the Borrower or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(h) any encumbrance or restriction by reason of applicable law, rule, regulation, order, license, permit or similar restriction;

(i) any encumbrance or restriction under the sale of assets or Equity Interests, including, without limitation, any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(j) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(k) customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;

(l) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (x)(iii) of the first paragraph of this Section 7.09;

(m) Liens permitted under Section 7.01 securing Debt otherwise permitted to be Incurred under Section 7.02, that limit the right of the debtor to dispose of the assets subject to such Liens;

(n) any Non-Recourse Receivable Subsidiary Debt or other contractual requirements of a Receivable Subsidiary that is a Restricted Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivable Subsidiary or the receivables and related assets described in the definition of Qualified Receivables Transaction which are subject to such Qualified Receivables Transaction;

(o) any other agreement governing Debt entered into after the Closing Date that contains encumbrances and restrictions that are either (i) not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Closing Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Closing Date~~; and~~ or (ii) not materially more disadvantageous to Lenders than is customary in comparable financings of such type (as determined by the Borrower in good faith, which determination shall be conclusive) and in the case of subclause (ii) either (x) the Borrower determines (in good faith) that such encumbrance or restriction will not materially impair the Borrower’s ability to make principal or interest payments on the Loans or (y) such encumbrances or restrictions apply only during the continuance of a default in respect of payment or a financial maintenance covenant relating to such Debt; and

(p) existing under any agreement relating to Debt Incurred by Foreign Subsidiaries permitted to be Incurred pursuant to Section 7.02 and Refinancing Debt in respect thereof; provided that such restrictions are customary for a financing of such type and apply only to the Persons Incurring such Debt (including Guarantees thereof) and their Subsidiaries.

Nothing contained in this Section 7.09 shall prevent the Borrower or any Restricted Subsidiary from (i) creating, ~~incurring~~Incurring , assuming or suffering to exist any Liens otherwise permitted under Section 7.01 or (ii) restricting the sale or other disposition of property or assets of the Borrower or any of its Restricted Subsidiaries that secure Debt of the Borrower or any of its Restricted Subsidiaries Incurred in accordance with Section 7.01 and Section 7.02 hereof.

Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 [Reserved].

Limitation on Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction unless:

(1) the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property sold,

(2) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Borrower and such Restricted Subsidiary comply with Section 7.02, and

(3) at or after such time the Borrower and such Restricted Subsidiary also comply with Section 7.04, if applicable.

Amendments of Certain Documents. Amend or otherwise modify (a) any of its Organization Documents in a manner materially adverse to the Administrative Agent and the Lenders taken as a whole (as determined in good faith by the Borrower) and (b) any term or condition of any Junior Debt in any manner materially adverse to the interests of the Administrative Agent and the Lenders taken as a whole (as determined in good faith by the Borrower).

Accounting Changes. Make any change in (a) its accounting policies or reporting practices, except as required or permitted by GAAP or (b) its fiscal year unless to conform to the accounting policies or reporting practices or fiscal year, as applicable, of the Borrower.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within three days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, Section 6.05 (solely as it relates to good standing in its jurisdiction of organization) or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) a Responsible Officer of such Loan Party becoming aware of such default or (ii) receipt by such Loan Party of notice from the Administrative Agent or any Lender of such default; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt or the beneficiary or beneficiaries of any Debt arising pursuant to a Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (whether or not exercised), with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its Stated Maturity, or otherwise to become payable or cash collateral in respect thereof to be demanded; provided that this clause (e) shall not apply to secured Debt that becomes due (and is paid in full and otherwise discharged within five Business Days of initially becoming due) as a result of the voluntary sale or transfer of the property or assets securing such Debt, if such sale or transfer is permitted hereunder and under the documents providing for such Debt; provided, further, an “Event of Default” under the ABL Credit Agreement shall not constitute an Event of Default hereunder unless and until (x) the ABL Lenders have actually declared all obligations thereunder to be immediately due and payable in accordance with the terms of the

ABL Credit Agreement and such declaration has not been rescinded by the ABL Lenders on or before such date or (y) the Borrower has failed to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of the ABL Facility; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment is not timely controverted or continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and is not timely controverted or continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy or a stay of enforcement thereof is not in effect; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute or decline coverage), or (ii) any one or more final judgments other than for the payment of money, that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which the same is not discharged, satisfied, vacated, or bonded pending appeal, or (C) a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) Except as would not reasonably expected to result in a Material Adverse Effect, an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted in liability of the Borrower in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. The validity or enforceability of any material provision of any Loan Document, shall at any time for any reason (other than the failure of the Administrative Agent to file UCC-1 financing statements or fixture filings, file or record any Mortgage or maintain possession of stock certificates or debt securities that have been delivered to it and other than as a result of any transaction permitted by this Agreement or after the satisfaction of the Obligations) cease to be in full force and effect or be declared to be null and void, or any Loan Party or its Restricted Subsidiaries purport to revoke, terminate or rescind any provision of any Loan Document, or a proceeding shall be commenced by a Loan Party or its Restricted Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Restricted Subsidiaries shall deny that such Loan Party or its Restricted Subsidiaries has any liability or obligation purported to be created under any Loan Document;

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral and Other Documents. Any Collateral Document shall fail or cease to create a valid and perfected and, except to the extent set forth in the ABL Intercreditor Agreement, and to the extent Permitted Liens have priority, first priority Lien on the Collateral purported to be covered thereby (except (x) as a result of a transaction permitted by this Agreement, (y) with respect to Collateral with a collective fair market value of less than the Threshold Amount or (z) as a result of the failure of the Administrative Agent to file UCC-1 financing statements or fixture filings, file or record any Mortgage or maintain possession of stock certificates or debt securities that have been delivered to it) or the subordination provisions contained in any agreement related to any Subordinated Debt shall cease to be in full force and effect or to give the Administrative Agent or Lenders the rights, powers and privileges purported to be created thereby.

Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, (a) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and (b) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of (i) that portion of the Obligations constituting unpaid principal of the Loans and (ii) the Secured Hedge Obligations and Bank Product Obligations, in each case, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Citi to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(f) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and, without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Syndication Agent, Bookrunners or Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender hereunder.

Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

Collateral and Guaranty Matters. Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent (x)(i) Bank Product Obligations and (ii) Secured Hedge Obligations not yet due and payable, and (y) indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale to a person that is not a Loan Party permitted hereunder or any sale or transfer that is not prohibited hereunder or under any other Loan Document to a person that is not a Loan Party, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b) to release any Guarantor from its obligations under the Guaranty if such Person becomes an Unrestricted Subsidiary or Excluded Subsidiary or ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(m) or in connection with a Permitted Encumbrance that is entered into in the ordinary course of business and is not an Asset Sale.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, upon the receipt of an Officer’s Certificate, at the Borrower’s reasonable expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Withholding Tax. To the extent required by applicable Law (including for this purpose, pursuant to any agreements entered into with a Governmental Authority), the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any interest, additions to Tax or penalties thereto, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by an Administrative Agent shall be deemed presumptively correct absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.11. The agreements in this Section 9.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.

9.12 Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.12 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.12(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.12(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 10.06 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower or any other Loan Party relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party or their respective Subsidiaries for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

~~(h) Notwithstanding anything to the contrary herein or in any other Loan Document, as of the Amendment No. 7 Effective Date, and unless and until otherwise amended, this Section 9.12 shall apply solely to the Term B-6 Loans and Term B-6 Commitments and the Term B-6 Lenders thereunder.~~

ARTICLE X

MISCELLANEOUS

Amendments, Etc. Except as otherwise expressly set forth in this Agreement (including Section 3.07), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01, without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any scheduled payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such scheduled payment;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(e) change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans;

(f) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(h) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(i) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of the Required Lenders;

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, error, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, (ii) the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with the provision of any Additional Commitments or any borrowing of Additional Term Loans to effect the provisions of Section 2.14 or any borrowing of Refinancing Term Loans to effect the provisions of Section 2.15 or otherwise to effect the provisions of Section 2.14 or Section 2.15, or in connection with the entry into any intercreditor agreement expressly contemplated hereunder and (iii) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 3.03(a)(ii) in accordance with the terms of Section 3.03(a)(ii).

10.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in each relevant jurisdiction,), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, Syndication Agent,

Bookrunners, Lead Arrangers or any Lender (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lenders), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that in the case of charges of outside counsel, such payment shall be limited to the fees, disbursements and other charges of (x) one transaction counsel, (y) if reasonably necessary (as determined by the Administrative Agent), one local counsel in each relevant jurisdiction and (z) if reasonably necessary (as determined by the Administrative Agent), regulatory and specialist counsel (and, in each case, in the case of an actual or a potential conflict of interest, (A) one additional counsel for each affected person (or group of persons) and (B) if necessary, one local, regulatory and/or specialist counsel for each affected person (or group of persons) in any relevant jurisdiction.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), Syndication Agent, Bookrunners, Lead Arrangers each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of counsel for any Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution, enforcement or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials at, on, under or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries requiring assessment, remediation or response action under any Environmental Law, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or such Indemnitee’s Affiliates or any of its or their respective Related Parties, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s (or any of its Related Parties’) obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its affiliates and that is brought by an Indemnitee against any other Indemnitee (other than claims against an Indemnitee acting in its capacity as Administrative Agent or Arranger hereunder unless such claims arise from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable judgment)); provided further that with respect to each claim (or related series of claims), in the case of charges of outside counsel, such payment shall be limited to the fees, disbursements and other charges of (x) one counsel, (y) if reasonably necessary (as determined by the Administrative Agent), one local counsel in each relevant jurisdiction and (z) if reasonably necessary (as determined by the Administrative Agent), regulatory and specialist counsel (and, in each case, in the case of an actual or a potential conflict of interest, (A) one additional counsel for each affected person (or group of persons) and (B) if necessary, one local, regulatory and/or specialist counsel for each affected person (or group of persons) in any relevant jurisdiction. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment (i) in connection with the initial syndication of the Initial Loans held by Citibank, N.A., (ii) in connection with initial syndication of any Additional Term B-1 Loans held by the Additional Term B-1 Lender, (iii) of any Additional Term B-1 Loans by the Additional Term B-1 Lender to a Non-Exchanging Lender, (iv) in connection with initial syndication of any Additional Term B-2 Loans held by the Additional Term B-2 Lender, (v) of any Additional Term B-2 Loans by the Additional Term B-2 Lender to an Amendment No. 3 Non-Exchanging Lender, (vi) in connection with initial syndication of any Additional Term B-3 Loans held by the Additional Term B-3 Lender, (vii) of any Additional Term B-3 Loans by the Additional Term B-3 Lender to an Amendment No. 4 Non-Exchanging Lender, (viii) in connection with initial syndication of any Additional Term B-4 Loans held by the Additional Term B-4 Lender, (ix) of any Additional Term B-4 Loans by the Additional Term B-4 Lender to an Amendment No. 5 Non-Exchanging Lender, (x) in connection with initial syndication of any Additional Term B-5 Loans held by the Additional Term B-5 Lender, (xi) of any Additional Term B-5 Loans by the Additional Term B-5 Lender to an Amendment No. 6 Non-Exchanging Lender, (xii) in connection with the initial syndication of the Term B-6 Loans held by Morgan Stanley Bank, N.A. and (xiii) of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) except in the case of (t) an assignment in connection with the initial syndication of the Initial Loans held by Citibank, N.A., (u) an initial assignment of the Additional Term B-1 Loans held by the Additional Term B-1 Lender either to a Non-Exchanging Lender or in connection with the initial syndication of such Additional Term B-1 Loans, (v) an initial assignment of the Additional Term B-2 Loans held by the Additional Term B-2 Lender either to an Amendment No. 3 Non-Exchanging Lender or in connection with the initial syndication of such Additional Term B-2 Loans, (w) an initial assignment of the Additional Term B-3 Loans held by the Additional Term B-3 Lender either to an Amendment No. 4 Non-Exchanging Lender or in connection with the initial syndication of such Additional Term B-3 Loans, (x) an initial assignment of the Additional Term B-4 Loans held by the Additional Term B-4 Lender either to an Amendment No. 5 Non-Exchanging Lender or in connection with the initial syndication of such Additional Term B-4 Loans (y) an initial assignment of the Additional Term B-5 Loans held by the Additional Term B-5 Lender either to an Amendment No. 6 Non-Exchanging Lender or in connection with the initial syndication of such Additional Term B-5 Loans or (z) an assignment in connection with the initial syndication of the Term B-6 Loans held by Morgan Stanley Bank, N.A., the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to ~~the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to~~ any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause  (~~B~~A), (~~C~~B) to a natural person or (~~D~~C) solely to the extent that the list of Disqualified Lenders has been provided to the Administrative Agent and posted to the Lenders, to a Disqualified Lender.

(vi) Assignments to Certain Persons. Assignments of Loans to any Purchasing Borrower Party shall be permitted through open market purchases and/or “Dutch auctions”, so long as any offer to purchase or take by assignment (other than through open market purchases) by such Purchasing Borrower Party shall have been made to all Lenders, so long as (i) no Event of Default has occurred and is continuing and (ii) the Loans purchased are immediately cancelled.

(vii) Contribution to Purchasing Borrower Party. Upon any contribution of Loans to the Borrower or any Restricted Subsidiary and upon any purchase of Loans by a Purchasing Borrower Party, (A) the aggregate principal amount (calculated on the face amount thereof) of such Loans shall automatically be cancelled and retired by the Borrower on the date of such contribution or purchase (and, if requested by the Administrative Agent, with respect to a contribution of Loans, any applicable contributing Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in such Loans to the Borrower for immediate cancellation) and (B) the Administrative Agent shall record such cancellation or retirement in the Register.

(~~vi~~viii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower, any of the Borrower’s Affiliates or Subsidiaries or, solely to the extent that the list of Disqualified Lenders has been provided to the Administrative Agent and posted to the Lenders, to a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections (it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in such Lender’s Participant Register as the owner of such participation for all purposes of this Agreement, including payments of interest and principal, notwithstanding any notice to the contrary. The portion of the Participant Register relating to any Participant requesting payment from the Borrower under the Loan Documents shall be made available to the Borrower upon reasonable request. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, not to be unreasonably withheld.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender and its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, INCLUDING WITH RESPECT TO COLLATERAL, AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Lead Arrangers are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Lead Arrangers have any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Lead Arrangers have any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Electronic Execution of ~~Assignments and Certain Other~~Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in ~~any Assignment and Assumption or in any amendment or other modification hereof (~~this Agreement and the other Loan Documents, including waivers and consents~~)~~ and any Assignment and Assumption, shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Patriot Act.

Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

Intercreditor Agreements and the Acknowledgment. Each Lender grants the Administrative Agent the power to enter into the Intercreditor Agreements and to bind such Lender to the provisions thereof. Notwithstanding anything herein to the contrary, the Lien and security interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement shall govern and control except as expressly set forth in such Intercreditor Agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Administrative Agent (and the other Secured Parties) with respect to the “Revolving Loan Priority Collateral” (as defined in the ABL Intercreditor Agreement) shall be subject to the terms of the ABL Intercreditor Agreement. Until the “Discharge of Revolving Loan Debt” (as defined in the ABL Intercreditor Agreement), the delivery of any “Revolving Loan Priority Collateral” (as defined in the ABL Intercreditor Agreement) to the “Revolving Loan Agent” (as defined in the ABL Intercreditor Agreement) pursuant to the “Revolving Loan Documents” (as defined in the ABL Intercreditor Agreement) shall satisfy any delivery requirement hereunder or under any other Loan Document with respect to such Revolving Loan Priority Collateral.

Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

10.21 ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each of the Administrative Agent, the Arrangers, the Amendment No. 6 Arrangers, the Amendment No. 7 Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each of the Administrative Agent, the Arrangers, the Amendment No. 6 Arrangers, the Amendment No. 7 Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger, any Amendment No. 6 Arranger, any Amendment No. 7 Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b) As used in this Section 10.22, the following terms have the following meanings:

“ BHC Act Affiliate” of a party means an “affiliate ” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“ Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“ Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC ” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

~~10.22~~10.23 ORIGINAL ISSUE DISCOUNT LEGEND. THE TERM B-6 LOANS MADE ON THE AMENDMENT NO. 7 EFFECTIVE DATE HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF SUCH TERM B-6 LOANS MAY BE OBTAINED BY WRITING TO THE CHIEF FINANCIAL OFFICER OF THE BORROWER AT 33587 WALKER ROAD, AVON LAKE, OHIO 44012.

[Signature Pages Omitted.]